UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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WINDSTREAM HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4001 North Rodney Parham Road
Little Rock, Arkansas 72212
Telephone: (501) 748-7000
www.windstream.com
____________________

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To be Held May 21, 2018
10:00 a.m. (central time)
____________________

To the Stockholders of Windstream Holdings, Inc.:

Notice Is Hereby Given That the 2018 annual meeting of stockholders (the “Annual Meeting”) of Windstream Holdings, Inc. (“Windstream”) will be held on Monday, May 21, 2018, at 10:00 a.m. (central time). The Annual Meeting will be conducted virtually, and stockholders may join via a live webcast by visiting www.virtualshareholdermeeting.com/WIN18. You are cordially invited to join the Annual Meeting. Because the virtual Annual Meeting is being conducted electronically, stockholders will not be able to attend the Annual Meeting in person. The Annual Meeting is being held for the following purposes:

1.

To elect the nine directors listed in the Proxy Statement to serve until the 2019 annual meeting of stockholders or until their successors are duly elected or until the earliest of their removal, resignation, or death;

2.	To approve a non-binding advisory resolution on Windstream’s executive compensation;

3.

To approve an amendment to the Certificate of Incorporation of Windstream to: (i) effect a reclassification (or reverse stock split) of Windstream common stock, par value $0.0001 per share, whereby each outstanding five (5) shares of common stock would be combined into and become one (1) share of common stock and (ii) reduce the total number of shares of common and preferred stock that Windstream may issue from 375,000,000 and 33,333,333, respectively, to 75,000,000 and 6,666,667, respectively;

4.

To approve an amendment to the Windstream 2006 Equity Incentive Plan to increase the number of shares of Windstream common stock available for issuance under the plan by 9,600,000 shares (or 1,920,000 post-reverse stock split shares if Proposal No. 3 is approved);

5.	To approve an amendment to extend the term of Windstream’s Rights Plan designed to protect the substantial tax benefits of Windstream’s net operating loss (NOL) carryforwards;

6.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream to enable stockholders to call special meetings of stockholders under certain circumstances;

7.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream to eliminate super-majority voting provisions;

8.	To ratify the appointment of PricewaterhouseCoopers LLP as Windstream’s independent registered public accountant for 2018;

9.	To consider one stockholder proposal, if properly presented at the Annual Meeting; and

10.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

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Only holders of common stock of record at the close of business on March 22, 2018, are entitled to notice of the Annual Meeting or at any adjournment or postponement thereof.

On April 10, 2018, we began mailing to many of our stockholders a notice of internet availability of proxy materials. This notice contains instructions on how to access our Annual Meeting materials, including our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and to vote online. The notice also includes instructions on obtaining a paper copy of the Annual Meeting materials. Any stockholder who does not receive such a notice will receive a full set of Annual Meeting materials in printed form by mail or in electronic form by e-mail.

To ensure that your vote is counted at the Annual Meeting, please vote as soon as possible and preferably in advance of the Annual Meeting.

YOUR VOTE IS IMPORTANT. Your failure to vote will constitute a vote AGAINST the reverse stock split proposal (Proposal No. 3) and two important corporate governance proposals (Proposal Nos. 6 and 7).

By Order of the Board of Directors,

KRISTI MOODY
Senior Vice President - General Counsel & Corporate Secretary

Little Rock, Arkansas
April 10, 2018

Important notice regarding the availability of proxy materials for the 2018 Annual Meeting of Stockholders to be held on May 21, 2018: Windstream’s Proxy Statement and Annual Report to security holders for the fiscal year ended December 31, 2017 are also available at www.windstream.com/investors.

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PROXY SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement, but does not contain all of the information you should consider before voting your shares. For complete information regarding the proposals to be voted on at the Annual Meeting and our fiscal year 2017 performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

INFORMATION ABOUT OUR 2018 ANNUAL MEETING OF STOCKHOLDERS

Date:	Monday, May 21, 2018

Time:	10:00 a.m. (central time)

Location:	Via the internet: www.virtualshareholdermeeting.com/WIN18

Record Date:	March 22, 2018 (holders of our common stock at the close of business on the record date may vote)

ADVANCE VOTING You may vote in advance using one of the methods listed below. Even if you plan to join the virtual Annual Meeting, please vote right away:

●	Vote online by visiting the website listed on your proxy card/voting instruction form.
●	Vote by telephone by calling the telephone number on your proxy card/voting instruction form.
●	Vote by mail by signing, dating and returning your proxy card/voting instruction form in the enclosed envelope.

PROPOSALS AND VOTING RECOMMENDATIONS

	Proposal	Board Recommendation	Votes Required for Approval	Page #
1.	Election of the nine directors listed in this Proxy Statement	FOR	Majority of votes cast	17
2.	Advisory vote on Windstream’s executive compensation	FOR	Majority of votes cast	56
3.	Charter amendment to effect a reverse stock split and authorized share count reduction	FOR	Majority of outstanding shares	58
4.	Increase authorized shares for the Equity Incentive Plan	FOR	Majority of votes cast	64
5.	Approval of amendment to extend Windstream’s NOL Rights Plan	FOR	Majority of votes cast	73
6.	Charter and bylaw amendments to enable stockholders to call special meetings	FOR	66 ⅔% of outstanding shares	77
7.	Charter and bylaw amendments to eliminate super-majority voting provisions	FOR	66 ⅔% of outstanding shares	79
8.	Ratification of appointment of independent accountant	FOR	Majority of votes cast	82
9.	Stockholder Proposal	AGAINST	Majority of votes cast	84

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DIRECTOR NOMINEES The following table contains information about the director nominees for election to our Board of Directors. Each nominee is currently a director, and the chart reflects the Board Chair position and Committee composition in effect as of May 1, 2018.

Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Governance Committee
Alan L. Wells* Chairman of the Board	58	2010	Yes
Tony Thomas President & CEO	46	2014	No
Samuel E. Beall, III	67	2006	Yes
Jeannie Diefenderfer	57	2016	Yes
Jeffrey T. Hinson	63	2006	Yes
William G. LaPerch	62	2014	Yes
Dr. Julie A. Shimer	65	2017	Yes
Michael G. Stoltz	67	2014	Yes
Walter L. Turek	65	2017	Yes

Member	Chair	Financial Expert

*	While he currently does not serve and will not serve on the Audit Committee during the upcoming Board term, the Board has determined that Mr. Wells qualifies as a Financial Expert.

Pursuant to Windstream’s Corporate Governance Board Guidelines, the Board believes the optimal number of Board members is nine, unless circumstances justify increasing the size of the Board. In connection with the acquisition of EarthLink Holdings Corp. (“EarthLink”), the Board determined that increasing the size of the Board and inviting certain EarthLink board members to become Windstream directors would be beneficial to the Board as it addressed transition and integration activities following closing of the transaction. Accordingly, in February 2017, the Board increased its size to twelve and appointed three members from the EarthLink board of directors. In February 2018, the Board determined it was appropriate to return to the optimal number of nine directors, reducing expenses associated with Board activities and simplifying its overall structure. As a result, Carol B. Armitage, Larry Laque and Marc F. Stoll will not stand for re-election at the Annual Meeting, and their service as directors will end as of the Annual Meeting. We acknowledge with gratitude the years of service of these directors and their invaluable contributions to Windstream, its management team, and to the Board. In conjunction with their departure and in recognition of their distinguished service, each of these directors will receive grants of unrestricted common stock valued at $100,000.

REVERSE STOCK SPLIT

The Board has adopted a resolution approving, subject to approval by our stockholders, a proposed amendment to the Company’s charter to (i) effect a reclassification (or reverse stock split) of our common stock, and (ii) decrease the number of authorized shares of our common stock and our preferred stock in proportion to the reclassification. Pursuant to the proposed amendment, on the effective date thereof, each outstanding five (5) shares of common stock would be combined into and become one (1) share of common stock and the number of authorized shares of our common stock would be decreased from 375,000,000 shares to 75,000,000 shares and the number of authorized shares of our preferred stock will be decreased from 33,333,333 shares to 6,666,667 shares.

The main reasons for proposing the reverse stock split are to increase the trading price for Windstream common stock and to attract a broader investor base. For additional information about this proposal, see page 58.

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CORPORATE GOVERNANCE

Windstream is committed to good corporate governance that promotes the long-term interests of stockholders, strengthens the accountability of the Board of Directors and management to our stockholders, and bolsters public trust in Windstream. Key corporate governance practices include:

Board Independence	●8 out of 9 director nominees are independent ●CEO is the only management director ●The independent directors regularly convene sessions without the presence of management
Board Composition
●Resignation policy for directors who fail to receive a majority of votes cast
●Annual assessment of Board performance through board and committee self-evaluations and periodic third-party evaluations
●Governance Committee takes a leading role in considering Board structure, size, and refreshment in light of Company circumstances, as well as qualifications of current directors and director candidates
●Mandatory retirement age of 72 for directors (lowered from age 75 to age 72 in 2017)

Leadership Structure	●Separation of Board Chair and CEO roles ●Independent Board Chair ●Structure contributes to effective Board oversight of management and significant independent director leadership
Risk Oversight
●Board oversees risk oversight responsibilities of management
●Board and Audit Committee review annual risk assessment prepared by Internal Audit Department
●Audit Committee monitors cybersecurity risks presented to the Company
●Compensation Committee reviews annual risk assessment of executive compensation

Stockholder Attributes
●Well-developed stockholder engagement program
●2015 adoption of proxy-access bylaw in response to stockholder outreach
●Company support of governance changes (e.g., special meeting rights, elimination of super-majority provisions) in light of stockholder feedback
●Annual stockholder advisory vote on executive compensation, with the frequency of the vote affirmed by stockholders in 2017
●Executive compensation design changes in response to stockholder feedback

Succession Planning	●Governance Committee monitors, and the Board periodically reviews, succession planning for Board members, the CEO and senior executives

Stockholder Outreach. We value our stockholders’ input and support and are responsive to their concerns. We maintain an ongoing dialogue with our stockholders and seek their viewpoints on corporate governance and compensation matters. During 2017, Windstream management actively engaged with stockholders and offered to meet, or met, with stockholders representing approximately 37% of our outstanding shares to ensure that we understand and, to the extent possible, address their concerns and observations with respect to corporate governance and compensation policies. Based on these discussions and consistent with the Board’s solid corporate governance practices, Windstream is once again recommending to stockholders two important corporate governance proposals to amend the Company’s charter and bylaws (i) to enable stockholders holding 20% or more of our outstanding stock to call special meetings of stockholders in certain circumstances; and (2) to eliminate “super majority” voting requirements. For more information on these management proposals, see Proposal No. 6 and Proposal No. 7 in this Proxy Statement. Additionally, our executive compensation program for 2017 is, in part, based on our stockholders’ past feedback regarding preferences for different performance metrics for short-term and long-term incentive compensation.

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2017 PERFORMANCE RESULTS

In 2017, the Company continued to execute its focused operational strategy to drive improved financial results while effectively allocating capital and optimizing the balance sheet. During the year, we advanced our strategy with the following achievements:

●

Completed the acquisitions of EarthLink Holdings Corp. and Broadview Networks Holdings, Inc. — which added key strategic capabilities and product offerings, including SDWAN and OfficeSuite, creating a stronger, more competitive company

●	Achieved strong strategic sales growth (SDWAN, UCaaS, On-net services) - exited 2017 with these strategic sales representing almost 40% of total enterprise sales
●	Developed and launched SDWAN Concierge – our flagship SDWAN product, as well as offering OfficeSuite across our entire company footprint
●	Expanded Enterprise Contribution Margin – by 160 basis points year-over-year
●	Continued margin improvement – exited 2017 at the highest adjusted OIBDAR margin rate since prior to the EarthLink acquisition
●	Improved broadband penetration of higher speeds – more than doubled our ILEC customers receiving speeds at 25 mbps or higher in 2017
●	Grew Consumer average revenue per unit – for the 12th consecutive quarter
●	Advanced Network Capabilities – through network investments of $839 million to advance the business unit strategies and create new sales opportunities
●	Consolidated our business units – to better align to our operating strategy with our key strategic products and to drive efficiencies
●	Significantly improved our debt maturity profile of our balance sheet - with key refinancing activities and debt repurchases

These accomplishments demonstrate strong execution against our operational, strategic and balance sheet goals. They have transformed Windstream into a very different company than one year ago and have positioned Windstream for continued success in 2018 and beyond.

EXECUTIVE COMPENSATION & COMPANY PERFORMANCE HIGHLIGHTS

Windstream’s executive compensation program for 2017 was designed to achieve the following objectives:

●	Provide competitive total compensation opportunities to attract and retain high-performing executives;
●	Align the Company’s compensation plans with its short- and long-term business strategies;
●	Align the financial interests of the Company’s executives with those of its stockholders through stock-based incentives and ownership requirements; and
●	Provide a high correlation between pay and performance by making a significant portion of total compensation variable and differentiating awards based on Company performance.

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Highlights of our executive compensation program include:
What We Do		What We Don't Do
☑	Significant portion of pay “at risk” and aligned with the company’s strategic goals	☒	No excessive perquisites or special perquisites for former executives
☑	Compensation Committee conducts an annual compensation strategy meeting to align compensation to company strategy	☒	No excessive severance benefits
☑	The Compensation Committee utilizes an independent compensation consultant which provides no other services to the company	☒	No single-trigger equity acceleration or excessive severance benefits
☑	Maintain stock ownership guidelines for CEO, NEOs and Board of Directors	☒	No tax gross-ups on perquisites or change-in-control benefits
☑	Have a robust clawback policy with respect to cash and equity incentive awards	☒	No hedging or pledging of Windstream stock per insider trading policy

2017 Compensation Framework

As in prior years, the 2017 executive compensation program was designed to align compensation outcomes with the interests of our stockholders by tying a substantial portion of the executive officers’ annual target total compensation opportunities to Company performance in both the short- and long-term. In making compensation decisions for 2017, the Compensation Committee considered:

●	External alignment to industry pay levels and practices;
●	Internal alignment with the Company’s business strategy and priorities;
●	Feedback from engagement with stockholders; and
●

The results of our annual advisory votes on executive compensation (commonly referred to as a “say-on-pay” vote), which received favorable votes of 95%, 90% and 92% of votes cast on the say-on-pay proposals presented at the 2017, 2016 and 2015 annual meetings of stockholders, respectively.

After thoughtful review and consideration of these factors, including the substantial support for our overall executive compensation program as evidenced by the last three “say-on-pay” votes, no material changes were made to the executive compensation framework for 2017.

2017 Compensation Results

The Compensation Committee sets rigorous financial metrics tied directly to the success of our strategy and the creation of long-term shareholder value. Although 2017 financial results were within targeted budgetary ranges established by the Board of Directors, Adjusted OIBDAR was at the lower end of the range and resulted in the following compensation results:

●	Short-term incentive payouts equal to 64% of target for current and former named executive officers, Tony Thomas, Robert E. Gunderman, and John P. Fletcher (based on Adjusted OIBDAR)
●	The value of time-based RSUs granted in February of 2017 declined by 75%, reflecting the decline in the Company’s stock price through December 31, 2017
●

The value of executive stock holdings, a substantial amount of which is required under our executive stock ownership policy, declined in value by 74%, reflecting the decline in the Company’s stock price during the year

Highlighting the strong alignment between pay and performance, realized total compensation (the sum of base salary, actual short-term incentive payout and actual payouts upon the vesting of equity awards) was on average 51% of target total compensation (the sum of base salary, target cash incentives and target long-term incentives granted in 2017) for the named executive officers, including Messrs. Thomas, Gunderman and Fletcher. The Board of Directors believes that the 2017 actual pay results align with the Company’s actual 2017 performance results and confirm that the executive compensation program overseen by the Compensation Committee creates a strong link between pay and performance.

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4001 North Rodney Parham Road
Little Rock, Arkansas 72212
Telephone: (501) 748-7000
www.windstream.com
_________________________

PROXY STATEMENT
_________________________

Why am I receiving Windstream’s Annual Meeting materials?

Windstream Holdings, Inc. (“Windstream” or the “Company”) delivered these materials to you in connection with Windstream’s solicitation of proxies for use at the 2018 annual meeting of stockholders (the “Annual Meeting”) to be held on May 21, 2018 at 10:00 a.m. (central time), and at any postponement(s) or adjournment(s) thereof. These materials were first sent or made available to stockholders on April 10, 2018.

You are invited to join the virtual Annual Meeting via the internet at www.virtualshareholdermeeting.com/WIN18 and are requested to vote on the proposals described in this proxy statement (this “Proxy Statement”).

Why did I receive a notice of internet availability of proxy materials instead of a full set of Windstream’s Annual Meeting materials, or vice versa?

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we are providing online internet access to the Annual Meeting materials to many of our stockholders (other than those who previously requested electronic or paper delivery or to whom we have elected to furnish a full set of materials). We mailed to these stockholders a notice of internet availability of proxy materials containing instructions on how to access the Annual Meeting materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”), how to vote online, and instructions on obtaining a paper copy of the materials, including a proxy card. The notice instructs stockholders on how to request delivery of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. All stockholders who did not receive this notice will receive a full set of the Annual Meeting materials in printed form by mail or electronically by e-mail.

What is included in Windstream’s Annual Meeting materials?

●	This Proxy Statement for the Annual Meeting;
●	Windstream’s Annual Report; and
●	If you received a full set of Windstream’s Annual Meeting materials, the proxy card or, if you are a beneficial owner of shares held in street name, a voting instruction form.
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What proposals will be voted on at the Annual Meeting?

Stockholders will vote on nine proposals as summarized in the Notice for the Annual Meeting accompanying this Proxy Statement. We encourage you to vote in advance on these proposals. The reverse stock split proposal (Proposal No. 3) requires the affirmative vote of a majority of our outstanding shares, and two of the other proposals (Proposal Nos. 6 and 7) are important corporate governance proposals that require the affirmative vote of 66 ⅔% of our outstanding shares. If you fail to vote, it will have the effect of a vote AGAINST these three proposals.

Who may vote during the Annual Meeting?

Each share of Windstream’s common stock has one vote on each matter. Only stockholders of record as of the close of business on March 22, 2018 (the “Record Date”) are entitled to receive notice of and to vote during the Annual Meeting. As of the Record Date, there were 204,641,674 shares of Windstream’s common stock issued and outstanding, held by 22,773 holders of record.

How can I join the Annual Meeting?

The Annual Meeting will be a virtual meeting conducted via live webcast. Stockholders may join and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/WIN18. The Annual Meeting will begin promptly at 10:00 a.m., central time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 a.m., central time, and you should allow ample time for the check-in procedures.

●

To vote and ask questions during the Annual Meeting, stockholders will need to follow the instructions posted at www.virtualshareholdermeeting.com/WIN18. You will need the control number provided on your notice of internet availability of the proxy materials, proxy card or voting instruction form. There will be limited time to vote at the Annual Meeting; thus, you are encouraged to vote in advance or immediately at the start of the Annual Meeting.

●

Broadridge Financial Solutions, Inc. is hosting our virtual Annual Meeting and, on the date of the Annual Meeting, will be available via telephone at 1-855-449-0991 to answer questions regarding how to join and participate in the Annual Meeting.

Why a virtual annual meeting?

As a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the United States, we embrace the latest technologies, including those that provide a new and innovative way for stockholders to attend our meetings. Accordingly, we are pleased to once again host a completely virtual Annual Meeting, which provides expanded access, improved communication and cost savings for our stockholders. A virtual meeting enables increased stockholder attendance and participation since stockholders can participate in the Annual Meeting, including the ability to vote and ask questions, from any location around the world.

However, the Company and the Board are aware of discussions within the investor community that virtual meetings do not present opportunities for stockholders to interact with directors at annual meetings. While Windstream stockholders, on the whole, have not expressed concern about our virtual meetings, and stockholder attendance at past in-person annual meetings was sparse, the Board intends to carefully review and consider alternative meeting platforms for future annual meetings, including whether to host a hybrid meeting allowing both in-person and virtual attendance by stockholders.

If I am unable to join the Annual Meeting on the internet, can I listen to the Annual Meeting by telephone?

Yes. Stockholders unable to join the Annual Meeting via the internet will be able to call 1-877-328-2502 and listen to the Annual Meeting if they provide the control number that appears on the notice of internet availability of the proxy materials, the proxy card or the voting instruction form. You will NOT be considered present at the Annual Meeting if you call in to listen. If you do not plan to join the Annual Meeting, it is important to vote immediately and in advance of the Annual Meeting as outlined in this Proxy Statement.

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What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

●

Stockholder of Record. If your shares are registered directly in your name with Windstream’s transfer agent, Computershare Investor Services, LLC, you are the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by Windstream.

●

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

How do I vote?

●

Online. You may vote online prior to the Annual Meeting by following the instructions provided in either the notice of internet availability of proxy materials or on the proxy card or voting instruction form.

●	Telephone. You may vote by calling the toll free number found on the proxy card or voting instruction form.
●	Mail. You may vote by following the instructions provided in the proxy card or voting instruction form and submitting your vote in the mail.
●

During the Annual Meeting. You may vote via the internet by following the instructions for joining and voting at the Annual Meeting posted at www.virtualshareholdermeeting.com/WIN18. The time period to vote at the Annual Meeting will be very limited. Thus, you are encouraged to vote in advance of the Annual Meeting. All proxy cards and ballots must be received by the independent inspector before the polls close at the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

Holders of a majority of the outstanding shares of common stock entitled to vote must be present or represented by proxy to hold the Annual Meeting. This is called a “quorum.” Your shares will be counted for purposes of determining if there is a quorum if you:

●	are entitled to vote and you are present or represented by proxy at the Annual Meeting; or
●	have properly voted online, by telephone or by submitting a proxy card or voting instruction form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted by the proxies named therein and, where a stockholder specifies a choice regarding a vote on the matters to be presented at the Annual Meeting, the shares will be voted by means of the proxy in accordance with the stockholder’s instructions.

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What happens if I do not give specific voting instructions?

●	Stockholders of Record. If you are a stockholder of record and you:
○	Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or
○	Sign and return a proxy card without giving specific voting instructions;

then the persons named as proxy holders on the proxy card will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and, as the proxy holders, may determine in their discretion with respect to other matters properly presented for a vote during the Annual Meeting.

●

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable rules, the organization may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization holding your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the voting requirement to approve each of the proposals?

Proposal		Stockholder Vote Required for Approval
1.	Election of directors	Majority of votes cast
2.	Advisory vote on Windstream’s executive compensation	Majority of votes cast
3.	Charter amendment to effect reverse stock split and authorized share count reduction	Majority of outstanding shares
4.	Increase authorized shares for the Equity Incentive Plan	Majority of votes cast
5.	Amendment to extend the term of Windstream’s NOL Rights Plan	Majority of votes cast
6.	Charter and bylaw amendments to enable stockholders to call special meetings	66 ⅔% of outstanding shares
7.	Charter and bylaw amendments to eliminate super-majority voting provisions	66 ⅔% of outstanding shares
8.	Ratification of appointment of independent accountant	Majority of votes cast
9.	Stockholder proposal	Majority of votes cast

Windstream’s bylaws require that, in an uncontested election, each director be elected by the affirmative vote of a majority of the votes cast for his or her election. In other words, election of a director nominee requires that the number of shares voted “for” his or her election must exceed the number of votes cast “against” such election. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the election of directors will be decided by a plurality voting standard, under which the nominees who receive the greatest number of votes cast for their election would be elected as directors. The 2018 election has been determined to be an uncontested election, and the majority-of-votes-cast voting standard will apply.

Under our bylaws, each currently serving director annually submits a contingent and irrevocable resignation in advance of the Annual Meeting that the Board may accept if the director fails to be elected by a majority of the votes cast. In that situation, the Governance Committee of the Board would consider the director’s tendered resignation and make a recommendation to the Board on whether to accept or reject the resignation or take other action. The Board will act on the Governance Committee’s recommendation within 90 days from the date the election results are certified and then publicly disclose its decision and the rationale for its decision.

Which ballot measures are considered “routine” or “non-routine”?

Ratification of the appointment of PricewaterhouseCoopers LLP as Windstream’s independent registered public accountant for 2018 (Proposal No. 8) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore, no broker non-votes are expected to exist in connection with Proposal No. 8. All other matters to be voted on at the Annual Meeting are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore, broker non-votes may exist in connection with Proposal Nos. 1-7 and Proposal No. 9.

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How are broker non-votes and abstentions treated?

Broker non-votes and abstentions (which occur when a stockholder chooses to abstain from voting on any or all proposals) are counted for purposes of determining whether a quorum is present. However, broker non-votes and abstentions will have no effect on certain of the proposals presented in this Proxy Statement because they are not considered “votes cast” under the majority-of-votes-cast voting standard. The effect of broker non-votes and abstentions on each of the proposals presented in this Proxy Statement is as follows:

Proposal		Broker Non-Votes	Abstentions
1.	Election of directors	No effect	No effect
2.	Advisory vote on Windstream’s executive compensation	No effect	No effect
3.	Charter amendment to effect a reverse stock split and authorized share count reduction	Vote against	Vote against
4.	Increase authorized shares for the Equity Incentive Plan	No effect	No effect
5.	Amendment to extend the term of Windstream’s NOL Rights Plan	No effect	No effect
6.	Charter and bylaw amendments to enable stockholders to call special meetings	Vote against	Vote against
7.	Charter and bylaw amendments to eliminate super-majority voting provisions	Vote against	Vote against
8.	Ratification of appointment of independent accountant	Not Applicable	No effect
9.	Stockholder proposal	No effect	No effect

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote during the Annual Meeting. You may change your vote via the internet or by telephone (in which case only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by joining the Annual Meeting and voting virtually via the internet at www.virtualshareholdermeeting.com/WIN18. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company’s Corporate Secretary prior to the Annual Meeting at the following address: 4001 North Rodney Parham Road, Little Rock, Arkansas 72212.

Is my vote important?

Yes. The agenda for this Annual Meeting contains important proposals, including the reverse stock split proposal (Proposal No. 3) which requires the affirmative vote of a majority of our outstanding shares and two corporate governance proposals (Proposals No. 6 and 7) which require the affirmative vote of 66 ⅔% of our outstanding shares. If you fail to vote, it will have the effect of a vote AGAINST these three important proposals.

Who should I contact if I have questions?

If you have any questions, need additional copies of the proxy materials, or need assistance in voting your shares, please call Okapi Partners, LLC, our proxy solicitation firm, toll free at 1-877-259-6290. Representatives are available Monday through Friday, 9:00 a.m. Eastern time to 9:00 p.m. Eastern time and Saturday, 10:00 a.m. Eastern time to 5:00 p.m. Eastern time.

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BOARD AND BOARD COMMITTEE MATTERS

Pursuant to Windstream’s Corporate Governance Board Guidelines, the Board of Directors believes the optimal number of directors is nine, unless circumstances justify increasing the size of the Board. In February 2017, and in conjunction with the EarthLink transaction to assist with transition and integration activities, the Board increased its size to twelve and added three members from the EarthLink Board. In February 2018, the Board determined, in compliance with Windstream’s bylaws, to return to the optimal number of nine directors, reducing expenses associated with Board activities and simplifying its structure. As a result, Carol B. Armitage, Larry Laque and Marc F. Stoll will not stand for re-election at the Annual Meeting, and their service as directors will end as of the Annual Meeting. We acknowledge with gratitude their years of service and invaluable contributions to Windstream, its management team, and to the Board.

This Proxy Statement contains information about the remaining nine members of our Board of Directors: Alan L. Wells, Board Chair, Tony Thomas, President & CEO, Samuel E. Beall, III, Jeannie Diefenderfer, Jeffrey T. Hinson, William G. LaPerch, Dr. Julie A. Shimer, Michael G. Stoltz, and Walter L. Turek. Each of these directors was elected at the 2017 Annual Meeting and is standing for election as a director at the Annual Meeting.

●

Independence. The Board has affirmatively determined that all directors, except Mr. Thomas, are independent directors under NASDAQ listing standards. In making these determinations, the Board considered the types and amounts of the commercial dealings between the Company and its business partners with which the directors are affiliated. All transactions with these business partners were entered into in the ordinary course of business, the amounts involved are not material and none of these individuals has a personal interest in the respective relationships. The Board determined that none of these relationships constitutes a “related-person transaction” under applicable SEC rules or would interfere with the directors’ exercise of independent judgment in carrying out their responsibilities as directors.

●

Leadership Structure. Since the inception of Windstream, the positions of Board Chair and CEO have been held by separate individuals. This structure improves the Board’s ability to exercise its oversight role over management and ensures a significant role for independent directors in the leadership of Windstream. Having an independent Board Chair also strengthens Windstream’s corporate governance structure by allowing the Chair to convene executive sessions with independent directors.

●

Executive Sessions. The Corporate Governance Board Guidelines specify that the independent directors of the Board must meet at regularly scheduled executive sessions without management and that an independent director, or Lead Director, selected from time to time by the independent directors shall preside at executive sessions of independent directors. Alan L. Wells serves as lead director in light of his appointment by the Board as chair. During 2017, executive sessions of the independent directors generally occurred at the end of each meeting of the Board and also at the end of each meeting of the committees of the Board.

Board Meetings. During 2017, there were thirteen meetings of the Board of Directors. All of the directors attended 75% or more of the Board meetings and meetings of the Board committees on which they served during the time period in which they served. All directors then serving on the Board joined the 2017 Annual Meeting for the duration of the meeting.

Board Committees. The standing committees of the Windstream Board are the Audit Committee, Compensation Committee and Governance Committee. Each Committee has a written charter and is comprised entirely of directors who the Board has determined are independent under applicable NASDAQ listing standards. A brief description of the functions of the Audit, Compensation and Governance Committees is set forth below.

●

Audit Committee. The Audit Committee held four meetings during 2017. The Audit Committee assists the Board in overseeing Windstream’s consolidated financial statements and financial reporting process, significant financial risks, disclosure controls and procedures and systems of internal accounting and financial controls, independent accountant’s engagement, performance, independence and qualifications, internal audit functions, cybersecurity risks and incidents, and legal and regulatory compliance with ethics programs as established by Windstream management and the Board of Directors. Effective May 1, 2018, and subject to their election at the Annual Meeting, the members of the Audit Committee will be Mr. Stoltz, as Chair, Mr. Hinson and Dr. Shimer.

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○

The Board has determined that each of Messrs. Stoltz and Hinson is an “audit committee financial expert,” as defined by the rules of the SEC. Additionally, while not serving on the Audit Committee for the upcoming Board term, the Board has determined that Mr. Wells also qualifies as an “audit committee financial expert.”

●

Compensation Committee. The Compensation Committee held seven meetings during 2017. The Compensation Committee assists the Board in fulfilling its oversight responsibility related to the compensation programs, plans, and awards and stock ownership guidelines for Windstream’s directors and executive officers. For more complete information regarding the Compensation Committee, see the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee is currently comprised of Mr. LaPerch, as Chair, Mr. Beall and Mr. Turek, each of whom will continue to serve on the Compensation Committee subject to their election at the Annual Meeting.

○

Compensation Committee Interlocks and Insider Participation. During 2017, no member of the Compensation Committee had any relationship requiring disclosure under the section titled “Relationships and Certain Related Transactions” in this Proxy Statement. During 2017, none of our named executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on either our Compensation Committee or our Board of Directors.

●

Governance Committee. The Governance Committee held four meetings during 2017. The Governance Committee is currently comprised of Ms. Diefenderfer, as Chair, Mr. Hinson and Dr. Shimer, each of whom will continue to serve on the Governance Committee subject to their election at the Annual Meeting.

○

The Governance Committee oversees the director nomination process, succession planning for directors and senior executives, the annual evaluation process of the Board and the Board committees, compliance with Windstream’s related party transaction policy, spending on political activities by Windstream, and continuing education opportunities for directors. At least annually, the Governance Committee reviews and assesses Windstream’s Corporate Governance Board Guidelines and recommends any proposed changes to the Board for approval.

○

The Governance Committee identifies individuals qualified to become members of the Board and recommends director nominees to the Board for each annual meeting of stockholders. The Governance Committee identifies candidates through various methods, including recommendation from directors, management, and stockholders. The Governance Committee has the sole authority to retain search firms to identify director candidates and to approve the search firm’s fees and retention terms. The Governance Committee periodically reviews with the Board Chair and the President & Chief Executive Officer the appropriate skills and characteristics required of directors in the context of the composition of the Board and an assessment of the needs of the Board, and will seek highly qualified candidates who possess broad training and experience in strategic planning; the ability to solve problems and to build consensus among diverse viewpoints; the willingness to serve for several years to develop knowledge about Windstream’s strategy and operations; and the absence of matters that could conflict with the director’s responsibilities to Windstream. The Governance Committee considers diversity in its selection of director nominees and seeks to have a board that reflects a diverse range of views, backgrounds and experience and, in light of its thorough consideration, has not adopted a formal diversity policy. The Governance Committee also considers applicable independence requirements imposed by Windstream’s Corporate Governance Board Guidelines, NASDAQ listing standards, and applicable law, and considers the number of other boards on which a director candidate serves.

○

The Governance Committee will consider director candidates recommended by stockholders for nomination. Stockholder recommendations must be submitted to the Governance Committee at the address provided below in “Stockholder Communications.” The Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Committee will evaluate stockholder recommendations in the same manner as it evaluates all director candidates based on the candidate’s independence, qualifications, and experience. Stockholders also can nominate directors for election by following the procedures and requirements set forth in our bylaws. For additional information regarding stockholders’ ability to nominate directors for election at the 2019 annual meeting of stockholders, see “Stockholder Proposals and Director Nominations for 2019 Annual Meeting” in this Proxy Statement.

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Risk Oversight. Management of Windstream has the primary responsibility for managing the risks facing the Company, subject to the oversight of the Board. Each Committee assists the Board in discharging its risk oversight role by performing the subject matter responsibilities outlined above in the description of each Committee. The Board retains full oversight responsibility for all subject matters not assigned to Committees, including risks presented by business strategy, financing matters, competition, regulation, general industry trends, including the disruptive impact of technological changes, capital structure and allocation, mergers and acquisitions, and any other strategic initiatives. The Board supplements its ability to discharge its risk oversight role by reviewing a report on the results of an annual risk assessment of Windstream as prepared by the Internal Audit Department. This report is also used to assist Internal Audit in determining the nature and scope of its annual audit plan, subject to the review and approval of the Audit Committee. Internal Audit prepares the risk assessment by conducting interviews and surveys with Windstream’s management and other analysis to identify individual process level, Company-wide and industry risks. A summary of the top risks identified by this assessment process is presented to the Audit Committee and the Board at least annually. Additionally, on a quarterly basis, the Audit Committee reviews any cyber-security risks that may pose a threat to the Company and risk mitigation strategies concerning the risks.

●	With respect to compensation matters, the Compensation Committee has assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a material adverse effect on Windstream. To the extent that Windstream’s compensation programs create a potential misalignment of risk incentives, the Compensation Committee believes that it has adequate compensating controls to mitigate the potential impact of any such misalignment. These compensating controls include strong internal controls over financial reporting, robust stock ownership guidelines, a clawback policy for senior executives, and a three-year vesting cycle for equity-based compensation (including option awards). The result is a strong alignment between the interests of management and stockholders.

●

The Board’s discharge of its risk oversight role has not specifically affected the Board’s leadership structure discussed above. Rather, in establishing the leadership structure of the Board, risk oversight was one factor among many considered. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight role, it may make any change it deems appropriate.

Corporate Governance Documents. Windstream’s Corporate Governance Board Guidelines, its code of ethics policy entitled “Working With Integrity,” and the charters for the Audit, Compensation and Governance Committees are available on the Investor Relations page of our website at www.windstream.com/investors. Copies of each of these documents are also available to stockholders who submit a request to Windstream Holdings, Inc., Investor Relations, 4001 North Rodney Parham Road, Little Rock, Arkansas 72212.

Stockholder Communications. Stockholders and other interested parties may contact the Board of Directors, a Board committee, any particular group of directors, the Board Chair, or individual non-management directors by mail addressed to the Board, the committee, the group of directors, the Board Chair, or the individual director, c/o Corporate Secretary, 4001 North Rodney Parham Road, Little Rock, Arkansas 72212. In general, any communication delivered to the Corporate Secretary will be forwarded in accordance with the stockholder’s or other interested party’s instruction, except that the Company reserves the right not to forward abusive, threatening or otherwise inappropriate materials.

Compensation of Directors. Windstream’s Director Compensation Program was adopted in 2013 and amended in 2017 to align director compensation with market and industry standards to address retention and recruitment of highly qualified and experienced directors. It provides for the following annual compensation: (1) a restricted stock grant of $100,000; (2) a cash retainer of $90,000; (3) an additional cash retainer of $100,000 for the Board Chair; (4) additional cash retainers of $35,000, $30,000 and $25,000 for the chairs of the Audit, Compensation and Governance Committees, respectively; and (5) additional cash retainers of $17,500, $15,000 and $12,500 for members of the Audit, Compensation, and Governance Committees, respectively. Directors newly appointed or elected to the Board receive an initial restricted stock grant of $100,000. All non-employee directors have the option to elect to receive any cash retainer in the form of Windstream common stock. Board members generally receive pro-rated amounts of the annual cash retainer and the annual restricted stock grant for the portion of the first year in which they are appointed or elected to serve as a director.

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The following table shows the compensation paid to non-employee directors of the Board during 2017:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Alan L. Wells, Chair	190,000	99,997	224	$290,221
Carol B. Armitage (4)	107,500	99,997	224	$207,721
Samuel E. Beall, III	105,000	99,997	224	$205,221
Jeannie Diefenderfer	115,000	99,997	224	$215,221
Jeffrey T. Hinson	102,500	99,997	224	$202,721
William G. LaPerch	120,000	99,997	224	$220,221
Larry Laque (4)	107,500	99,997	224	$207,721
Julie A. Shimer	122,527	123,557	224	$246,308
Marc F. Stoll (4)	127,527	123,557	224	$251,308
Michael G. Stoltz	125,000	99,997	224	$225,221
Walter L. Turek	125,027	123,557	224	$248,808

(1)

In February 2016, the Board changed the Director Compensation Program to cover a compensation period between the annual meetings of stockholders, rather than each calendar year. In May 2017, the directors then serving on the Board received the full cash and committee retainers payable for the 2017-2018 Board term. All fees paid in cash to the directors in 2017 are reflected in this column.

(2)

All stock award amounts reflect the aggregate fair value on the grant date based on the closing price per share of Windstream common stock on the date of grant of the restricted stock, computed in accordance with FASB ASC Topic 718.

(3)	Amount is for travel insurance available for all directors.

(4)

Carol B. Armitage, Larry Laque and Marc F. Stoll will not stand for election at the Annual Meeting and their service as directors will end on the date of the Annual Meeting. In recognition of their years of service to the Board and invaluable contributions to the Board and its Committees, each of these directors will receive grants of unrestricted common stock valued at $100,000.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

Upon the unanimous recommendation of our Governance Committee, the Board unanimously nominated Samuel E. Beall, III, Jeannie Diefenderfer, Jeffrey T. Hinson, William G. LaPerch, Dr. Julie A. Shimer, Michael G. Stoltz, Tony Thomas, Walter L. Turek, and Alan L. Wells for election as directors at the Annual Meeting. Each nominee elected will serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified or until the earliest of their removal, resignation or death.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, FOR the election of the Board’s nine nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the Board to fill the vacancy or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Below is biographical information for each nominee, including age, a brief listing of principal occupations for at least the past five years, other major affiliations, and the specific experience, qualifications, attributes and skills that qualify each candidate to serve on Windstream’s Board of Directors.

SAMUEL E. BEALL, III Independent Director	Age: 67	Director Since: 2006
Occupation: Investment Banker/Private Investor Current Board Committees ●Compensation Future Committee Assignments ●Compensation Other Current Public Board Memberships ●None
Qualification Highlights:
✓Leadership – Former Board Chair - Public Company; Former Chairman and CEO - Public Company
✓Corporate Governance; Business Strategy and Functions; Financial Literacy and Reporting
✓Risk Management and Assessment
✓Executive Compensation Design

Biography

Mr. Beall has served as a director since November 2006. Mr. Beall is a principal in Beall Investments LLC, a private investment company, and currently serves on the board of directors of Pilot Travel Centers LLC, a private company operating travel centers and travel plazas throughout North America, and Custom Foods of America, Inc., a private company specializing in fresh and easy-to-prepare menu solutions. Mr. Beall served as chairman of the board and Chief Executive Officer of Ruby Tuesday, Inc. (NYSE: RT), which owns and operates casual dining restaurants under the Ruby Tuesday brand, from May 1995 to June 2012, and as President of Ruby Tuesday, Inc. from July 2004 to June 2012.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Beall’s qualifications for election to the Board include his experience as the chief executive officer of a public company, which provides him the ability to understand and address Windstream’s challenges and opportunities as a public company. As a former chief executive officer of a public company and a director of several private businesses, he has insight on managing complex business operations, overseeing business risk, designing compensation programs that motivate employees and align compensation with the Company’s strategic goals and objectives, developing national advertising campaigns, assessing corporate governance and risk issues, and financial reporting requirements for public companies.

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JEANNIE DIEFENDERFER Independent Director	Age: 57	Director Since: 2016
Occupation: Strategy Consultant Current Board Committees ●Governance (Chair) Future Committee Assignment ●Governance (Chair) Other Current Public Board Memberships ●None
Qualification Highlights:
✓Leadership – Board Member – Public Companies; Advisory Board Roles – Private Companies; Former Corporate Executive
✓Telecommunications/Regulated Industries Experience
✓Strategic Planning and Consulting
✓Corporate Governance

Biography

Ms. Diefenderfer has served as a director since February 2016. She is the founder and CEO of courageNpurpose, LLC, a consulting firm providing advisory services to boards and CEOs in strategic initiatives to drive operational and business efficacy. Previously, she spent over 10 years in executive leadership roles at Verizon Communications, including leading Verizon’s global customer care organization for its largest enterprise customers, serving as Chief Procurement Officer, and as Senior Vice President of Global Engineering & Planning. Ms. Diefenderfer is the chair of the Accenture Network Advisory Council, and Vice Chair of Tufts University Board of Trustees. She previously served as a director on the boards of public companies, MRV Communications, Inc., and Westell Technologies, Inc.

Skills and Qualifications Specifically Applicable to Windstream

Ms. Diefenderfer’s qualifications for election to the Board include over 28 years of technical and operational experience in the telecommunications industry, her senior executive positions, and her service on public and advisory boards, providing her the ability to offer insight on corporate governance matters and complex business issues to be addressed by Windstream. Her experience with strategic planning and advising on business matters provides her with key insight on situations arising within Windstream and knowledge regarding how to address operational matters.

JEFFREY T. HINSON Independent Director	Age: 63	Director Since: 2006

Occupation: Senior Executive

Current Board Committees
●Governance
Future Committee Assignment
●Audit
●Governance
Other Current Public Board Memberships
●Live Nation Entertainment, Inc.
●TiVo Corporation

Qualification Highlights:
✓Leadership – Board Member and Board Committee Service - Public Companies; Current and Former Senior Executive; Former CFO
✓Financial and Accounting Expertise
✓Corporate Strategy Development and Risk Oversight
✓Media and Communications Industry Knowledge

Biography

Mr. Hinson has served as a director since Windstream’s formation in 2006. Mr. Hinson has been the President of YouPlus Media LLC, a web and mobile application marketing firm, since June 2009. From July 2007 to July 2009, Mr. Hinson served as the President and Chief Executive Officer and a member of the board of directors of Border Media Partners, LLC, a Hispanic-focused radio broadcasting company. Mr. Hinson previously served in a number of roles at Univision Communications Inc., a Spanish language media company, including as Executive Vice President and Chief Financial Officer (March 2004 to June 2005) and as Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision (September 2003

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to March 2004). Since 2005, Mr. Hinson has been a director and chairman of the audit committee of Live Nation Entertainment, Inc. (NYSE: LYV), a global entertainment company that promotes live music events, operates music venues, sells tickets to entertainment and sporting events, and provides management services to music recording artists. He also serves as a director and member of the audit committee of TiVo Corporation (NASDAQ: TIVO), a provider of subscription-based DVR services and interactive video advertising. Until 2014, Mr. Hinson served as a director, audit committee member and chairman of the nominating and governance committee of Ares Commercial Real Estate Corporation (NYSE: ACRE), a specialty finance company and REIT focused on originating, investing in and managing middle-market commercial real estate loans and investments.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Hinson’s qualifications for election to the Board include his extensive professional background and experience, his previously held senior-executive level positions at two public companies for approximately 15 years, his service on other public company boards, including committee membership and committee chair roles, his extensive experience with companies in the media sector, and his financial and accounting expertise. His service on the boards of other public companies in diverse industries provides him unique insight into corporate governance matters affecting public companies and offers him a broad perspective on the challenges and opportunities facing Windstream.

WILLIAM G. LAPERCH Independent Director	Age: 62	Director Since: 2014

Occupation: Strategic Consultant and Executive Chairman

Current Board Committees
●Compensation (Chair)
Future Committee Assignments
●Compensation (Chair)
Other Current Public Board Memberships
●Digital Realty Trust, Inc. (Nominating & Governance Chair)

Qualification Highlights:
✓Leadership – Board Member and Board Committee Service - Public Companies; Former CEO; Advisory Board Positions - Private Companies; Executive Chairman
✓Corporate Strategy Development and Oversight
✓Telecommunications/Regulated Industry Experience
✓Design of Compensation Plans/Policies

Biography

Mr. LaPerch has served as a director since September 2014. He has served as executive chairman of Hylan Datacom & Electrical, a provider of specialty contracting services in the New York City region for telecommunications providers and municipal organizations since July 2016, and as President of LaPerch Consulting, LLC (a provider of consulting services to private equity firms) from September 2012 to the present. From 2004 to 2012, Mr. LaPerch served as the President and Chief Executive Officer and a member of the board of directors of AboveNet, Inc., then a publicly traded provider of bandwidth infrastructure services, prior to which he served as Senior Vice President Operations. Mr. LaPerch served in executive management positions at Metromedia Fiber Network (a provider of metro fiber services and predecessor to AboveNet) from 2000 to 2003, several key leadership roles in operations and engineering at MCI Worldcom, Inc. (a global communications company) from 1989 to 2000, and operations and engineering positions at NYNEX Corporation (a regional telephone company) from 1982 to 1989. Mr. LaPerch is currently a member of the board of directors of Digital Realty Trust, Inc. (NYSE: DLR) where he serves as chair of the nominating and governance committee, and a member of the board of directors of several privately held network services and technology companies. Mr. LaPerch previously served on the board of Imation, a public storage company, and Global Capacity, a privately held connectivity as a service company. Mr. LaPerch has received the CERT Certificate in Cybersecurity Oversight for Corporate Directors, representing completion of a comprehensive program developed by the National Association of Corporate Directors, Ridge Global, and the Software Engineering Institute at Carnegie Mellon University. Mr. LaPerch is also a National Association of Corporate Directors Board Leadership Fellow.

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Skills and Qualifications Specifically Applicable to Windstream

Mr. LaPerch’s qualifications for election to the Board include his ability to provide guidance and perspective on a wide range of issues facing Windstream based on his long tenure as a senior executive in the telecommunications industry and leading a publicly-traded telecommunications company as President and CEO. His operational experience in unique aspects of Windstream’s business, including bandwidth consumption, colocation, interconnection, and the complex regulatory framework in which the company operates, provides Mr. LaPerch with a deep understanding of Windstream’s business and opportunities available to the Company. Through his current and former board and committee service for two public companies, and his past and present involvement with several private companies, Mr. LaPerch has valuable expertise regarding corporate governance matters, cybersecurity issues and executive compensation plans and can provide key insight to the Board on these matters.

DR. JULIE A. SHIMER Independent Director	Age: 65	Director Since: 2017
Occupation: Private Investor Current Board Committees ●Governance Future Committee Assignment ●Audit ●Governance Other Current Public Board Memberships ●Halyard Health, Inc. ●Netgear, Inc.
Qualification Highlights:
✓Leadership – Board Member - Public Companies; Former CEO; Former General Manager
✓Business Operations; Strategic Planning; Product Development; Economic Development
✓Extensive Knowledge of the Telecommunications and Regulated Industries
✓Technical Expertise

Biography

Dr. Shimer was appointed to the Board on March 1, 2017 in connection with Windstream’s merger with EarthLink. She previously served on EarthLink’s board of directors from July 2013 to the closing of the merger, and as chair of the EarthLink board. She is currently a private investor and has 30 years of product development experience, including many years with major communications companies. From March 2007 to April 2012, Dr. Shimer served as Chief Executive Officer of Welch Allyn, Inc., a manufacturer of frontline medical products and solutions, having served on the board of directors beginning in July 2002. Previously, she was President and Chief Executive Officer of Vocera Communications, Inc., a provider of wireless communications systems, also serving on the board of directors. She also has served as general manager at 3Com Corporation and Motorola and has been a product development leader at Motorola and AT&T Bell Laboratories. Dr. Shimer currently serves as a director of Netgear, Inc. (NASDAQ: NTGR), a home and small business network solutions provider, and Halyard Health, Inc. (NYSE: HYH), a medical technology company. She previously served as the chairwoman of Empire State Development Corp., the State of New York’s economic development organization.

Skills and Qualifications Specifically Applicable to Windstream

Dr. Shimer’s qualifications for election to the Board include her advanced education, specifically a B.S. in Physics from Rensselaer Polytechnic Institute and an M.S. and Ph.D. in Electrical Engineering from Lehigh University, and significant background and experience with telecommunications product development. Having previously served as CEO of two private companies, as board chair of a public company, and as a director of other public companies, Dr. Shimer brings a wealth of managerial knowledge and operational experience to the Board. Through her experience in these roles, she provides sophisticated knowledge of and insight into telecommunications product development, the management of complex enterprises, the economic development of the telecommunications industry, and strategic plans in company and financial development.

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MICHAEL G. STOLTZ Independent Director	Age: 67	Director Since: 2014
Occupation: CPA (Ret.) and former Audit Partner Board Committee ●Audit (Chair) Future Committee Assignments ●Audit (Chair) Other Current Public Board Memberships ●None
Qualification Highlights:
✓Former Audit Partner focused on Telecommunications
✓Financial Reporting Processes/Internal Controls
✓Extensive Knowledge regarding Telecommunications and Regulated Industries
✓Audit Committee Financial Expert

Biography

Mr. Stoltz has served as a director since September 2014. He was an audit partner of Ernst & Young LLP (“E&Y”) from 2002 to 2014, primarily focusing on the communications, media and entertainment industries. He led E&Y’s Communications Advisory Services Group from 2002 until mid-2004, which focused on providing advisory services to communications companies. Prior to joining E&Y, Mr. Stoltz was a partner with Arthur Andersen where he provided audit, finance and specialized project services to clients in the energy, governmental and telecommunications sectors. Mr. Stoltz currently serves on the board of trustees of the Yampa Valley Medical Center in Steamboat Springs, Colorado.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Stoltz’s qualifications for election to the Board include his approximately 40 years of experience serving in an auditor capacity in the telecommunications, media and entertainment industries, with a focus on large global companies. His broad experience as the former audit partner for publicly-traded communications companies uniquely qualifies Mr. Stoltz to advise Windstream not only on general financial and accounting matters, but also various technical accounting, corporate governance, and strategic matters that the Board may address from time to time. He possesses key insight on financial reporting processes and external reporting issues. The Board has determined that Mr. Stoltz qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. Mr. Stoltz’s lengthy involvement with telecommunications companies provides him with valuable expertise regarding issues facing Windstream and the complex regulatory environment in which the Company operates.

TONY THOMAS	Age: 46	Director Since: 2014
Occupation: President & Chief Executive Officer Board Committees ●None Other Current Public Board Memberships ●None
Qualification Highlights:
✓Leadership – Current President & Chief Executive Officer; Former CFO
✓Business Operations; Strategy; Financial Expertise and Reporting; Capital Markets
✓Extensive Knowledge of the Telecommunications Industry
✓Institutional Knowledge

Biography

Mr. Thomas was appointed President & Chief Executive Officer and to the Board on December 11, 2014. He previously held the following positions at Windstream: President-REIT Operations (September to December 2014); Chief Financial Officer (August 2009 to September 2014); Treasurer (May 2012 to August 2013); and Controller (July 2006 to August 2009). Mr. Thomas also served as Controller of Alltel Holding Corp., the predecessor entity to Windstream Holdings, Inc., and held various other leadership positions with Alltel Corporation, a former publicly-traded wireless company, from 1998 to 2006, including Vice President of Investor Relations and Vice President of Southeast Regional Finance. Mr. Thomas joined Alltel after its merger with 360 Communications in 1998. Prior to entering the communications industry, Mr. Thomas was a senior auditor with Ernst & Young LLP, focusing on the telecom practice.

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Skills and Qualifications Specifically Applicable to Windstream

The Board believes it is important for Windstream’s President & Chief Executive Officer to serve on the Board, as the position places Mr. Thomas in a unique position to understand the challenges and issues facing Windstream. Mr. Thomas’ qualifications for election to the Board include the same demonstrated skills and experience that qualify him to serve as President & Chief Executive Officer. Mr. Thomas has worked in the communications industry for more than 20 years and has played an integral role in Windstream’s growth, as during his five-year tenure as CFO, the Company completed seven acquisitions totaling more than $5.6 billion in transaction value. As President & Chief Executive Officer, Windstream has completed the transformative REIT Spin-off and the sale of its data center operations in 2015 and completed the mergers with EarthLink and Broadview Networks Holdings, Inc. (“Broadview”), transactions that have created a stronger, more competitive Company, reduced leverage and has created significant synergy opportunities. Mr. Thomas has deep capital market expertise, having led almost $10 billion in debt transactions, as CFO and Treasurer of Windstream. Mr. Thomas’ knowledge of the Company and his experience as a leader since the Company’s spin-off from Alltel Corporation in 2006 provide him with a broad perspective and a deep understanding regarding Windstream’s opportunities and overall strategy and qualify him to serve as both President & Chief Executive Officer and as a director on the Board.

WALTER L. TUREK Independent Director	Age: 65	Director Since: 2017
Occupation: Senior Executive Current Board Committees ●Compensation Future Committee Assignment ●Compensation Other Current Public Board Memberships ●None
Qualification Highlights:
✓Leadership – Executive Chairman; Current and Former Board Member - Public and Private Companies; Former Senior Vice President of Sales and Marketing
✓Strategic Planning and Oversight; Corporate Governance experience; Software Development
✓Extensive Knowledge of Network and Systems Development
✓Sales and Marketing Expertise

Biography

Mr. Turek joined the Board on March 1, 2017 in connection with Windstream’s merger with EarthLink, and he began serving on EarthLink’s board of directors in October 2015. He previously served as Senior Vice President of Sales and Marketing at Paychex, Inc. (NASDAQ: PAYX), a publicly-traded, leading provider of payroll and human resource services solutions, from October 2002 to May 2009. In 2009, Mr. Turek co-founded Mykonos Software, Inc., a provider of fraud and theft security solutions for internet websites and served on its board from 2009 to 2012. Currently, Mr. Turek is a member of the board of directors of Ascentis Corporation, a provider of human resources software and solutions, and previously served in the role of Executive Chairman of the Ascentis board from 2011 to 2017. Mr. Turek also serves on the board of directors of Adventive, a private company providing integrated, intuitive end-to-end digital ad platforms, and on the advisory board of Catalyst Investors. His previous board experience includes director positions at Spark Networks, Inc. (NYSEMKT: LOV) and BlueTie, Inc., until the sale of both of those companies in 2017, and Greenway Medical Technologies, Inc. (formerly NYSE: GWAY) from 2005 to 2013.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Turek’s qualifications for election to the Board include substantial executive experience in sales and marketing of complex products and services. Additionally, throughout his career, Mr. Turek has attained a wealth of knowledge and practical guidance of internet and cyber security that will benefit the Board and Windstream. Mr. Turek’s various executive and senior executive roles provide him the ability to manage complex enterprises, oversee and manage large teams, and understand challenges and opportunities of Windstream from a sales and marketing perspective. Moreover, his service on other boards provides him governance experience and insight that will be invaluable to the Board.

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ALAN L. WELLS Independent Director	Age: 58	Director Since: 2010
Occupation: Partner – Private Equity and Investment Banking Firm Current Board Position ●Board Chair Future Board Position ●Board Chair Other Current Public Board Memberships ●None
Qualification Highlights:
✓Leadership – Former CEO and Board Chair - Public Company; Former CFO - Public Company
✓Corporate Strategy Development and Oversight; Capital Markets; Financial and Accounting Expertise; Corporate Governance
✓Extensive Knowledge of the Telecommunications and Regulated Industries
✓Business Operations Expertise

Biography

Mr. Wells has served as a director since 2010 and as Chairman of the Board since May 2017. He is a founding partner of Financial Advisory Partners, LLC, which makes private equity investments and provides investment banking services to companies primarily located in the Midwest. He served as Chief Executive Officer of Iowa Telecommunication Services, Inc. (formerly NYSE: IWA) from 2002 to 2010 and Chairman of its board of directors from 2004 to 2010. He joined Iowa Telecom in 1999 as President and Chief Operating Officer, and was appointed to the role of President and Chief Executive Officer in 2002. Prior to joining Iowa Telecom, Mr. Wells was Senior Vice President and Chief Financial Officer at MidAmerican Energy Holdings Company (NYSE: MEC), a Des Moines, Iowa-based electric and gas utility holding company, from 1997 until 1999. During the same period, Mr. Wells also served as President of MidAmerican’s non-regulated businesses. Mr. Wells held various executive and management positions with MidAmerican, its subsidiaries and its predecessors, from 1993 through 1999. Prior to that, Mr. Wells was with Deloitte Consulting (previously Deloitte & Touche Consulting) and previously held various positions with the Public Utility Commission of Texas and Illinois Power Company. He has been a CPA for over twenty years and is a FINRA-registered investment banker. Mr. Wells is also a National Association of Corporate Directors Board Leadership Fellow.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Wells’ qualifications for election to the Board include his broad background and experience, his financial expertise, his wide range of operational and financial experiences in the telecommunications and other regulated industries, and his prior experience as a senior executive with two public companies. The Windstream Board has determined that Mr. Wells qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. Through his prior experience as a senior executive in the telecommunications and other regulated industries and his broad experience in other industries, he has insight on managing complex regulated enterprises, developing strategic plans in changing regulatory environments, executing large capital market transactions, and addressing various corporate governance and financial matters arising in public companies.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” EACH OF THE DIRECTOR NOMINEES.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE
DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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SECURITY OWNERSHIP

Directors and Executive Officers. As of March 1, 2018, the following table sets forth the number of shares of Windstream common stock beneficially owned by our directors, our executive officers (including a former employee who is a named executive officer in this Proxy Statement) and by all directors and current executive officers of Windstream as a group. Except as otherwise indicated by footnote, the nature of the beneficial ownership is sole voting and investment power, and no shares are pledged as security:

	Shares	Unvested	Total Shares	Percent of
	Beneficially	Restricted	Beneficially	Class
Name of Beneficial Owners	Owned (1)	Shares (2)	Owned (4)	(if 1% or more)
Non-Management Directors
Alan L. Wells, Chair	164,986	17,985	182,971	*
Carol B. Armitage	42,078	17,985	60,063	*
Samuel E. Beall, III	45,772	17,985	63,757	*
Jeannie Diefenderfer	34,914	17,985	52,899	*
Jeffrey T. Hinson	38,569	17,985	56,554	*
William G. LaPerch	29,401	17,985	47,386	*
Larry Laque	34,914	17,985	52,899	*
Julie A. Shimer	90,428	17,985	108,413	*
Marc F. Stoll	23,085	17,985	41,070	*
Michael G. Stoltz	79,468	17,985	97,453	*
Walter L. Turek	28,999	17,985	46,984	*
Named Executive Officers (3)
Tony Thomas, President & CEO	408,488	205,114	613,602	*
Robert E. Gunderman	127,117	76,056	203,173	*
Layne Levine	183,551	471,698	655,249	*
Jeff Small	12,210	67,121	79,331	*
John P. Fletcher (former executive officer)	280,142	54,252	334,394	*
Other Current Executive Officers				*
Kristi Moody	40,101	17,050	57,151	*
John Eichler	53,337	16,452	69,789	*
All Directors and Current Executive Officers as a Group (11 non-management directors and 6 executive officers in total)	1,437,418	1,051,326	2,488,744	*

*	indicates less than one percent

(1)

This column excludes unvested restricted shares but includes shares of Windstream common stock owned directly by each person and shares held under the Windstream 401(k) Plan, as follows: Thomas 12,559; Gunderman 10,886, Levine 6,835, Small 7,917, Fletcher 15,530, Moody 10,976, and Eichler 10,898.

(2)	Unvested shares of restricted stock are deemed beneficially owned because grantees of unvested restricted stock under Windstream’s equity compensation plans hold the sole right to vote such shares.

(3)

Sarah Day, former President – Consumer & SMB ILEC and a named executive officer in this Proxy Statement departed from the Company in May 2017. As a result, no current information on her holdings of Windstream common stock is available.

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(4)

Windstream previously granted performance-based restricted stock units (PBRSUs) and, beginning in 2018, granted stock options to its executive officers. Because unvested PBRSUs and stock options do not provide the recipients the right to vote or other elements of beneficial ownership as defined under SEC rules and will not vest or become exercisable within 60 days from March 1, 2018, all unvested outstanding PBRSUs and stock options are omitted from the above table. For informational purposes, the following table shows the outstanding unvested PBRSUs (at target) and stock options granted to each current executive officer:

	Unvested Performance-
	Based Restricted Stock
Executive Officers	Units (PBRSUs)	Unvested Stock Options
Tony Thomas	395,452	1,625,000
Robert E. Gunderman	147,793	594,000
Layne Levine	—	250,000
Jeff Small	20,297	200,000
Kristi Moody	34,236	150,000
John Eichler	34,136	125,000

Certain Beneficial Owners. Set forth below is information, as of March 1, 2018, with respect to any person known to Windstream to be the beneficial owner of more than 5% of any class of Windstream’s voting securities, all of which are shares of common stock:

	Name and Address	Amount and Nature
Title of Class	of Beneficial Owner	of Beneficial Ownership	Percent of Class
Common Stock	Blackrock, Inc.	19,423,923 (1)	9.51%
	55 East 52nd Street
	New York, NY 10022
Common Stock	The Vanguard Group	22,449,209 (2)	10.99%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)

Based upon information contained in a Schedule 13G/A filed on January 19, 2018, Blackrock, Inc. has sole voting power over 18,832,364 shares, sole dispositive power over all reported shares and no shared voting or dispositive power with respect to any shares.

(2)

Based upon information contained in a Schedule 13G/A filed on February 9, 2018, The Vanguard Group has sole voting power over 204,524 shares, shared voting power over 32,571 shares, sole dispositive power over 22,230,528 shares and shared dispositive power over 218,681 shares.

Stock Ownership Guidelines. The Board of Directors has adopted minimum stock ownership guidelines that require Windstream’s directors and executive officers to meet minimum stock ownership levels equal to the lesser of (i) a value-based multiple of salary or retainer, as applicable, or (ii) a fixed number of shares of common stock. Effective February 6, 2018, the Board updated the list of executive officers subject to the minimum stock ownership guidelines to reflect the current executive officers.

Directors who are not officers are expected to maintain minimum beneficial ownership of shares of Windstream common stock at levels equaling the lesser of either (i) 40,000 shares of common stock or (ii) a number of shares valued at least three times the annual cash retainer paid to non-management directors (currently a value of $270,000). The table below sets forth the lesser applicable guideline share amount for each non-employee director standing for election at the Annual Meeting and the number of shares of Windstream common stock that each such director is deemed to own under the guidelines as of March 1, 2018.

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Non-Management Director	Guideline Share Amount	Shares Owned
Alan L. Wells, Chair	40,000	182,971
Samuel E. Beall, III	40,000	63,757
Jeannie Diefenderfer	40,000	52,899
Jeffrey T. Hinson	40,000	56,554
William G. LaPerch	40,000	47,386
Julie A. Shimer	40,000	108,413
Michael G. Stoltz	40,000	97,453
Walter L. Turek	40,000	46,984

Executive officers are expected to maintain minimum beneficial ownership of shares of Windstream common stock at levels equaling the lesser of either (i) a number of shares equal to the value-based multiple or (ii) a specified fixed number of shares provided in the following table. The table below also sets forth the number of shares of Windstream common stock that each officer is deemed to own under the guidelines as of March 1, 2018. Currently the fixed number of shares is the applicable guideline share amount for each officer.

		Fixed Number of	Shares
	Value-Based Multiple	Shares	Owned
Executive Officer	(1)	(2)	(3)
Tony Thomas - President & Chief Executive Officer	5x Salary	750,000 Shares	613,602
Robert E. Gunderman - Chief Financial Officer & Treasurer	3x Salary	200,000 Shares	203,173
Layne Levine - President - Enterprise & Wholesale	2x Salary	100,000 Shares	655,249
Jeff Small - President - Consumer & SMB	2x Salary	100,000 Shares	79,331
Kristi Moody - Senior Vice President – General Counsel & Corporate Secretary	2x Salary	100,000 Shares	57,151
John Eichler - Senior Vice President – Controller	1x Salary	50,000 Shares	69,789

(1)

For the value-based multiple component, ownership levels are calculated as of December 31 of each year by dividing (i) the total value of shares required to be beneficially owned by (ii) the 30-day average stock price of a share of common stock for the period ending on December 31.

(2)	The fixed numbers of shares of common stock are adjusted to reflect stock splits or similar changes to the capital structure of Windstream.

(3)	Mr. Thomas has until December 2020 and Mr. Small and Ms. Moody have until February 2023 to attain their applicable stock ownership levels.

Directors and executive officers have five years from the date they become subject to the guidelines, or the date of any change to increase applicable ownership levels under the guidelines, to attain the ownership levels described above. During the transition period and until the director or officer satisfies the specified ownership levels, the guidelines impose a retention ratio that provides that each director and officer is expected to retain at least 50% of the shares received, net of tax payment obligations, upon the vesting of restricted stock or the exercise of stock options. Directors and officers are also required to hold for at least six months all shares received, net of tax payment obligations, upon vesting of restricted equity awards or the exercise of stock options. For the purposes of the guidelines, unvested time-based shares or units of restricted stock are considered beneficially owned, while unvested performance-based shares or units of restricted stock do not count toward satisfaction of the stock ownership guidelines for officers. Additionally, the share equivalent of the in-the-money value of any exercisable stock options, measured as of December 31 (in-the-money value divided by the stock price) count toward satisfaction of the guidelines.

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AUDIT COMMITTEE REPORT

This report provides information concerning the Audit Committee of Windstream Holdings, Inc.’s Board of Directors. The Audit Committee’s Charter is available on the Investor Relations page of Windstream Holdings, Inc.’s website at www.windstream.com/investors. The Audit Committee is comprised entirely of independent directors, as defined and required by SEC rules and regulations and NASDAQ listing standards, and directors who are financially literate. Additionally, Messrs. Stoltz and Stoll qualify as audit committee financial experts.

In connection with its function to oversee and monitor the financial reporting process of Windstream Holdings, Inc. and its subsidiaries, the Audit Committee has reviewed and discussed with management of Windstream Holdings, Inc. and Windstream Services, LLC, which is a wholly-owned subsidiary of Windstream Holdings, Inc., the audited consolidated financial statements for the year ended December 31, 2017, of Windstream Holdings, Inc. and Windstream Services, LLC; discussed with PricewaterhouseCoopers LLP (“PwC”), the independent registered public accountant of Windstream Holdings, Inc. and Windstream Services, LLC, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States); received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; has discussed with PwC its independence and considered the compatibility of non-audit services with PwC’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Windstream Holdings, Inc. and Windstream Services, LLC that the audited consolidated financial statements for the year ended December 31, 2017 be included in the Annual Report on Form 10-K of Windstream Holdings, Inc. and Windstream Services, LLC for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

The Audit Committee

Michael G. Stoltz, Chair
Carol B. Armitage
Larry Laque
Marc F. Stoll

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the principles, objectives and policies of our executive compensation program for our principal executive officer, principal financial officer and certain other current and former executive officers (collectively, the “named executive officers” or “NEOs”). It also analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our NEOs.

This Compensation Discussion and Analysis is organized in five major sections including:

In this Compensation Discussion and Analysis, the individuals shown below are our NEOs:

NEO	Title
Tony Thomas	President & Chief Executive Officer
Robert E. Gunderman	Chief Financial Officer & Treasurer
Layne Levine	President – Enterprise & Wholesale
Jeff Small	President – Consumer & SMB
John Fletcher (1)	Former Chief Human Resources & Legal Officer
Sarah Day (2)	Former President, Consumer & SMB

(1) Mr. Fletcher left Windstream on March 2, 2018.
(2) Ms. Day left Windstream on June 1, 2017.

COMPENSATION OVERVIEW

About Windstream

Windstream is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the United States. Windstream offers broadband, entertainment and security services for consumers and small and medium-sized businesses. We also provide data networking, core transport, security, unified communications and managed services to mid-market, enterprise and wholesale customers. Services are delivered over multiple network platforms including a nationwide IP network, our proprietary cloud core architecture and on a local and long-haul fiber network spanning approximately 150,000 miles.

Our vision is to provide a best-in-class customer experience through our network and our people. To fulfill that vision, we must attract and retain exceptional leaders for Windstream. We have designed our compensation program to not only attract and retain but also engage and motivate qualified executives who possess the skills to advance our strategy while aligning executive pay with both our performance and the interests of stockholders.

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Compensation Philosophy

Windstream’s executive compensation program for 2017 was designed to achieve the following objectives:

●	Provide competitive total compensation opportunities to attract and retain high-performing executives;

●	Align the Company’s compensation plans with its short- and long-term business strategies;

●	Align the financial interests of the Company’s executives with those of its stockholders through stock-based incentives and ownership requirements; and

●	Provide a high correlation between pay and performance by making a substantial portion of total compensation variable and differentiating awards based on Company or stock price performance.

We believe in paying for performance and that the foregoing objectives enable us to reward the overall performance and contributions of our NEOs while maintaining an appropriate correlation between executive compensation levels and our performance, including the execution of our business strategy. The following discussion explains how our executive compensation program achieves these objectives.

2017 Executive Compensation Pay for Performance Highlights

The Board of Directors believes that the 2017 pay results are aligned with the Company’s 2017 performance results and confirms that the executive compensation program overseen by the Compensation Committee creates a strong link between pay and performance.

2017 Performance Results

In 2017, the Company continued to execute its focused operational strategy to drive improved financial results while effectively allocating capital and optimizing the balance sheet. During the year, we advanced our strategy with the following achievements:

●

Completed the acquisitions of EarthLink Holdings Corp. and Broadview Networks Holdings, Inc. – which added key strategic capabilities and product offerings, including SDWAN and Office Suite, creating a stronger, more competitive company

●	Achieved strong strategic sales growth (SDWAN, UCaaS, On-net services) – exited 2017 with these strategic sales representing almost 40% of total enterprise sales

●	Developed and launched SDWAN Concierge – our flagship SDWAN product, as well as offering OfficeSuite across our entire company footprint

●	Expanded Enterprise Contribution Margin – by 160 basis points year-over-year

●	Continued margin improvement – exited 2017 at the highest adjusted OIBDAR margin rate since prior to the EarthLink acquisition

●	Improved broadband penetration of higher speeds – more than doubled our ILEC customers receiving speeds at 25 mbps or higher in 2017

●	Grew Consumer average revenue per unit – for the 12th consecutive quarter

●	Advanced Network Capabilities – through network investments of $839 million to advance the business unit strategies and create new sales opportunities

●	Consolidated our business units – to better align to our operating strategy with our key strategic products and to drive efficiencies

●	Significantly improved our debt maturity profile of our balance sheet – with key refinancing activities and debt repurchases

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These accomplishments demonstrate strong execution against our operational, strategic and balance sheet goals and have transformed Windstream into a very different company than one year ago.

Despite these important achievements, which improve Windstream’s ability to achieve success in 2018 and beyond, the financial results were at the low end of the targeted range. Further, the stock price did not respond favorably to the elimination of the dividend in the third quarter of 2017, and we believe was further impacted by litigation involving an activist bondholder.

2017 Compensation Results

The Compensation Committee sets rigorous financial metrics tied directly to the success of our strategy and the creation of long-term shareholder value. Although 2017 financial results were within the targeted budgetary ranges established by the Board of Directors, Adjusted OIBDAR was at the lower end of the range and resulted in the following compensation results for the NEOs:

●	Short-term incentive payouts equal to 64% of target for Messrs. Thomas, Gunderman, and Fletcher (based on Adjusted OIBDAR)

●	The value of time-based RSUs granted in February of 2017 declined by 75%, reflecting the decline in the Company’s stock price through December 31, 2017

●

The value of executive stock holdings, a substantial amount of which is required under our minimum stock ownership guidelines, declined in value by 74%, reflecting the decline in the Company’s stock price during the year

The following chart illustrates target total compensation (the sum of base salary, target cash incentives and target long-term incentives granted in 2017) for each NEO that served throughout 2017 as compared to actual realized total compensation (the sum of base salary, actual short-term incentive payout and actual payouts upon the vesting of equity awards).

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Highlighting the strong alignment between pay and performance, realized total compensation was on average 51% of target total compensation for the NEOs, including Messrs. Thomas, Gunderman and Fletcher. The Compensation Committee believes that these “below target” payout results are consistent with the Company’s financial performance during 2017.

The other NEOs for 2017 did not serve in their position for the full year or were in a transition period related to their newly assumed role. Sarah Day left the company on June 1, 2017. Jeff Small assumed the role of President – Consumer & SMB (“CSMB”) on May 7, 2017, and Layne Levine joined Windstream as President – Enterprise & Wholesale on July 10, 2017.

●

To facilitate Mr. Small’s transition to his new role, his 2017 short-term cash incentive compensation was based on the greater of the payout to be received in his prior role as EVP of Engineering or the payout to be received under the existing CSMB plan. Due to the higher payout of his original short-term incentive plan, Mr. Small was compensated on his original short-term incentive plan, which was weighted 70% to Adjusted OIBDAR and 30% to individual performance, resulting in a short-term incentive payout for Mr. Small equal to 75% of target in 2017. For 2018, Mr. Small will be compensated based on the results of the CSMB business unit.

●

Because Mr. Levine did not join Windstream until July 2017, he did not participate in Windstream’s 2017 short-term cash incentive or long-term incentive programs. After a comprehensive search, the Company determined that Mr. Levine’s deep telecom experience and track record made him the ideal candidate to lead the Enterprise & Wholesale business unit. Pursuant to the terms of his employment letter, to induce Mr. Levine to join Windstream and replace forfeited income from his previous employer, he was awarded a cash payment for 2017 equal to 120% of his base salary, a cash signing bonus of $500,000 earned ratably (with 25% earned every 6 months over two years) and a one-time equity inducement grant valued at $1,500,000 of time-based restricted stock, which vests ratably over a three-year period. Starting in 2018, Mr. Levine will participate in Windstream’s short-term cash incentive program based on the results of the Enterprise & Wholesale business unit, with a target award opportunity of 120% of his base salary.

COMPENSATION PROGRAM DESIGN

Compensation Best Practices

The key components of our 2017 compensation practices set forth below support our compensation objectives to pay for performance, align management’s interests with those of our stockholders and attract and retain key executives.

Executive Compensation Best Practices Employed by Windstream

✓	The Compensation Committee utilizes an independent compensation consultant which provides no other services to the company
✓	Compensation Committee conducts an annual compensation strategy meeting to align compensation to company strategy
✓	Annual incentive bonus and long-term incentive awards tied to company performance
✓	50% of long-term incentive program based on long-term performance and vesting period (3 years)
✓	Most of our CEO and other NEO total compensation opportunity is performance based and "at-risk"
✓	Maintain stock ownership guidelines for CEO, NEOs and Board of Directors
✓	Robust clawback policy with respect to cash and equity incentive awards
✓	Limited perquisites at the executive level and no special perquisites for former executives
✓	No tax gross-ups on perquisites or change-in-control benefits
✓	No single-trigger equity acceleration or excessive severance benefits
✓	Maintain Anti-Pledging and Anti-Hedging policies

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2017 Executive Compensation Framework

In making compensation decisions for 2017, the Compensation Committee thoroughly reviewed the executive compensation program in 2016. This review considered:

●	External alignment to industry pay levels and practices,

●	Internal alignment with the Company’s business strategy and priorities,

●	Feedback from engagement with shareholders, and

●

The results of our annual advisory votes on executive compensation (commonly referred to as a “say-on-pay” vote), which received favorable votes of 95%, 90% and 92% of votes cast on the say-on-pay proposals presented at the 2017, 2016 and 2015 annual meetings of stockholders, respectively.

After thoughtful review and consideration of these factors, including the substantial support for our overall executive compensation program as evidenced by the last three “say-on-pay” votes, no material changes were made to the executive compensation framework for 2017.

As in prior years, the 2017 executive compensation program was designed to align compensation outcomes with the interests of our stockholders by tying a substantial portion of the NEO’s annual target total compensation opportunities (the sum of base salary, annual cash incentives and long-term incentives) to our performance in both the short term and the long term. As in 2016, the Compensation Committee carefully crafted the 2017 executive compensation to achieve this objective by structuring a substantial portion of the compensation for our NEOs as “at-risk” compensation through allocation of short-term cash incentives and long-term equity-based incentives, with performance measures set at levels the Compensation Committee believed were difficult but achievable and designed to drive results. The Compensation Committee believes that the 2017 framework was market competitive and strategically aligned to create a strong correlation between pay and performance.

Pay Mix

Our 2017 executive compensation program included three principal components: (1) base pay, (2) annual performance-based short-term cash incentive, and (3) long-term equity incentive, with each NEO’s compensation allocated so that a substantial portion of his or her annual target total direct compensation opportunity is “at risk.” We consider compensation to be “at-risk” if the award or vesting is subject to achievement of performance goals and/or the value received is dependent on our stock price.

The charts below illustrate the mix of target total direct compensation for our CEO, individually, and the other NEOs, as a group, based on compensation opportunities provided in 2017, including the percentage of pay that is deemed “at-risk” compensation. Mr. Levine is excluded from these charts because he did not join Windstream until July 2017 and did not participate in Windstream’s 2017 short-term cash incentive or long-term incentive programs.

CEO Target Pay Mix	Other NEOs Target Pay Mix

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HOW WE DETERMINE EXECUTIVE COMPENSATION

Role of the Compensation Committee

The Compensation Committee is comprised of William G. LaPerch (Chair), Samuel E. Beall, III, and Walter L. Turek. The Windstream Board of Directors has determined that each member of the Compensation Committee is an independent director under NASDAQ listing standards and a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

The Compensation Committee assists the Board in fulfilling its oversight responsibility related to the compensation programs, plans, and awards for Windstream’s directors and principal officers. The Compensation Committee annually reviews and approves goals relevant to our CEO’s compensation and, based on an annual evaluation of these performance goals, determines and approves our CEO’s compensation. The Compensation Committee conducts this review and establishes the CEO’s compensation using a survey of compensation data of comparable employers that is prepared by its outside compensation consultant based on criteria specified by the Compensation Committee. After setting the annual performance goals for the CEO’s compensation, the Compensation Committee actively monitors corporate performance to confirm the compensation design, performance metrics and overall framework remain aligned with the strategic direction of the Company, including convening an annual compensation strategy meeting in September of each year.

Role of the Independent Consultant

The Compensation Committee has the authority to retain and terminate executive compensation consultants to assist in the evaluation of director, CEO or NEO compensation and to approve the consultant’s fees and other retention terms. It is the policy of the Compensation Committee that the compensation consultant should not perform any other services for Windstream. During 2017, the Compensation Committee engaged Pearl Meyer, LLC (“Pearl Meyer”) to assist it in the review and design of Windstream’s executive compensation program. Pearl Meyer reported directly to the Compensation Committee. Pearl Meyer provided a self-assessment to the Compensation Committee in 2017 relative to the independence standards required by the stock exchanges. The self-assessment included the following information:

●	Pearl Meyer performs no other services for Windstream, other than the engagement with the Compensation Committee;

●	Fees paid by Windstream to Pearl Meyer are less than 0.5% of Pearl Meyer’s total revenue;

●	Pearl Meyer has policies and procedures to prevent conflicts of interest;

●	The individual advisor to the Compensation Committee does not own any Windstream stock;

●	There is no business or personal relationship between the individual advisor and a Committee member; and

●	There is no business or personal relationship between the individual advisor or Pearl Meyer and an executive officer of Windstream.

Role of Windstream’s Management

Windstream’s management assists the Compensation Committee’s consultant in its survey of executive compensation by providing historical compensation information and by reviewing and commenting on preliminary drafts of the survey reports. At the first meeting of each year (generally held in February), the Compensation Committee reviews and approves executive compensation for such year. Based on the compensation surveys and compensation principles previously specified by the Compensation Committee, our CEO and members of Windstream’s human resources department prepare recommendations for compensation levels for executive officers in consultation with the Compensation Committee’s consultant, except that no recommendation is made for our CEO’s compensation. The Compensation Committee then meets to review and determine our CEO’s compensation and reviews and

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recommends the compensation for all other executive officers. The Compensation Committee determines our CEO’s compensation, and recommends the compensation of all other executive officers to the Board, based in part on discussions with management, including our CEO, and the compensation consultant. The Board approves or, in the case of our CEO’s compensation, ratifies the actions of the Compensation Committee.

Stockholder Outreach

Our Board values stockholder engagement by members of management to hear their thoughts, better understand their views and represent their interests. As a result, Windstream conducts stockholder outreach meetings each year and the Compensation Committee considers the issues raised and information shared by stockholders regarding its compensation practices. In 2017, Windstream’s management offered meetings to stockholders representing approximately 37% of our outstanding shares to ensure that we understand and, to the extent possible, address any concerns raised on executive compensation. Our compensation program is, in part, based on our stockholders’ feedback regarding their preferences for different performance metrics for short-term and long-term incentive compensation plans.

Competitive Market Analysis

As part of the process of approving executive compensation levels and plan designs, the Compensation Committee regularly reviews and considers competitive market data. This competitive market analysis generally takes place in the fall of each year and is used as part of the decision-making process for the upcoming year. With respect to 2017 executive compensation decisions, Pearl Meyer conducted a competitive market assessment in the fall of 2016 that was reviewed and considered by the Compensation Committee. Pearl Meyer’s market analysis included pay levels, plan design and company performance data from the following peer group companies that were selected by Pearl Meyer and approved by the Compensation Committee:

●	CenturyLink

●	Dish Network

●	Charter Communications

●	Level 3 Communications

●	Frontier Communications
●	Telephone and Data Systems

●	Sirius XM Holdings

●	United States Cellular

●	Zayo Group

●	Cincinnati Bell

The Committee believes that the consideration of plan designs and performance levels among peer companies provides an additional useful reference point for the plan designs and degree of pay and performance alignment at Windstream. While consideration is given to the competitive market data, the Compensation Committee uses it primarily as a reference point and does not specifically target compensation to any market percentile. In addition to competitive market data, the Compensation Committee reviews and considers factors such as:

●	Company performance;

●	individual executive performance;

●	individual qualifications and experience;

●	the critical nature of an individual’s role to organizational success;

●	internal pay equity among colleagues; and

●	retention risks.

Only after careful consideration of all relevant facts and circumstances does the Committee exercise judgment and make compensation decisions.

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COMPONENTS OF EXECUTIVE COMPENSATION

For 2017, NEO compensation consisted of the following principal components:

Compensation Component	Description	Strategic Role
Base Salary	●Fixed cash compensation ●Positioned within the range of the market median based on each NEO's individual performance, skills, experience and internal equity	●Attract and reward qualified, high performing leaders to implement our strategy
Annual Short-Term Incentive Plan
●Cash incentives that provide the opportunity for additional income if threshold performance goals are attained
●Annual performance metrics established by the Committee which align to the strategic plan
●Motivates executives to achieve performance objectives that are key to our annual operating strategic plans ●Aligns executive and stockholder interests
Performance-Based Restricted Stock	●Performance-based RSUs vest after 3 years only to the extent that the pre-established, three-year performance goal is met	●Links compensation to achievement of multi-year financial goals ●Aligns executive and stockholder interests
Time-Based Restricted Stock	●Restricted stock vests proportionately over 3-years from grant based on continued service	●Enhances retention of key talent ●Aligns executive and stockholder interests

The 2017 compensation program for NEOs also included retirement plans, a deferred compensation plan, change-in-control agreements, and limited perquisites.

Base Salary

Base salary represents a stable means of cash compensation for our NEOs. Our goal in setting base salary amounts is to provide competitive compensation that reflects the contributions and skill levels of each executive. Consistent with our philosophy of tying pay to performance, our executives receive a relatively small percentage of their overall target compensation in the form of base salary.

We generally implement any base pay increases on a calendar year basis, with occasional mid-year increases to reflect promotions or additional experience or responsibilities. The table below includes each NEO’s base salary as of December 31, 2017 in comparison to the base salary as of December 31, 2016. As illustrated, the Compensation Committee elected to make limited salary adjustments in 2017 for Mr. Gunderman to reflect his performance and experience in the role and for Mr. Small to reflect his promotion. Additionally, Ms. Day’s salary was increased to $350,000 in February 2017 to better align her compensation with the market.

NEO	Base Salary at December 31, 2016	Base Salary at December 31, 2017	% Change	Basis for Adjustment
Tony Thomas	$1,000,000	$1,000,000	0%	N/A
Robert Gunderman	$450,000	$500,000	11%	Align with market; performance
Layne Levine (1)	N/A	$425,000	N/A	Newly hired in 2017
Jeff Small	$250,000	$350,000	40%	Align with market based on promotion
John Fletcher	$515,000	$515,000	0%	N/A
Sarah Day (2)	$300,000	N/A	N/A	N/A

(1)	Mr. Levine was not employed by Windstream on December 31, 2016; he joined Windstream on July 10, 2017.
(2)	Ms. Day was not employed by Windstream on December 31, 2017.

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Short-Term Cash Incentive Payments

Windstream maintains short-term cash incentive plans designed primarily to motivate executives to achieve specific performance goals over annual periods. Under these plans, the Compensation Committee sets different target payout amounts (as a percentage of base salary) for all executive officers to reflect each individual’s contributions to Windstream and the market level of compensation for their positions. The Compensation Committee believes these short-term incentive plans are a key part of its goal to make a substantial portion of total direct compensation at-risk.

During 2017, the NEOs (other than Mr. Levine) participated in a short-term cash incentive plan based on Windstream’s achievement of certain Adjusted OIBDAR and Business Unit Contribution Margin levels. The Compensation Committee selected these financial measures because they provide strong alignment with the Company’s focused operational strategy and our strategy to improve profitability. Set forth below is more detail regarding these financial measures:

Performance Measure	Description	Reason Selected by Compensation Committee
Adjusted OIBDAR
●Operating income before it is reduced by depreciation and amortization
●Excludes merger, integration and other extraordinary costs, non-cash impairment charges, restructuring charges, pension costs, share-based compensation expense, and the annual rent payment due under the Master Lease with Uniti Group, Inc.
●Adjusted OIBDAR is a Non-GAAP measure (see Appendix A to this Proxy Statement for a  reconciliation of Net Loss to Adjusted OIBDAR)

●A key indicator of profitability that ensures Windstream’s ability to generate sustainable cash flows over a long period of time
●One of the principal measures used to communicate Windstream’s financial performance in quarterly earnings releases

Business Unit Contribution Margin
●Business Unit Contribution Margin is computed as business unit revenues and sales less business unit costs and expenses (see Appendix A to this Proxy Statement for the calculation of Business Unit Contribution)
●A key indicator of profitability for a specific business unit ●Places emphasis on margin growth

Under the short-term incentive plan, executive officers are eligible to receive payments in proportion to Windstream’s achievement of certain levels of each performance measure set at minimum (or threshold), target and maximum levels. The Compensation Committee sets each performance goal at levels it believes to be difficult but achievable and designed to drive results. No payout is made if performance is below the threshold levels, and performance between threshold, target and maximum levels results in prorated payouts.

The table below sets forth the 2017 performance goal levels, as well as actual results, for Messrs. Thomas, Gunderman and Fletcher:

		Performance Goal Levels (dollars in billions)
Performance Measure	Component of Total Award	Threshold	Target	Maximum	Actual Results
Adjusted OIBDAR	100%	$1.998	$2.064	$2.155	$2.010

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Mr. Small was compensated according to the payout received in his prior role as EVP of Engineering, not the payout under the 2017 CSMB plan. This was consistent with the terms of the offer for the President – Consumer & SMB ILEC role and was designed to facilitate a smooth transition by Mr. Small into the new position. As part of Mr. Small’s short-term incentive structure, 30% of his bonus opportunity was tied to individual performance in 2017. The individual component will not apply in 2018. The table below sets forth the 2017 performance goal levels, as well as actual results, for Mr. Small:

		Performance Goal Levels (dollars in billions)
Performance Measure	Component of Total Award	Threshold	Target	Maximum	Actual Results
Adjusted OIBDAR	70%	$1.998	$2.064	$2.155	$2.010
Individual Component	30%	The individual component paid out at 100% based on Mr. Small’s individual performance and contributions during 2017

The table below sets forth the 2017 performance goal levels, as well as actual results, for Ms. Day:

		Performance Goal Levels (dollars in billions)
Performance Measure	Component of Total Award	Threshold	Target	Maximum	Actual Results
Consumer & SMB Contribution Margin	80%	$.914	$.946	$.979	$.912
Broadband Unit Net Adds	20%	(20,000)	5,600	20,000	(45,000)

Because Mr. Levine did not join Windstream until July 2017, he did not particulate in Windstream’s 2017 short-term cash incentive programs. Pursuant to the terms of his employment offer, Mr. Levine’s was awarded a payment equal to 120% of his base salary as an inducement for taking the role and to replace compensation that he forfeited upon leaving his previous job. Starting in 2018, Mr. Levine will participate in Windstream’s short-term cash incentive program based on the results of the Enterprise & Wholesale business unit, with a target award opportunity of 120% of his base salary, which the Compensation Committee believes is competitive and consistent with the market level of compensation for this position.

2017 Actual Results

Windstream’s actual Adjusted OIBDAR for 2017 was $2.010 billion, representing an overall achievement level based on the 2017 financial results of approximately 64% of target for Messrs. Thomas, Gunderman, and Fletcher. Mr. Small had an individual component in 2017, representing 30% of his target opportunity, which increased his overall attainment from 64% to 75%.

The table below shows the target and actual payouts for each NEO (other than Mr. Levine) under the short-term incentive plan for 2017.

NEO	Target Payout % (as % of Base Salary)	Target Value	Actual Value	Realized Value as % of Target
Tony Thomas	188%	$1,880,000	$1,195,680	64%
Robert Gunderman	120%	$600,000	$381,600	64%
John Fletcher	120%	$618,000	$393,048	64%
Jeff Small	120%	$420,000	$312,985	75%
Sarah Day (1)	120%	$420,000	$0	0%

(1)	Ms. Day was not employed by Windstream at the end of 2017 and did not receive a payout under the short-term incentive program

The Compensation Committee set the target payout percentage for each of the NEOs at the beginning of the fiscal year based on each individual’s contributions to Windstream and the market level of compensation for their position without benchmarking against a specific percentile. The Committee set Mr. Thomas’ level above the other NEOs given his position and ability in his role to affect stockholder value relative to other NEOs.

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Long-Term Equity-Based Incentive Awards

Windstream maintains an equity-based compensation program to provide long-term incentives to executive officers to better align the interests of executives with stockholders and to provide a retention incentive. Each year, NEOs receive a portion of their total direct annual compensation in the form of long-term equity-based incentive compensation, which furthers the Compensation Committee’s goal to make a substantial portion of executive officers’ total direct compensation at-risk.

During 2017, all Windstream long-term equity incentive awards were issued as either time-based restricted shares or performance-based restricted stock units (PBRSUs) under the Windstream Amended and Restated 2006 Equity Incentive Plan (“Equity Plan”). Because Mr. Levine did not join Windstream until July 2017, he did not participate in Windstream’s 2017 equity-based compensation program. As an inducement to join Windstream, Mr. Levine received a one-time equity grant valued at $1,500,000 of time-based restricted stock, which vests ratably on March 1 of each year through 2020, subject to Mr. Levine’s continuous employment through each vesting date. This grant was issued as a stand-alone award pursuant to an Inducement Restricted Shares Agreement. In 2018, Mr. Levine will participate in Windstream’s equity-based compensation program.

Below are details regarding the time-based restricted stock and PBRSUs granted in 2017:

Stock Award	Percentage of Total LTI Awards in 2017	Vesting
Time-Based Restricted Shares	●50% for all NEOs other than Mr. Levine	●Vest ratably over a three-year period subject to continuous employment through each vesting date
PBRSUs	●50% for all NEOs other than Mr. Levine	●Cliff-vest on March 1, 2020 ●Performance is measured over a three-year period ●Vest only if the performance threshold is met and the NEO is still employed on the date of vesting

The Board of Directors delegated responsibility for administration of the Equity Plan, including the authority to approve awards, to the Compensation Committee. It is the Compensation Committee’s policy to review and approve all annual equity compensation awards to directors, executive officers, and all other eligible employees at its first regularly scheduled meeting of each year, which typically occurs each February. In determining the number of shares of restricted stock or PBRSUs to award to any individual under the Equity Plan, the Compensation Committee divides the approved grant value for each individual by the closing stock price of Windstream common stock on the date that the Compensation Committee approves the award (rounded down to the nearest whole share).

In the first quarter of 2017, the Compensation Committee approved the following grants to the NEOs (other than Mr. Levine). As with other elements of compensation, the Compensation Committee based individual equity-based incentive awards on each individual’s contributions to Windstream and the market level of compensation for their position without benchmarking against a specific percentile.

		2017 Grants of Performance-Based Restricted Stock Units (50%)
NEO	2017 Grants of Time-Based Restricted Stock ($) (50%)	Threshold ($)	Target ($)	Max ($)
Tony Thomas	1,625,000	812,500	1,625,000	2,437,500
Robert Gunderman	594,000	297,000	594,000	891,000
Jeff Small	150,000	75,000	150,000	225,000
John Fletcher	515,000	257,500	515,000	772,500
Sarah Day (1)	262,500	131,250	262,500	393,750

(1)	As a result of Ms. Day’s departure from the Company in 2017, her equity awards lapsed.

The Compensation Committee set the performance measures for the 2017 PBRSUs on May 2, 2017, which was the first regularly scheduled Compensation Committee meeting that occurred after the closing of the EarthLink acquisition to provide adequate time to incorporate the expected EarthLink financial forecast into the three-year target. It is the Compensation Committee’s goal to set such amounts at levels that it believes are difficult but achievable and designed to drive results. For 2017, the Committee selected

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3-year cumulative Adjusted Operating Free Cash Flow as the performance measure. Adjusted Operating Free Cash Flow is defined as Adjusted OIBDAR less cash interest and cash taxes, plus investment income. The Compensation Committee selected Adjusted Operating Free Cash Flow because it is a key measure of Windstream’s ability to generate sustainable cash flows over a long period of time. The 3-year cumulative target (2017-2019) for the Adjusted Operating Free Cash Flow metric for the 2017 PBRSUs was set at $3.047 billion, the threshold was set at $2.847 billion, and the maximum was set at $3.247 billion. No shares are awarded under these grants if actual Adjusted Operating Free Cash Flow is less than the threshold.

2017 Performance Period Actual Results

PBRSUs granted in 2015 were subject to annual performance targets. For 2017, the performance was based on the attainment of EarthLink synergy targets. During 2017, the synergy targets were achieved and we exited the year with run-rate synergies of over $60 million related to EarthLink. This reflected a 100% achievement level against the target performance goal and the PBRSUs granted in 2015 related to the 2017 performance period vested at 100% of target in accordance with their terms.

Effect of the REIT Spin-off on Outstanding Equity Awards

We completed the spin-off of Uniti Group Inc. (“Uniti”) on April 24, 2015. Effective with the REIT Spin-off, equitable adjustments were made with respect to outstanding equity awards related to Windstream common stock such that awards were divided between Windstream and Uniti based on the same allocation stockholders received. Specifically, awards were adjusted into two separate awards; one relating to Windstream common stock and one relating to Uniti common stock. The adjustment was made such that the number of shares related to the Uniti award was equal to the number of shares of Uniti common stock that the award holder would have received in the REIT Spin-off had the outstanding award represented outstanding shares of Windstream common stock. As a result, employees of Windstream hold restricted shares and PBRSUs of both Windstream and Uniti. The awards covering the Uniti common stock are subject to the same service- and performance-based vesting conditions that apply to the Windstream awards to which they are attributable. The final tranche of the Uniti restricted stock units vested on December 19, 2017.

Retirement and Other Benefits

Retirement Plans. Windstream maintains a defined benefit pension plan and a qualified 401(k) defined contribution plan for its executive officers (including the NEOs) and employees. Participation in the pension plan is frozen except for certain bargaining unit employees. No executive officer is eligible for continued accruals. Windstream’s 401(k) plan provides for potential matching employer contributions of up to 4% of a participant’s compensation. The Compensation Committee maintains the 401(k) plan to provide employees with an opportunity to save for retirement with pre-tax dollars.

Deferred Compensation Plans. Windstream’s 2007 Deferred Compensation Plan provides a non-qualified deferred compensation plan for its executive officers (including the NEOs) and other key employees. The Compensation Committee adopted this plan as part of its effort to provide a total compensation package that was competitive with the compensation arrangements of other companies. The plan offers participants the ability to defer compensation above the IRS qualified plan limits. The plan also allows Windstream to make discretionary contributions to replace contributions that the company is limited from making to its qualified 401(k) plan as a result of limits imposed by the Internal Revenue Code (the “Code”). These discretionary contributions equal the amount that could have been credited to the executive officers as a matching contribution under Windstream’s 401(k) plan had compensation not been limited by the Code.

Perquisites/Aircraft Use. Mr. Thomas is allowed to utilize Windstream’s corporate aircraft for personal use under a time-sharing arrangement pursuant to which he is obligated to reimburse Windstream for the incremental cost of such use (which primarily includes costs for fuel, maintenance charges allocable to such use and contract-pilot charges, and excludes depreciation of the aircraft, general maintenance, compensation of Windstream’s employee pilots, and other general charges related to ownership of the aircraft). All other NEOs are permitted limited personal use of Windstream’s corporate aircraft and are allowed to have family members accompany them on business trips on the aircraft, in each case subject to prior approval of Mr. Thomas or Mr. Gunderman. The Compensation Committee monitors the use by Mr. Thomas and all other NEOs to ensure the amount of usage is reasonable. The Compensation Committee believes that personal use of aircraft for Mr. Thomas and the other NEOs is a reasonable benefit considering the significant demands imposed on their schedules as a result of their responsibilities to Windstream.

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Employment Agreements

Windstream entered an employment agreement with Tony Thomas on December 11, 2014, in connection with his appointment as President & Chief Executive Officer that was amended on February 9, 2016. Separately, Windstream entered into a Change-in-Control Agreement with Mr. Thomas on January 1, 2013, which was scheduled to expire on January 1, 2018. To eliminate the separate agreements, effective September 1, 2017, Windstream amended and restated Mr. Thomas’ employment agreement to incorporate the terms of the change-in-control severance benefits into his employment agreement. The terms of Mr. Thomas’ employment as set forth in the 2017 Employment Agreement are consistent with the previous agreement. Accordingly, the Restated Employment Agreement replaces and supersedes the 2014 Employment Agreement and the 2013 Change-in-Control Agreement.

The 2017 Employment Agreement provides that Mr. Thomas will be employed as President & Chief Executive Officer of Windstream Holdings and serve on its Board of Directors through December 31, 2019, subject to annual renewals thereafter. During his employment period, Mr. Thomas’ annual base salary will not be less than $1,000,000 and his target annual bonus opportunity will not be less than 188% of his base salary. Additionally, Mr. Thomas will be eligible to participate in all equity incentive, employee benefits and perquisite plans, programs and arrangements that are no less favorable to Mr. Thomas than the plans, programs and arrangements provided to other senior executives of Windstream Holdings. The agreement also contains severance benefit provisions that apply if Mr. Thomas’ employment is terminated in certain circumstances. Refer to the “Potential Payments Upon Death, Disability, Termination or Change-in-Control” section of this Proxy Statement for additional details associated with the severance and change-in-control agreements.

If Mr. Thomas’ employment terminates for any other reason, the 2017 Employment Agreement will terminate without further obligation to Mr. Thomas other than the obligation to pay his annual base salary through the date of termination and any other vested benefits. Upon termination of employment, Mr. Thomas is prohibited from soliciting employees or customers of or competing against Windstream Holdings and its affiliates for (i) two years following a termination due to a Change in Control or (ii) one year following any other termination and is subject to confidentiality and non-disparagement restrictions. Moreover, Mr. Thomas is required to sign a waiver and release of all claims against Windstream Holdings and its affiliates prior to receiving severance benefits under the 2017 Employment Agreement.

Post-Employment Compensation

Severance and Change-In-Control Agreements. Windstream has entered severance and change-in-control agreements with each NEO other than Mr. Thomas who is subject to the Restated Employment Agreement. The Compensation Committee believes that severance and change-in-control agreements provide protection to these NEOs from the uncertainty associated with certain qualifying terminations, including in connection with or following a potential change-in-control, and are a key element in ensuring that our total compensation package is competitive with the compensation arrangements of other market participants. The severance and change-in-control agreements provide that upon a qualifying separation from service the executive officers will be eligible to receive certain severance benefits. Refer to the “Potential Payments Upon Death, Disability, Termination or Change-in-Control” section of this Proxy Statement for additional details associated with the severance and change-in-control agreements.

Day Severance Arrangements. Pursuant to a waiver and release agreement dated May 5, 2017 entered into in connection with Ms. Day’s departure, Windstream agreed to pay Ms. Day a severance payment equal to $770,000 (an amount equal to one year of base salary and her target short-term cash incentive bonus for 2017) in 12 equal monthly installments plus a portion of the annual incentive payment she would have been entitled to receive under the short-term incentive plan, if any, based on actual performance during 2017 and pro-rated for the actual time in position (34%) in consideration for transition support. Based on the actual results of the CSMB business unit being below threshold, Ms. Day did not receive a payout related to the 2017 short-term cash incentive plan. Windstream also amended Ms. Day’s unvested time-based restricted stock awards to provide that compliance with the non-disclosure, non-competition and non-interference obligations in the Change in Control Agreement dated January 1, 2016 between Ms. Day and Windstream, and incorporated by reference into her waiver and release agreement, for the one-year period ending May 31, 2018 will satisfy the continued service and vesting requirements of such awards that vest on or before May 31, 2018 (33,635 unvested shares). Ms. Day’s remaining unvested time-based restricted stock awards (32,419 unvested shares) and all unvested PBRSUs (61,737 unvested shares) lapsed without further action or notice as of the date of her separation. Ms. Day was also entitled to certain outplacement services and executive coaching services under her waiver and release agreement.

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GOVERNANCE FEATURES

Stock Ownership/Insider Trading Policies

Windstream’s minimum stock ownership guidelines are described in this Proxy Statement under the heading “Security Ownership” and apply to Mr. Thomas and all other current executive officers. The guidelines are intended in part to ensure that NEOs retain a sufficient number of shares of Windstream common stock such that they continue to have a material financial interest in Windstream that is aligned with the stockholders.

Prohibition on Hedging and Pledging

Under Windstream’s insider trading compliance policy, directors and NEOs, and certain other officers are prohibited, and all other employees are discouraged, from engaging in any transaction involving derivative securities intended to hedge the market risk in equity securities of Windstream other than purchases of long call options or the sale of short put options that are not closed prior to their exercise or expiration date. The policy also prohibits the purchase of Windstream shares on loan or margin and short sales.

Clawback Policy

Windstream’s Clawback Policy requires executive officers to repay or forfeit performance-based compensation under certain conditions. Effective January 1, 2013, the policy covers the following types of compensation: annual or short-term incentive compensation, performance-based restricted stock or units, other performance-based compensation, and such other compensation as may be designated by resolution to be subject to the policy. The policy does not cover time-based restricted stock or severance benefits awarded under a change-in-control agreement. Under the policy, each executive officer is required to forfeit or repay covered compensation, to the fullest extent permitted by law, if all of the following conditions are met: (i) Windstream financial statements filed during an executive officer’s employment become subject to a restatement; (ii) the Board determines that fraud caused or significantly contributed to the need for the restatement; (iii) the Board determines that the restatement applies to the covered compensation; and (iv) the Board determines in its sole discretion that it is in the best interests of Windstream and its stockholders for the executive officer to repay the covered compensation. The policy is limited to compensation that is vested or paid based on the achievement of financial results that subsequently become subject to restatement. The Board can determine that a restatement applies to covered compensation if the vesting or payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement, and the amount of compensation that would have been received by the executive officer had the financial results been properly reported, after giving effect to the restatement, would have been lower than the amount received. Each executive officer is required to sign an agreement that he or she has received, read and understood the policy. In addition, the policy provides that repayment and forfeiture remedies are not the exclusive remedies and that Windstream may pursue every other right or remedy at law or in equity available.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report provides information concerning the Compensation Committee of Windstream Holdings, Inc.’s Board of Directors. The Compensation Committee’s Charter is available on the Investor Relations page of Windstream Holdings, Inc.’s website at www.windstream.com/investors. The Compensation Committee is comprised entirely of independent directors, as defined and required by NASDAQ listing standards.

The Compensation Committee has reviewed the disclosures under the caption “Compensation Discussion and Analysis” contained in Windstream Holdings, Inc.’s Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders and has discussed such disclosures with the management of Windstream Holdings, Inc. Based on such review and discussion, the Compensation Committee recommended to the Windstream Board of Directors that the “Compensation Discussion and Analysis” be included in Windstream Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Windstream Holdings, Inc.’s Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

The Compensation Committee

William G. LaPerch, Chair

Samuel E. Beall, III
Walter L. Turek

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SUMMARY COMPENSATION TABLE

The following table shows the compensation awarded to, earned by or paid to Windstream’s NEOs in fiscal year 2017 and, as applicable, in fiscal years 2016 and 2015.

							Change in
							Pension Value
							and Non-Qualified
						Non-Equity	Deferred
					Stock Awards	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus		($)	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)		(1) (2)	($) (3)	($) (4)	($) (5)	($)
Tony Thomas President & CEO	2017	1,000,000	—		3,131,379	1,195,680	22,270	85,659	5,434,988
	2016	1,000,000	—		2,208,308	1,106,250	14,423	81,718	4,410,699
	2015	1,000,000	—		2,101,546	1,250,000	—	59,571	4,411,117
Robert E. Gunderman Chief Financial Officer & Treasurer	2017	475,000	—		1,143,054	381,600	—	37,478	2,037,132
	2016	450,000	—		819,475	318,600	—	39,565	1,627,640
	2015	450,000	—		691,464	360,000	—	28,595	1,530,059
John P. Fletcher Former Chief Human Resources & Legal Officer	2017	515,000	—		1,038,679	393,048	—	42,028	1,988,755
	2016	515,000	—		1,195,023	364,620	—	40,691	2,115,334
	2015	515,000	—		1,180,901	412,000	—	32,363	2,140,264
Layne Levine President – Enterprise & Wholesale (6)	2017	187,500	1,010,000	(7)	1,500,002	—	—	27,588	2,725,090

Jeff Small President – Consumer & SMB (6)	2017	325,577	186,667	(8)	262,846	312,985	—	24,306	1,112,381

Sarah Day Former President – Consumer, Small and Medium-Sized Business (6)	2017	147,692	—		459,984	—	—	501,948	1,109,624
	2016	298,615	—		279,998	212,400	—	15,334	806,347

(1)

The amounts included in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. The fair value reflects the expected future cash flows of dividends and therefore dividends on unvested shares are not separately disclosed. The amounts in this column for each fiscal year exclude the effect of any estimated forfeitures of such awards. The assumptions used in the calculation of these amounts are included in Note 10 of our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

As discussed further in footnotes 3 and 4 to the Grants of Plan-Based Awards table that follows, the information provided in this column does not reflect the manner in which the Compensation Committee viewed or determined the equity compensation values for the NEOs. Specifically, under applicable SEC rules, the grant date fair values for the performance-based restricted stock or units is calculated based on the stock price when the target for each performance period is set. As a result, from the standpoint of allocating compensation to a particular fiscal period for purposes of this column, there is a disparity between the value approved by the Compensation Committee and the amounts reported above for each of the periods set forth in the column. For a discussion of the values considered by the Compensation Committee when awarding equity compensation in 2017, see “Components of Executive Compensation—Long-Term Equity-Based Incentive Awards” in the Compensation Discussion and Analysis.

The grant date fair value of PBRSUs is based upon the probable levels of achievement of the performance goals related to those awards. The resulting number of PBRSUs that vest, if any, depends on whether we achieve the specified level of performance with respect to the performance measures tied to these awards. The grant date fair values of PBRSUs are reported in the table below at the probable payout, which is less than the maximum possible payout. The table below shows the grant date fair values of the PBRSUs granted to each NEO during fiscal year 2017 at the probable payout and the maximum payout that would result if the highest levels of performance goals are achieved.

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	Grant Date Fair Value	Grant Date Fair Value
	of PBRSUs	of PBRSUs
	(Probable Payout)	(Maximum Payout)
Name	($)	($)
Tony Thomas	1,506,385	2,259,582
Robert E. Gunderman	549,061	823,599
John P. Fletcher	523,685	785,531
Layne Levine	—	—
Jeff Small	112,851	169,274
Sarah Day	197,491	296,237

(2)	No options were awarded by Windstream for fiscal years 2017, 2016 and 2015.

(3)	These amounts represent payments made under the short-term incentive plan on performance. 2017 payments were paid on March 9, 2018.

(4)

Pension value for Mr. Thomas increased $22,270 during 2017. No other NEOs participate in the Windstream Pension Plan. There were no “above-market earnings” for 2017 under the Windstream 2007 Deferred Compensation Plan.

(5)

For 2017, the amounts shown in this column are comprised of (i) Company matching contributions under the Windstream 401(k) Plan of $10,800 for each NEO, (ii) imputed income for value over $50,000 of life insurance coverage provided by Windstream, (iii) the value of the individual’s personal use of a Company airplane and (v) cell phone allowances. The value of an individual’s use of a Company airplane is based on the incremental cost to Windstream of such usage which includes costs for fuel, maintenance charges allocable to such use, and contract-pilot charges but excludes depreciation of the aircraft, general maintenance, compensation of Windstream’s employee pilots and other general charges related to ownership of the aircraft. Also included in these amounts are the following Company matching contributions under the Windstream 2007 Deferred Compensation Plan made in 2018, but attributable to service in 2017: Mr. Thomas ($73,450), Mr. Gunderman ($20,944), Mr. Fletcher ($24,385), Mr. Levine ($16,700) and Mr. Small ($11,790). The amounts do not include matching contributions attributable to service in 2016 but made in 2017, as those awards are reported in the “All Other Compensation” column as 2016 compensation, as reported in the “Non-Qualified Deferred Compensation” table below. Also included in these amounts for Ms. Day are (i) $449,167 in severance payments, representing the portion of her $770,000 severance payment (payable over 12 months) paid in 2017, (ii) a $26,923 payment for accrued and unused vacation paid to Ms. Day in connection with her resignation in 2017 and (iii) $15,000 paid for outplacement services.

(6)	Messrs. Small and Levine were not NEOs in 2015 or 2016, and Ms. Day was not an NEO in 2015.

(7)	Mr. Levine received a signing bonus of $500,000 in connection with joining Windstream in 2017 and a $510,000 guaranteed target cash incentive.

(8)

This amount represents (i) a $20,000 discretionary bonus earned by Mr. Small in 2017 and (ii) one-third (1/3) of a retention cash award granted in 2016 that vests ratably over three years subject to continuous employment through June 15, 2019.

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GRANTS OF PLAN-BASED AWARDS

The following table shows information regarding grants of plan-based awards, including equity and non-equity incentive plans, made by Windstream during 2017 to the individuals named below. All equity grants reported in the following table were made pursuant to the Amended and Restated 2006 Equity Incentive Plan, except that Mr. Levine’s inducement grant was issued as a stand-alone award pursuant to an Inducement Restricted Shares Agreement. All non-equity grants made in 2017 were made pursuant to Windstream’s short-term cash incentive plans described in the section titled “Components of Executive Compensation—Short-Term Cash Incentive Payments” in the Compensation Discussion and Analysis.

Name	Compensation Committee Approval Date (1)	Grant Date (as determined By ASC 718)	Estimated Future Payouts Under Non-Equity Incentive Plan Award				Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#) (5)		Grant Date Fair Value of Stock and Option Awards ($) (7)
			Threshold ($)	Target ($)		Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Tony Thomas	2/7/17	2/7/17	940,000	1,880,000		4,700,000
	2/7/17	5/2/17					109,945	(2)	219,891	(2)	329,836	(2)			1,222,594
	2/7/17	2/7/17					19,201	(3)	38,402	(3)	57,604	(4)			283,791
	2/7/17	2/7/17											219,891	(6)	1,624,994
Robert E. Gunderman	2/7/17	2/7/17	300,000	600,000		1,500,000
	2/7/17	5/2/17					40,189	(2)	80,378	(2)	120,567	(2)			446,902
	2/7/17	2/7/17					6,913	(3)	13,824	(3)	20,737	(4)			102,159
	2/7/17	2/7/17											80,378	(6)	593,993
John P. Fletcher	2/7/17	2/7/17	309,000	618,000		1,545,000
	2/7/17	5/2/17					34,844	(2)	69,688	(2)	104,532	(2)			387,465
	2/7/17	2/7/17					9,216	(3)	18,433	(3)	27,650	(4)			136,220
	2/7/17	2/7/17											69,688	(6)	514,994
Layne Levine	8/8/17	8/8/17	—	—	(8)	—	—		—		—		707,548	(6)	1,500,002
Jeff Small	2/7/17	2/7/17	210,000	420,000		1,050,000
	2/7/17	5/2/17					10,148	(2)	20,297	(2)	30,445	(2)			112,851
	2/7/17	2/7/17											20,297	(6)	149,995
Sarah Day	2/7/17	2/7/17	210,000	420,000		1,050,000
	2/7/17	5/2/17					17,760	(2)	35,520	(2)	53,280	(2)			197,491
	2/7/17	2/7/17											35,520	(6)	262,493

(1)

This column reflects the date upon which the Compensation Committee approved and issued the awards set forth in this table. The closing prices of Windstream common stock on February 7, 2017 and August 8, 2017 were $7.39 and $2.07, respectively.

(2)

These amounts represent potential share payouts with respect to PBRSUs in 2017 that will vest on March 1, 2020, if at all, for the performance period ending December 31, 2019, based on the Company’s achievement of Adjusted Free Cash Flow over such three-year period. Threshold, target or maximum performance will result in the NEO earning 50%, 100% or 150% of the target number of the PBRSUs, respectively. Mr. Fletcher’s and Ms. Day’s awards lapsed upon their 2018 and 2017 resignations, respectively.

(3)

These amounts represent one-third (1/3) of the threshold and target amounts of an award of PBRSUs granted in 2015 that vest ratably over a three-year period with each year set as a separate performance period. The Compensation Committee sets the threshold and target amount each year during the three-year vesting period. Pursuant to SEC rules and applicable accounting rules, because the Compensation Committee sets the annual performance targets at the start of each respective performance period, only the grant date fair value of the portion of the grant subject to a particular performance period is reported in this table, which results in a disparity between the annual grant values approved by the Compensation Committee and the amounts reported above. Accordingly, these amounts represent only the third tranche of the total grant of PBRSUs in 2015 (i.e., the portion of the 2015 grant allocated to the 2017 performance period).

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(4)

While no additional amounts are awarded if actual results exceeds the target performance goal, these amounts equal the sum of the target amount of the third tranche of the 2015 grant of PBRSUs plus one-third (1/3) of the 2015 Overachievement Amount (as defined below). Pursuant to the 2015 grant of PBRSUs, each NEO is entitled to receive an additional number of shares following completion of the three-year vesting period equal to 50% of his Total Target Amount (the “2015 Overachievement Amount”) if (i) Windstream’s total stockholder return exceeds 75% of the S&P 400 Midcap during the vesting period, and (ii) at least the minimum threshold of the target goal is met in each of the three fiscal performance periods covered by the three-year vesting period. If Windstream fails to achieve the threshold of the target goal with respect to any of the 2015, 2016 or 2017 performance periods, the additional payout opportunity will be reduced proportionately. Windstream met the threshold of the target goal in the 2015, 2016 and 2017 performance periods.

(5)	No options were awarded by Windstream for fiscal years 2017, 2016 and 2015.

(6)

Represents restricted stock granted that will vest ratably in one-third (1/3) annual increments subject to continuous employment through March 1, 2020, except that, as a result of her 2017 resignation, only that portion of Ms. Day’s award scheduled to vest on March 1, 2018 was eligible for vesting subject to her continued compliance with certain non-disclosure, non-competition and non-interference covenants for the one-year period ending on May 31, 2018, with the remaining portions lapsing effective upon her resignation. Similarly, as a result of Mr. Fletcher’s 2018 resignation, that portion of his award scheduled to vest on March 1, 2019 remains eligible for vesting subject to his continued compliance with certain non-disclosure, non-competition and non-interference covenants for the one-year period ending on March 2, 2019, with the remaining portion lapsing effective upon his resignation.

(7)

Represents the grant date fair value calculated in accordance with applicable standards for financial statement reporting purposes in accordance with FASB ASC Topic 718. The grant date fair values for the time-based vesting restricted stock is determined using the closing stock price of Windstream common stock on the date of grant. The grant date fair values of the performance-based equity awards are based on the stock price of Windstream common stock on the date that the performance targets were set, which for accounting purposes only, is considered the date of grant.

(8)

Mr. Levine did not participate in the 2017 cash incentive plan because he joined in July 2017. Pursuant to the terms of his employment offer, he received a cash bonus equal to 120% of his base salary, which equates to his target opportunity in 2018.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding outstanding equity awards under the Windstream equity incentive plans held by NEOs as of December 31, 2017.

Stock Awards (1)
		Time-Based Vesting			Performance-Based
		Restricted Stock			Vesting Restricted Stock or Units
Name		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Tony Thomas
		170,219	(3)	314,905	96,006	(7)	177,611
		131,817	(4)	243,861	175,561	(8)	324,788
		73,297	(5)	135,599	219,891	(9)	406,798
	Total	375,333		694,365	491,458		909,197
Robert E. Gunderman
		63,089	(3)	116,715	34,561	(7)	63,938
		49,264	(4)	91,138	67,415	(8)	124,718
		26,792	(5)	49,565	80,378	(9)	148,699
	Total	139,145		257,418	182,354		337,355
John P. Fletcher
		72,687	(3)	134,471
		54,252	(4)	100,366	46,083	(7)	85,254
	Total	126,939	(10)	234,837	46,083	(10)	85,254
Layne Levine
		235,850	(3)	436,323	—		—
		235,849	(4)	436,321	—		—
		235,849	(5)	436,321	—		—
	Total	707,548		1,308,965	—		—
Jeff Small
		6,766	(3)	12,517	—		—
		6,766	(4)	12,517	—		—
		6,765	(5)	12,515	20,297	(9)	37,549
		53,590	(6)	99,142	—		—
	Total	73,887		136,691	20,297		37,549
Sarah Day					—		—
		33,635	(3)	62,225	—		—
	Total	33,635		62,225	—		—

(1)	There are no outstanding awards of stock options for any NEO.

(2)	Market values calculated using the closing prices of Windstream common stock on December 29, 2017, which was $1.85.

(3)	Shares vested in full on March 1, 2018.

(4)

Shares scheduled to vest in full on March 1, 2019, subject to, in the case of Mr. Fletcher, his continued compliance with certain non-disclosure, non-competition and non-interference covenants for the one-year period ending on March 2, 2019.

(5)	Shares scheduled to vest in full March 1, 2020.

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(6)	Shares scheduled to vest in full December 15, 2019.

(7)

40% of these PBRSUs vested March 1, 2018, based on achievement of performance objectives set by the Compensation Committee for 2017. The reported amount includes overachievement shares related to the 2015 grant of PBRSUs, which did not vest.

(8)

Represents PBRSUs at target granted in 2016 that will vest March 1, 2019, if at all, based on the Company's achievement of a specified level of Adjusted Free Cash Flow over the three-year period ended December 31, 2018.

(9)

Represents PBRSUs at target granted in 2017 that will vest March 1, 2020, if at all, based on the Company's achievement of a specified level of Adjusted Free Cash Flow over the three-year period ended December 31, 2019.

(10)

At December 31, 2017, Mr. Fletcher held an additional 23,229 shares of unvested restricted stock and 162,759 unvested restricted stock units, all of which lapsed upon his 2018 departure from the Company.

OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding the vesting of equity-based awards during 2017. Certain of the awards that vested during 2017 were outstanding at the time of the REIT Spin-off and, thus, were payable in shares of Windstream common stock and shares of Uniti common stock.

	Stock Awards (1)
	Number of Shares		Value Realized
	Acquired on Vesting		on Vesting
Name	(#)		($)
Tony Thomas
Vested in WIN stock	127,681	(2)	965,268
	19,313	(3)	40,171
Vested in Uniti stock	9,719	(4)	279,907
	23,174	(5)	393,958
Robert E. Gunderman
Vested in WIN stock	46,075	(2)	348,327
	9,657	(3)	20,087
Vested in Uniti stock	1,944	(4)	55,987
	11,587	(5)	196,979
John P. Fletcher
Vested in WIN stock	66,813	(2)	505,106
Vested in Uniti stock	7,775	(4)	223,920
Layne Levine	—		—
Jeff Small	—		—
Sarah Day
Vested in WIN stock	15,563	(2)	117,656
Vested in Uniti stock	815	(4)	23,472

(1)	Prior to 2018, Windstream did not grant stock options and therefore had no option exercises by any NEO in 2017.

(2)	Shares of Windstream common stock that vested on March 1, 2017 with a closing price of $7.56.

(3)	Shares of Windstream common stock that vested on December 19, 2017 with a closing price of $2.08.

(4)	Shares of Uniti common stock that vested on March 1, 2017 with a closing price of $28.80.

(5)	Shares of Uniti common stock that vested on December 19, 2017 with a closing price of $17.00.

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RETIREMENT BENEFITS

The following is a brief summary of the material terms of the retirement plans maintained by Windstream.

●

Windstream Pension Plan. Windstream maintains the Windstream Pension Plan (“Pension Plan”), which is a tax-qualified defined benefit plan. The Pension Plan generally covers salaried and non-salaried employees of Windstream and those subsidiary companies that have adopted the Pension Plan. Accruals are frozen for non-bargaining employees. No NEOs were eligible for continuing accruals under the Pension Plan as of the end of 2017.

The Pension Plan’s accrued benefit is payable in the form of a monthly life annuity following normal retirement at age 65 (or, if later, at five years of service or at the fifth anniversary of participation). The accrued benefit is also payable in a monthly life annuity following early retirement at or after age 55 with at least 20 years of service (with reduction in the life annuity of 0.25% for each month that commencement precedes age 60) or at or after age 60 with 15 years of service (with reduction in the life annuity of 0.25% for each month that commencement precedes age 65 for a participant whose benefit commences before age 62). As of the end of 2017, no NEOs satisfied the foregoing age and service requirements to commence receipt of an early retirement benefit under the Pension Plan.

For deferred vested participants (i.e., those who terminate employment before early retirement), the accrued benefit is payable in a monthly life annuity beginning at normal retirement age. If a deferred vested participant has 15 years of service, the accrued benefit is also payable in a monthly life annuity beginning as early as age 60 (with reduction in the life annuity of 0.50% for each month commencement precedes age 65), and, if the deferred vested participant has at least 20 years of service, the accrued benefit is also payable in a monthly life annuity beginning as early as age 55 (with reduction in the life annuity of 0.50% for each month commencement precedes age 65).

For a participant eligible for normal retirement or early retirement, payment is also available in actuarial equivalent joint and surviving spouse annuities, which provide a reduced monthly amount for the participant’s life with the surviving spouse receiving 50%, 75% or 100%, as elected, of the reduced monthly amount, or in an actuarial equivalent 10-year certain and life annuity, which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 years of benefit commencement, with payments to a designated beneficiary for the remainder of the 10-year certain period. For a married deferred vested participant, payment is also available in the form of an actuarial equivalent joint and 50% or 75% surviving spouse annuity, as elected. If a vested participant dies before benefit commencement, an annuity generally is payable to the participant’s surviving spouse in an amount based on the joint and 50% surviving spouse annuity that would have been payable to the participant beginning on the later of when the participant died or would have been eligible to commence a benefit.

Under the Pension Plan, post-January 1, 1988 through December 31, 2005 service (December 31, 2010 service for employees who had attained age 40 with two years of vesting service as of December 31, 2005) is credited at 1% of compensation, including salary, bonus and other non-equity incentive compensation, plus 0.4% of that part of the participant’s compensation in excess of the Social Security taxable wage base for such year. Service prior to 1988, if any, is credited on the basis of a percentage of the participant’s highest consecutive five-year average annual salary, equal to 1% for each year of service prior to 1982 and thereafter increasing by 0.05% each year until 1988, but only prospectively, i.e., with respect to service earned in such succeeding year. In addition, participants receive an additional credit of 0.25% for each pre-1988 year of service after age 55, subject to a maximum of 10 years of credit, plus an amount equal to 0.4% of the amount by which the participant’s pre-1988 career average annual base salary (three highest years) exceeds his or her Social Security covered compensation, multiplied by his or her years of pre-1988 credited service.

●

Windstream Benefit Restoration Plan. The Windstream Benefit Restoration Plan (“BRP”) contains an unfunded, unsecured pension benefit for a group of highly compensated employees whose benefits are reduced due to the IRS compensation limits for qualified plans. This plan was established by Alltel and assumed by Windstream at the time it spun off from Alltel in 2006. Accruals are frozen for employees. No NEOs continued to be eligible for accruals in the pension benefit of the BRP as of the end of 2010. The pension benefit under the BRP is calculated as the excess, if any, of (x) the participant’s Pension Plan benefit (on a single life-annuity basis payable commencing on the later of the participant’s retirement date or age 65) without regard to the IRS compensation limit ($270,000 for 2017) over (y) the participant’s regular Pension Plan benefit (on a single

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life-annuity basis payable commencing on the later of the participant’s retirement date or age 65 regardless of the actual form or timing of payment). If the participant has not attained age 65 on the date his or her benefit is scheduled to commence, the BRP benefit is reduced to the extent as the Pension Plan benefit would have been reduced based on reduction factors as in effect on December 31, 2007. For purposes of the preceding calculations, compensation has the same meaning provided in the foregoing description of the Pension Plan. The payment of a participant’s retirement benefit under the BRP shall commence as of the first day of the first month following the later of (i) his or her 60th birthday or (ii) the six-month anniversary of the participant’s separation from service. Benefits are paid over the life of the participant if the participant is alive when benefits commence or over the life of the spouse if the benefit is paid as a pre-retirement death benefit. The benefit will be paid in one lump sum payment if the actuarial present value is less than $30,000. To the extent permitted by Section 409A of the Code, the Benefits Committee, comprised of the President & Chief Executive Officer, Chief Financial Officer, SVP – Chief Human Resources Officer and Vice President-Compensation & Benefits, authorized by the Board of Directors to manage the operation and administration of all employee benefit plans, including non-qualified plans, may direct that the benefit be paid in an alternative form provided that it is the actuarial equivalent of the normal form of benefit so that the BRP benefit is paid in the same form as the Pension Plan benefit. None of the NEOs were yet eligible to commence their benefit under the BRP as of the end of 2017.

The following table shows certain information regarding benefits for Mr. Thomas under the Windstream Pension Plan and Benefit Restoration Plan as of December 31, 2017. No other current or former NEOs have benefits under these plans.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#) (1)	($) (2)	($)
Tony Thomas	Pension Plan	7	142,696	—
	Benefit Restoration Plan	—	12,181	—

(1)	Recognizes prior service under the Alltel Corporation Pension Plan and the Alltel Corporation Benefit Restoration Plan.

(2)

The present value of accumulated benefits includes the present value of the benefits transferred from the Alltel Corporation Pension Plan and the Alltel Corporation Benefit Restoration Plan assumed by Windstream at the time it spun off from Alltel in 2006. The present value of accumulated benefits was calculated based on retirement at age 60 with 20 years of credited service, current compensation as of December 31, 2017, no pre-retirement decrements, the RP-2014 generational projection table adjusted backward to 2006 using scale MP-2014 and projected forward using scale MP-2017, and a 3.68% discount rate, which is the same rate used for preparing Windstream’s consolidated financial statements.

●

Windstream 2007 Deferred Compensation Plan. The Windstream 2007 Deferred Compensation Plan (the “2007 Plan”) is a non-qualified deferred compensation plan offered to executive officers and other key employees. Participants may defer up to 25% of base salary and 50% of bonus. The 2007 Plan also allows Windstream to make discretionary contributions to the 2007 Plan to replace contributions that Windstream is limited from making to its 401(k) qualified plan as a result of limits imposed by the Code. These discretionary contributions equal the amount that could have been credited to the executive officers as a matching contribution under Windstream’s 401(k) plan had compensation not been limited under the 401(k) plan by the Code, plus the amount, if any, by which the executive officer’s matching contribution under the Windstream 401(k) Plan is reduced due to the executive officer’s contributions to the 2007 Plan. Participant accounts are credited with earnings based on a portfolio of investment funds. Payments are made under the 2007 Plan in cash at certain future dates as specified by the participants or upon separation of service.

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The following table shows certain information regarding contributions and aggregate balances for the NEOs under the 2007 Plan as of December 31, 2017.

	Executive	Windstream	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in 2017	in 2017	in 2017	Distributions	12/31/2017
Name	($)	($) (1)	($) (2)	($)	($) (3) (4)
Tony Thomas	—	69,420	127,227	—	987,294
Robert E. Gunderman	—	21,080	24,242	—	171,535
John P. Fletcher	—	26,480	41,873	—	312,499
Jeff Small	—	—	—	—	—
Layne Levine	—	—	—	—	—
Sarah Day	—	4,402	42	—	6,241

(1)

Amounts reflect matching contributions made in 2017, although attributable to service in 2016, and are included in the “All Other Compensation” column of the Summary Compensation Table as 2016 compensation. These amounts do not include contributions made in 2018 that are attributable to service in 2017, which are included in the “All Other Compensation” column of the Summary Compensation Table as 2017 compensation. The amounts of Company-matching contributions attributable to service in 2017 are set forth in footnote 5 to the Summary Compensation Table.

(2)	There were no “above-market earnings” for 2017, and none of these amounts were included in the Summary Compensation Table.

(3)	Balances are paid following termination or upon a date chosen by participant subject to compliance with Section 409A of the Code.

(4)

All amounts contributed by an NEO and Windstream in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent the NEO was an NEO for purposes of the SEC’s executive compensation disclosure.

POTENTIAL PAYMENTS UPON DEATH, DISABILITY, TERMINATION OR CHANGE-IN-CONTROL

Death or Disability

Windstream would have been obligated to provide each NEO (or his beneficiary) with the following estimated payments in the event he died or became “disabled” (as defined below) on December 31, 2017. Ms. Day is not included as a result of her departure from Windstream prior to December 31, 2017. The estimated amounts described below are in addition to the benefits which the NEOs would be entitled to receive upon death or disability under the retirement plans and programs described in the sections titled “Pension Benefits” and “Non-Qualified Deferred Compensation” in “Retirement Benefits” above.

			Accelerated
			Vesting of
	Accelerated Vesting	Accelerated Vesting	Annual
	of Restricted	of Restricted	Incentive	Total for
	Shares	Cash Grant	Compensation	Death or Disability
Name	($) (1)	($) (2)	($)	($)
Tony Thomas	1,496,996	—	1,195,680	2,692,676
Robert E. Gunderman	556,410	—	381,600	938,010
John P. Fletcher	613,016	—	393,048	1,006,064
Layne Levine	1,308,965	500,000	510,000 (3)	2,318,965
Jeff Small	174,240	333,333	312,985	820,558

(1)	The value of the accelerated vesting of restricted shares are based on closing prices of Windstream common stock on December 29, 2017, which was $1.85.

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(2)	Amounts in this column reflect (i) Mr. Levine’s signing bonus and (ii) an outstanding cash grant to Mr. Small that carries acceleration rights.

(3)	Reflects Mr. Levine’s $510,000 guaranteed target cash incentive for 2017.

Accelerated Vesting of Restricted Shares. In the event an NEO dies or becomes permanently disabled (as determined by the Compensation Committee in its sole discretion) while employed with Windstream, then his unvested Windstream restricted stock and target number of performance-based restricted stock or units would immediately vest in full.

Performance Incentive Compensation Plan. During 2017, each of the NEOs participated in the Performance Incentive Compensation Plan, which is an annual bonus plan. If an executive either died or became “disabled” during the year, then his 2017 annual bonus under the Performance Incentive Compensation Plan would have been pro-rated on the basis of the ratio of the number of days of participation during the plan year to the number of days during the plan year and paid by Windstream in a lump sum following the end of the year. For this purpose, the term “disability” means incapacity resulting in the executive being unable to engage in gainful employment at his usual occupation by reason of any medically demonstrable physical or mental condition, excluding incapacity resulting from a felonious enterprise, chronic alcoholism or addiction to drugs or abuse, and self-inflicted injury or illness.

Potential Payments Upon Termination or Change-in-Control

Windstream has entered into certain agreements and maintains certain plans and arrangements that require it to pay or provide certain compensation and benefits to its NEOs in the event of certain terminations of employment or a change-in-control of Windstream. The estimated amount of compensation and benefits payable or provided to each NEO in each situation is summarized below, assuming that the triggering event occurred on December 31, 2017. With respect to Ms. Day, the actual amounts of compensation and benefits paid to her in connection with her departure from the Company in 2017 is disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The actual amounts that would be paid to each NEO upon certain terminations of employment or upon a change-in-control can be determined only at the time the actual triggering event occurs. The estimated amounts described below are in addition to the benefits which the NEOs would be entitled to receive upon termination of employment generally under the retirement plans and programs described in the sections above titled “Pension Benefits” and “Non-Qualified Deferred Compensation” in “Retirement Benefits” above. This section identifies and quantifies the extent to which those retirement benefits are enhanced or accelerated upon the triggering events described below.

As used in the agreement and plans described below, the term “change-in-control” means any of the following: (i) an acquisition of 50% or more of Windstream’s common stock; (ii) a change in the membership of Windstream’s board of directors such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of more than 50% of Windstream’s assets in which any one of the following is true: Windstream’s pre-transaction stockholders do not hold at least 50% of the combined enterprise; there is a 50%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in Windstream); or the members of Windstream’s board of directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholders approve a complete liquidation of Windstream.

Employment Agreement – Chief Executive Officer

●

Potential Payments Upon Termination. Effective September 1, 2017, Windstream and Mr. Thomas entered into an amended and restated employment agreement that provides if Windstream or its affiliates terminate Mr. Thomas’ employment without “Cause” (as defined below) or if Mr. Thomas terminated his employment with Windstream or its affiliates for “Good Reason” (as defined below) on December 31, 2017, then Windstream would have been obligated to pay Mr. Thomas, in a lump sum, approximately $3,000,000. This severance benefit under the 2017 Employment Agreement equals (i) his annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid, and (ii) three times his annual base salary.

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●

Potential Payments Upon a Change-in-Control. Under the 2017 Employment Agreement, Mr. Thomas would be entitled to certain severance benefits if, during the employment period, (i) Windstream terminates Mr. Thomas’ employment without Cause, or an event constituting Good Reason occurs, following the public announcement of a definitive agreement that, when consummated, would constitute a change-in-control and such change-in-control is consummated or (ii) Mr. Thomas’ employment is terminated other than for Cause, disability or death, or Mr. Thomas terminates his employment with Windstream for Good Reason, during the two-year period following a change-in-control, then Windstream will pay to Mr. Thomas the following amounts:

	○	his annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid;

	○	a pro-rated amount of his target annual incentive compensation for the year of termination;

	○	three times the sum of his base salary and target annual incentive compensation (in each case, as in effect immediately prior to the change-in-control or, if higher, on the date of termination);

	○	a cash equivalent for three years of health care premiums; and

	○	outplacement services with a value of no more than $50,000.

Upon termination of employment, Mr. Thomas is prohibited from soliciting employees or customers of or competing against Windstream and its affiliates for (i) two years following a termination due to a change-in-control or (ii) one year following any other termination and is subject to confidentiality and non-disparagement restrictions. Moreover, Mr. Thomas is required to sign a waiver and release of all claims against Windstream and its affiliates prior to receiving severance benefits under the 2017 Employment Agreement.

For purposes of the 2017 Employment Agreement, the following definitions apply:

●

“Cause” generally means (i) the willful failure by Mr. Thomas to substantially perform his duties, other than any failure resulting from Mr. Thomas’ incapacity due to physical or mental illness or any actual or anticipated failure after the issuance of a notice of termination for Good Reason by Mr. Thomas, that continues for at least 30 calendar days after the Board delivers to Mr. Thomas a written demand for performance that identifies specifically and in detail the manner in which the Board believes that Mr. Thomas willfully has failed substantially to perform the his duties; (ii) a conviction, guilty plea or plea of nolo contendere by Mr. Thomas for any felony; (iii) gross negligence or willful misconduct by Mr. Thomas that is intended to, or does, result in his substantial personal enrichment or a material detrimental effect on the reputation or business of Windstream; (iv) a material violation by Mr. Thomas of the corporate governance board guidelines or code of ethics of Windstream; (v) a material violation by Mr. Thomas of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation; (vi) the repeated use of alcohol by Mr. Thomas that materially interferes with his duties, the use of illegal drugs, or a violation of the drug and/or alcohol policies of Windstream; or (vii) a material breach by Mr. Thomas of any non-solicitation, non-disparagement or confidentiality restrictions.

●

“Good Reason” generally means the occurrence, without Mr. Thomas’ express written consent, of any one or more of the following: (i) any action of Windstream that results in a material adverse change in Mr. Thomas’ position (including status, offices, title, and reporting requirements), authorities, duties, or other responsibilities; (ii) a material reduction by Windstream in Mr. Thomas’ compensation or, following or as a result of a change-in-control, any reduction by Windstream in Mr. Thomas’ compensation; (iii) the failure of the Board of Directors to nominate Mr. Thomas for election or re-election to the Board; (iv) a material breach by Windstream of any provision of the 2017 Employment Agreement or (v) following or as a result of a change-in-control, the relocation of Windstream’s principal executive offices by more than thirty-five (35) miles or a transfer of Mr. Thomas to a location other than Windstream’s principal executive offices or, if he was not based at the principal executive offices immediately prior to the change-in-control, to a location more than thirty-five (35) miles from the location where Mr. Thomas was based. Before Mr. Thomas may resign for “good reason,” Windstream must have an opportunity to cure the “good reason” condition(s) within 30 days after receipt of notice. Notwithstanding the foregoing, in no event shall “good reason” result from the following: (i) a reduction in any component of Mr. Thomas’ compensation if other components of his compensation are increased or a substitute or alternative is provided so that his overall compensation is not materially reduced; (ii) Mr. Thomas does not earn cash bonuses or benefit from equity incentives because the performance goals or targets were not achieved; and (iii) the suspension of Mr. Thomas for the period during which the Board of Directors is making a determination whether to terminate him for cause.

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Change-in-Control and Severance Agreements - NEOs

●

Potential Payments Upon Termination. On September 1, 2017, Windstream Services, LLC (“Windstream Services”) approved an updated form of Change-in-Control and Severance Agreements (“Severance Agreement”) to replace and supersede its then current change-in-control agreements, which expired, in accordance with their terms, on January 1, 2018.

○

Under the updated form of the Severance Agreements, if an NEO terminates employment without “Good Reason” (as defined below) at any time during the term of the agreement, then the NEO would be entitled to receive his base salary through the date of termination, reimbursable business expenses in accordance with company policies, any accrued, unused vacation pay, and, subject to the NEO’s compliance with the non-compete and other restrictive covenants in the Severance Agreement, the NEO’s time-based restricted equity awards that would have vested during the one year period following the date of termination will vest on the one year anniversary of the date of termination.

○

In addition, an NEO would be entitled to certain severance benefits if Windstream terminates his employment without “Cause” (as defined below) or the executive terminates employment for “Good Reason” (as defined below). In general, the NEOs would be entitled to receive, in a lump sum, the following amounts:

■

Base salary through the date of termination, reimbursable business expenses in accordance with company policies, any accrued, unused vacation pay, and any other vested benefits, in each case to the extent not previously paid;

■	For terminations that occur after April 1 of the fiscal year, a pro-rated amount of annual incentive compensation for the year of termination based on actual Company performance;

■

The amount of any incentive compensation that has been allocated or awarded to him for a completed fiscal year or other completed measuring period preceding the date of termination to the extent not previously paid;

■	An amount equal to the sum of the base salary and target annual incentive compensation in effect on the date of termination;

■	A cash equivalent for 12 months of health care premiums for Messrs. Gunderman, Levine and Small;

■	Outplacement services with a value of no more than $25,000; and

■

subject to the NEO’s compliance with the non-compete and other restrictive covenants in the Severance Agreement, the officer’s time-based restricted equity awards that would have vested during the one-year period following the date of termination will vest on the one-year anniversary of the date of termination.

●

Potential Payments Upon a Change-in-Control. Under the updated form of the Severance Agreements, an NEO would be entitled to certain severance benefits if, during the two-year period following a change-in-control, Windstream terminates his employment without Cause or the executive terminates employment with Windstream for Good Reason. In general, the NEOs would be entitled to receive, in a lump sum, the following amounts:

○

Base salary through the date of termination, reimbursable business expenses in accordance with company policies, any accrued, unused vacation pay, and any other vested benefits, in each case to the extent not previously paid;

○	A pro-rated amount of the target annual incentive compensation in effect immediately prior to the change-in-control or, if higher, on the date of termination;

○

The amount of any incentive compensation that has been allocated or awarded to the executive for a completed fiscal year or other completed measuring period preceding the date of termination to the extent not previously paid;

○

Two times for Messrs. Gunderman, Levine and Small the sum of the executive’s base salary and target annual incentive compensation (in each case, as in effect on the date of the change-in-control or if higher, on the date of termination);

○	A cash equivalent for health care premiums of 18 months for Messrs. Gunderman, Levine and Small; and

○	Outplacement services with a value of no more than $25,000.

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Upon termination of employment, the NEO is prohibited from soliciting employees or customers of or competing against Windstream Services and its affiliates for (i) a certain period of time (18 months for Messrs. Gunderman, Levine and Small) following a termination due to a change-in-control if the officer receives severance benefits under the Severance Agreement or (ii) one year following any other termination (whether voluntary or involuntary) and is subject to confidentiality restrictions. Moreover, following termination of employment, the officer will be required to sign a release of claims against Windstream Services and its affiliates prior to receiving severance benefits under the Severance Agreement.

The Compensation Committee believes these benefits are consistent with market practice and fit into the overall compensation packages to sufficiently attract and retain talent. Windstream is protected by the non-competition provisions of the arrangements and by having these benefits, senior executives are not discouraged from pursuing the best alternative for long-term value for stockholders, which might include potential change-in-control transactions. Each of Windstream’s other executive officers is covered by an updated Severance Agreement.

For purposes of the Severance Agreements, the following definitions apply:

●

 “Cause” generally means: (i) the substantial, willful failure or refusal to perform the duties or render the services reasonably assigned to executive by Windstream, other than resulting from executive’s incapacity due to physical or mental illness; (ii) a conviction, guilty plea or plea of nolo contendere of the executive to any felony; (iii) the willful misconduct by the executive that is demonstratively and materially injurious to Windstream, monetarily or otherwise; (iv) a material violation by the executive of the corporate governance board guidelines or code of ethics of Windstream; (v) a material violation by the executive of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation; or (vi) the repeated use of alcohol by the executive that materially interferes with his duties, the use of illegal drugs, or a violation of the drug and/or alcohol policies of Windstream.

●

 “Good Reason” generally means the occurrence, without the executive’s express written consent, of any one or more of the following: (i) following a change-in-control, the assignment to the executive of any duties inconsistent with executive’s status and authority as an executive officer or a material adverse alteration in the nature or status of executive’s authority, duties, or responsibilities from those in effect immediately prior to the change-in-control; (ii) a reduction in the executive’s base salary; (iii) a transfer of executive’s principal place of employment to a location more than thirty-five (35) miles away from his/her principal place of employment; (iv) the failure by Windstream to maintain the executive’s total compensation opportunity (i.e., base salary, short-term incentive, and long-term incentive) as of the effective date, or such higher compensation opportunity as determined by Windstream from time to time, unless such compensation is changed by Windstream as part of a change in Windstream’s executive compensation program in a manner applied equally to similarly situated executives; (v) the failure by Windstream to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of the Company’s health, welfare, retirement and vacation plans; (vi) the failure by Windstream to pay to the executive any portion of the executive’s current compensation, deferred compensation or business expense reimbursements; or (vii) any failure by Windstream to require the successor to assume the Severance Agreement.

Accelerated Vesting of Restricted Shares

In the event that an NEO’s employment is terminated without cause or the NEO terminates his employment for good reason in the two-year period following a change-in-control, then his unvested Windstream restricted stock and target number of performance-based restricted stock or units would immediately vest in full. Additionally, if Mr. Levine is terminated without cause prior to March 1, 2020, then the unvested portion of his inducement grant would immediately vest in full.

Each NEO would have been entitled to the following estimated payments and benefits from Windstream or its successor if a change-in-control occurred on December 31, 2017, and Windstream terminated the executive’s employment without “cause” or the executive terminated his employment with Windstream for “good reason” following such change-in-control.

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					Accelerated	Total on a
					Vesting of	Qualifying
			Cash		Restricted	Termination
			Equivalent		Shares and	Following a
	Cash	Prorated	for Health Care	Outplacement	Restricted	Change-in-
	Severance	Bonus	Premiums	Services	Cash	Control
Name	($) (1)	($)	($)	($)	($) (2)	($) (3)
Tony Thomas	8,640,000	1,880,000	47,352	50,000	1,496,996	12,114,348
Robert E. Gunderman	2,200,000	600,000	33,955	25,000	556,410	3,415,365
John P. Fletcher	3,399,000	618,000	48,459	50,000	613,016	4,728,475
Layne Levine	1,870,000	510,000	34,072	25,000	1,308,965	3,748,037
Jeff Small	1,540,000	420,000	36,417	25,000	507,573	2,528,990

(1)	This amount reflects the NEO’s base salary plus annual target incentive multiplied by the applicable multiplier as described above

(2)

The value of the accelerated vesting of restricted shares of Windstream is based on the closing prices of Windstream common stock on December 29, 2017, which was $1.85. The amount for Mr. Small also includes the value of the accelerated vesting of a restricted cash grant awarded to Mr. Small in 2016 that remains subject to vesting through June 2019 based on his continued employment.

(3)

None of the NEOs are eligible to receive a tax gross-up payment for the golden parachute excise tax imposed on the change-in-control severance benefits under Sections 280G and 4999 of the tax code. Instead, each of them would either (i) have his severance benefits reduced to a level such that the golden parachute excise tax would not apply, or (ii) receive all the benefits to which he is entitled and pay the related excise tax, whichever would result in the greater net after-tax benefit to the executive. The amounts reflected above assume that the severance benefits would not be reduced.

CEO PAY RATIO

For 2017, the total annual compensation of our median employee was $74,683, and Mr. Thomas’ annual total compensation was $5,434,988. Based on this information, the ratio of the total annual compensation of our CEO to the annual total compensation of our median employee was 73-to-1.

We identified our median compensated employee using our employee population as of December 31, 2017, which included all full-time, part-time, temporary and seasonal employees (other than our CEO) employed on that date. To identify the median compensated employee, we used a consistently applied compensation measure (CACM). For our CACM, we used W-2 earnings for 2017 reported in W-2 Box 5 (or the Canadian equivalent for our employees located in Canada). The CACM was annualized for those employees hired during 2017. We converted currency for our Canadian employees using average annual exchange rates for 2017. We then calculated the median employee’s compensation in the same manner as the NEOs in the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, at the Annual Meeting, the Board of Directors is providing stockholders of Windstream the opportunity to vote on the following advisory (non-binding) resolution:

“Resolved, that the compensation paid to Windstream’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Windstream’s 2017 executive compensation program was designed to achieve the following objectives:

●	Provide competitive total compensation opportunities to attract and retain high-performing executives;
●	Align the Company’s compensation plans with its short- and long-term business strategies;
●	Align the financial interests of the Company’s executives with those of its stockholders through stock-based incentives and ownership requirements; and
●	Provide a high correlation between pay and performance by making a significant portion of total compensation variable and differentiating awards based on Company performance.

Highlights of our executive compensation practices include:

As in prior years, the 2017 executive compensation program was designed to align compensation outcomes with the interests of our stockholders by tying a substantial portion of the executive officers’ annual target total compensation opportunities (the sum of base salary, annual cash incentives and long-term incentives) to our performance in both the short- and long-term. As in 2016, the Compensation Committee carefully crafted the 2017 executive compensation to achieve this objective by structuring a substantial portion of the compensation opportunity for our NEOs as “at-risk” compensation through allocation of short-term cash incentives and long-term equity-based incentives, with performance measures set at levels the Compensation Committee believed were difficult but achievable and designed to drive results. We consider compensation to be “at-risk” if the award or vesting is subject to achievement of performance goals and/or the value received is dependent on our stock price.

2017 Compensation Results

The Compensation Committee sets rigorous financial metrics tied directly to the success of our strategy and the creation of long-term shareholder value. Although 2017 financial results were within the targeted budgetary ranges established by the Board of Directors, Adjusted OIBDAR was at the lower end of the range and resulted in the following compensation results:

●	Short-term incentive payouts equal to 64% of target for Messrs. Tony Thomas, Robert E. Gunderman, and John P. Fletcher (based on Adjusted OIBDAR)
●	The value of time-based RSUs granted in February of 2017 declined by 75%, reflecting the decline in the Company’s stock price through December 31, 2017
●

The value of executive stock holdings, a substantial amount of which is required under our executive stock ownership policy, declined in value by 74%, reflecting the decline in the Company’s stock price during the year

Highlighting the strong alignment between pay and performance, realized total compensation was on average 51% of target total compensation for Messrs. Thomas, Gunderman and Fletcher. The Board of Directors believes that the 2017 actual pay results align with the Company’s actual 2017 performance results and confirm that the executive compensation program overseen by the Compensation Committee creates a strong link between pay and performance.

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The Board values and encourages constructive dialogue on compensation and other important governance topics with Windstream’s stockholders, to whom it is ultimately accountable. The Board requests stockholder approval of Windstream’s overall executive compensation philosophy, policies and practices. Although your vote is advisory and will not be binding upon Windstream or the Board, nor will it create or imply any change in the fiduciary duties of Windstream or the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Company’s current policy, as approved by stockholders at the 2017 Annual Meeting, is to provide stockholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of stockholders. Accordingly, the next such vote is expected to occur at the 2019 Annual Meeting of Stockholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 2.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 3
AMENDMENT TO THE WINDSTREAM CERTIFICATE TO EFFECT A 1-FOR-5 REVERSE STOCK SPLIT AND A
DECREASE IN THE NUMBER OF AUTHORIZED SHARES

We are asking stockholders to approve an amendment to the Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (the “Windstream Certificate”) to (i) effect a 1-for-5 reverse stock split of the issued shares of Windstream common stock, par value $0.0001 per share, and (ii) decrease the number of authorized shares of our common stock and our preferred stock in proportion to the reverse stock split. If the proposal is adopted by the stockholders, the reverse stock split and the authorized share count reduction will be accomplished by the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Windstream Certificate.

Pursuant to the proposed amendment, on the effective date thereof, each outstanding five (5) shares of common stock would be combined into and become one (1) share of common stock and the number of authorized shares of our common stock would be decreased from 375,000,000 shares to 75,000,000 shares and the number of authorized shares of our preferred stock will be decreased 33,333,333 shares to 6,666,667 shares. Because the authorized number of shares of common stock and preferred stock would be reduced at the same proportionate 1-for-5 rate as the reverse stock split, the proposed amendment would not have the practical effect of increasing the number of authorized shares of Windstream.

To avoid the existence of fractional shares of our common stock, stockholders who would otherwise be entitled to receive fractional shares of our common stock as a result of the reverse stock split will receive a cash payment in lieu thereof as described below. Except for adjustments that may result from the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately before the reverse stock split.

As of March 1, 2018, the last practicable date prior to the printing of these proxy materials, we had 204,299,518 shares of common stock outstanding. Based on that number of shares of our common stock outstanding, immediately following the completion of the reverse stock split, we would have approximately 40.9 million shares of our common stock outstanding (without giving effect to the cash payment in lieu of fractional shares).

Adoption of the proposed amendment requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock. We currently anticipate that if the proposed amendment is approved by stockholders at the Annual Meeting, it would be implemented promptly following the Annual Meeting. If the Board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of our stockholders, the proposed amendment may be abandoned at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by our stockholders.

The form of the certificate of amendment that will accomplish the reverse stock split and authorized share count reduction is attached to this Proxy Statement as Appendix B. The following discussion is qualified in its entirety by reference to the full text of the proposed certificate of amendment, which is hereby incorporated by reference.

Purpose of the Proposed Amendment

In determining to seek authorization for the proposed amendment, the Board considered that implementation of the reverse stock split is likely to increase the trading price of our common stock from its pre-reverse stock split level. The Board believes that the increased trading price of our common stock expected as a result of the reverse stock split may improve marketability of our common stock and further encourage interest and trading in our common stock.

In addition, in connection with the reverse stock split, we believe that the number of authorized shares of our common stock should be proportionately decreased from 375,000,000 shares to 75,000,000 shares and that the number of authorized shares of our preferred stock should be decreased from 33,333,333 shares to 6,666,667 shares. Although we are not required under Delaware law to change the authorized number of common and preferred stock upon implementation of a reverse stock split, the Board determined to recommend a reduction in the authorized number of shares, taking into the consideration the number of shares of common stock that would be available for issuance if the reverse stock split is effectuated within the stated range.

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Board Rationale

In determining to approve the proposed amendment, the Board considered, among other things, that a sustained higher per share price of our common stock, which should result from the reverse stock split, might heighten the interest of the financial community in Windstream and potentially broaden the pool of investors that may consider investing in Windstream. The Board, with the advice of its financial advisor, has determined that investors who would otherwise be potential investors in our common stock would prefer to invest in shares that trade at a price range more appropriate for a company listed on NASDAQ. The Board has approved the 1-for-5 split of all outstanding shares of our common stock with the expectation that the reverse stock split would result in a per-share price in a more appropriate range for a NASDAQ listed company.

In addition, the Board considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. The Board believes that, to the extent that the price per share of our common stock remains at a higher per share price as a result of the reverse stock split, some of these concerns may be ameliorated.

The Board also considered that the structure of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced issues, which may discourage trading in such lower-priced securities. A reverse stock split should result in a price level for our common stock that may reduce the adverse effect trading commissions have on the tendencies of certain stockholders to trade in our common stock. Moreover, a reverse stock split would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our common stock based on the number of shares actually traded.

Other Considerations and Risks Associated with the Reverse Stock Split

Stockholders should recognize that if the reverse stock split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by 5). While we expect that the reverse stock split will result in an increase in the per share price of our common stock, the reverse stock split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the per share price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

While the Board believes that a higher stock price may help generate additional investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors, investment funds or retail investors or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

If a reverse stock split is effected and the per share price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a reverse stock split may not achieve all of the desired results that have been outlined above.

The Board considered all of the foregoing factors, and determined that the reverse stock split is in the best interests of the Company and its stockholders. As noted above, even if stockholders approve the reverse stock split, the Board reserves the right not to effect the reverse stock split if the Board does not deem it to be in the best interests of the Company or its stockholders.

Principal Effects of the Proposed Amendment

General. Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act. If the proposed reverse stock split is implemented, we currently expect that the common stock will continue to be traded on the NASDAQ Global Select Market under the symbol “WIN,” although it will have a new CUSIP number.

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Number of Shares of Common Stock and Corporate Matters. If approved and implemented, the proposed amendment would have the following effects on the number of shares of common stock:

●	each five (5) shares of our common stock owned by a stockholder immediately prior to the reverse stock split would become one (1) share of common stock after the reverse stock split;
●	the number of shares of our common stock outstanding would be reduced to approximately 40.9 million shares;
●

the number of shares of our common stock subject to any then outstanding awards under equity incentive plans will be adjusted and decreased by a ratio of 1-for-5 and, where applicable, there will be a corresponding increase in the per share exercise or strike price thereof;

●

the number of shares of our common stock reserved for future issuance under Windstream’s equity plans will be reduced to one-fifth (1/5) of the number of shares currently reserved for future issuance; and

●

the number of authorized shares of our common stock would decrease from 375,000,000 shares to 75,000,000 shares, so that upon effectiveness of the reverse stock split, the number of shares of our common stock that are authorized but unissued would decrease from approximately 170.7 million shares to approximately 34.1 million shares.

Following the reverse stock split and assuming it became effective at the close of business on March 1, 2018, we would have approximately 34.1 million authorized but unissued shares of common stock, a portion of which would be reserved for issuance pursuant to, or in connection with, our existing equity compensation plans.

Windstream Authorized, Outstanding, and Reserved Common Stock

Share Count	Prior to Reverse Stock Split		Following Reverse Stock Split
Authorized	375,000,000		75,000,000
Outstanding	204,299,518	*	40,859,904
Reserved for Issuance under Equity Plan	3,721,870	**	744,374

*	As of March 1, 2018

**	Reflects shares available for future grants under the Windstream Amended and Restated 2006 Equity Incentive Plan (“Equity Plan”) as of December 31, 2017. For more complete information regarding the number of shares available for future issuance under Windstream’s equity plans, see the “Securities Authorized for Issuance under Equity Compensation Plans” section of this Proxy Statement. This amount does not include shares that may be authorized for issuance under the Equity Plan if stockholders approve the proposal to increase the number of shares of Windstream common stock, available for issuance under the Equity Plan (Proposal No. 4).

The authorized and unissued and unreserved shares would be available from time to time for corporate purposes including raising additional capital by means of sales of stock or securities convertible into common stock, acquisitions of companies or assets, or other strategic transactions. We currently have no plan, arrangement or agreement to issue shares of our common stock for any purpose, except for (i) the issuance of shares of common stock pursuant to our equity compensation plans and (ii) one or more offerings under our Registration Statement on Form S-3 filed on March 1, 2018 (if declared effective by the SEC), which registered for sale up to $44,272,500 of our common stock, the proceeds of which would be used for general corporate purposes, such as funding pension plan contributions for fiscal year 2018 or the acquisition of companies or businesses.

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The reverse stock split will affect all of our stockholders uniformly and will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible changes due to the treatment of fractional shares resulting from the reverse stock split. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares.

Cash Payment in Lieu of Fractional Shares. Windstream will not issue fractional shares for post-reverse stock split shares in connection with the reverse stock split. Instead, our transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time of the reverse stock split at the then prevailing prices on the open market, on behalf of those holders who would otherwise be entitled to receive a fractional share. We expect that it may take several days for our transfer agent to sell all of the aggregated fractional shares of common stock. After completing such sale, stockholders otherwise entitled to receive a fractional share will receive a cash payment from our transfer agent in an amount equal to their pro rata share of the total net proceeds of that sale. The proceeds of such sale will be subject to federal income tax, as described further below in “Certain United States Federal Income Tax Consequences”. In addition, such stockholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date they receive payment for the cashed-out shares.

The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares of Preferred Stock. Currently, we are authorized to issue up to a total of 33,333,333 shares of preferred stock. Upon effectiveness of the reverse stock split and the authorized share count reduction, the authorized number of shares of preferred stock will be reduced to 6,666,667. As of March 1, 2018, 500,000 shares of preferred stock have been designated as Series A Participating Preferred Stock, none of which was outstanding.

Par Value. The reverse stock split and authorized share count reduction will not impact the par value of either our common or preferred stock.

Outstanding Equity Awards; Equity Compensation Plan. In the event that Windstream’s stockholders approve this proposal, the number of shares of our common stock subject to awards granted under the Equity Plan will be adjusted proportionately. Specifically, stock subject to any then outstanding awards will be adjusted and decreased by a ratio of 1-for-5. The per share exercise price of all outstanding option awards will be increased proportionately, and the number of shares of common stock issuable upon the exercise of all outstanding option awards will be reduced by a ratio of 1-for-5.

The reverse stock split will also have the effect of reducing the number of shares authorized for issuance under the Equity Plan, and the number of shares of our common stock that may be subject to awards granted under the Equity Plan will be adjusted proportionately with the reverse stock split ratio. Pursuant to Proposal No. 4 in this Proxy Statement, stockholders are being asked to approve an amendment to the Windstream 2006 Equity Incentive Plan (the “Equity Plan”) to increase the maximum number of shares authorized for issuance or delivery under the Equity Plan by 9,600,000 shares on a pre-reverse stock split basis. If Proposal No. 4 and this proposal are approved, the net increase in shares authorized for issuance or delivery under the Equity Plan will be reduced to 1,920,000.

Accounting Matters. The reverse stock split will not affect our total stockholders’ equity. However, because the par value of our common stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts. As a result of the reverse stock split, the aggregate stated capital component attributable to our common stock will be reduced to an amount equal to one-fifth (1/5) of its present amount, and the additional paid-in capital component will be increased by an equivalent amount. The per share net income and net book value per share of our common stock will be increased as a result of the reverse stock split because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

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Procedure for Effecting Proposed Amendment

If our stockholders approve the proposed amendment and the Board determines that a reverse stock split, at a ratio of 1-to-5, continues to be in the best interests of Windstream and its stockholders, we will file the proposed amendment reflecting the reverse stock split and the authorized share count reduction with the Secretary of State of the State of Delaware.

Except as described above under “Cash Payment in Lieu of Fractional Shares,” at the effective time of the reverse stock split, each five (5) shares of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one (1) share of common stock. For example, as a result of the 1-for-5 reverse stock split, a stockholder holding 1,000 shares of common stock before the reverse stock split would hold 200 shares of common stock immediately after the reverse stock split.

Even if the stockholders approve the proposed amendment, we do not intend to effect the reverse stock split or the authorized share count reduction until the Board determines to do so and we reserve the right not to effect the reverse stock split or the authorized share count reduction if in the opinion of the Board it would not be in the best interests of the Company and its stockholders.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of common stock are held in certificate form, you will receive a letter of transmittal from our transfer agent as soon as practicable after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either in certificate form or electronically in book-entry form. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Cash Payment in Lieu of Fractional Shares.” No new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) to the transfer agent.

After the effective time of the reverse stock split, each certificate which, immediately prior to the effective time represented pre-reverse stock split shares, will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL THEY ARE REQUESTED TO DO SO.

Effect on Registered Book-Entry Holders

Registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action to receive your post-reverse stock split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold. If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after our transfer agent completes the aggregation and sale described above in “Cash Payment in Lieu of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

No Appraisal Rights

Under the DGCL, stockholders will not be entitled to exercise appraisal rights in connection with the reverse stock split or decrease in the number of authorized shares of our common stock, and the Company will not independently provide stockholders with any such right.

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Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to beneficial owners of shares of our common stock. This summary addresses only such stockholders who are U.S. Holders (as defined below) and hold their pre-reverse stock split shares as a “capital asset,” as defined in the Code, and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split. This summary does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reverse stock split and is included for general information only. Further, tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, Medicare net investment income surtax, state, local or foreign tax considerations arising out of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term “U.S. Holder” means a stockholder that is, for U.S. federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Exchange Pursuant to Reverse Stock Split. No gain or loss will be recognized by a U.S. Holder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares. See “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor. A U.S. Holder’s holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares surrendered in the reverse stock split.

Cash in Lieu of Fractional Shares. In general, the receipt of cash by a U.S. Holder in lieu of a fractional share of post-reverse stock split shares will result in a taxable gain or loss to such U.S. Holder for U.S. federal income tax purposes. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute long-term capital gain or loss if the holder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. The deductibility of capital losses by holders is subject to limitations.

Vote Requirement. The affirmative vote of the holders of at least a majority of our outstanding common stock is required to approve the amendment to the Windstream Certificate proposed by this Proposal No. 3.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
 “FOR” PROPOSAL NO. 3.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” PROPOSAL NO. 3
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 4
AMENDMENT OF THE WINDSTREAM 2006 EQUITY INCENTIVE PLAN

The Compensation Committee approved an amendment and restatement of the Windstream 2006 Equity Incentive Plan (the “Equity Plan”) on February 6, 2018, subject to the approval of our stockholders at the Annual Meeting. Specifically, our stockholders are being asked to approve amendments to (i) extend the term of the Equity Plan through February 6, 2023, and (ii) increase the maximum number of shares authorized for issuance or delivery under the Equity Plan from 24,266,666 to 33,866,666 shares, representing a net increase of 9,600,000 shares. A copy of the Equity Plan, as proposed to be amended and restated, is attached as Appendix C.

Equity-based compensation is an essential component of the total compensation offered to our employees, including our executive officers. Our equity-based compensation program is designed to provide long-term incentives, to better align the interests of executives with stockholders and to provide a retention incentive. The Board of Directors believes that our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our strategic objectives and that it is important to our continued success that Windstream have an adequate reserve of shares available for issuance or delivery for use in attracting, motivating and retaining qualified directors, officers and other key employees. As such, the Board of Directors believes this proposal is in the best interests of our stockholders and recommends that stockholders approve it.

Amendment to Increase the Number of Shares Available under the Equity Plan

If stockholders approve this proposal, a total of 33,866,666 shares would be authorized for issuance under the Equity Plan, representing a net increase of 9,600,000 shares. There were 3,721,870 shares available for grant under the Equity Plan as of December 31, 2017. Based on a review of the Company’s historical practice, if this proposal is approved, the Board believes the shares available for grant under the Equity Plan will be sufficient to cover awards for the next two to three years.

If the stockholders do not approve this proposal, the Equity Plan will continue in full force and effect, except that the existing number of authorized shares will not be increased. If stockholders do not approve this proposal, the Company expects to exhaust the existing reserve of shares authorized for issuance under the Equity Plan during 2018. Without the additional shares, the Board believes its ability to attract and retain the most qualified employees may be greatly impaired.

The maximum number of shares authorized for issuance or delivery under the Equity Plan is subject to adjustment for certain events, such as stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the capital structure of the Company, as more fully described in the Equity Plan. In the event that Windstream’s stockholders approve the reverse stock split proposal (Proposal No. 3), the number of shares of our common stock that may be subject to awards granted under the Equity Plan will be adjusted proportionately. Assuming stockholder approval of this proposal and the reverse stock split proposal, the number of shares authorized for issuance under the Equity Plan will be reduced by a ratio of 1-for-5 as reflected in the following table:

Share Count	Prior to Reverse Stock Split	Following Reverse Stock Split
Authorized for Issuance under Equity Plan	33,866,666	6,773,333
Reserved for Issuance under Equity Plan as of December 31, 2017	3,721,870	744,374
Increase Request by this Proposal	9,600,000	1,920,000

Amendment to Extend Term of the Equity Plan

The Equity Plan currently provides that no awards may be granted under the Equity Plan after February 12, 2019. If the stockholders approve this proposal, the term of the Equity Plan will be extended through February 6, 2023.

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New Plan Benefits

Future awards under the Equity Plan are made at the discretion of the Compensation Committee and/or the Board. Therefore, at this time, the benefits that may be received by any participant or group of participants under the Equity Plan if our stockholders approve this proposal cannot be precisely determined. The table below reflects the value of equity-based awards granted under the Equity Plan to our current executive officers as a group, all current non-executive officer employees as a group, and all directors as a group in 2017 as of the date of each grant.

These amounts reflect the Compensation Committee’s determination and do not reflect values calculated in accordance with FASB ASC topic 718.

			Number of
			Performance-
	Number of		Based
	Shares of		Restricted
	Restricted	Dollar Value	Stock	Dollar Value
	Stock	($)	Units	($)
All current executive officers,
as a group (6 persons)	352,703	$2,606,475	352,703	$2,606,475
All current non-executive officer employees,
as a group	966,008	$5,901,518	730,011	$5,176,528
All directors as a group	207,234	$1,170,643	—	—

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our common stock, which may be issued under our existing equity compensation plans as of the end of 2017 as set forth in the Company’s Annual Report on Form 10-K:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans not approved by
stockholders	287,491 (1)	6.21	6,599,511 (2)
Equity compensation plans approved by stockholders	—	—	3,721,870
Total	287,491	6.21	10,321,381

(1)	Included in this number are options to purchase 108,175 shares of common stock with a weighted average exercise price of $14.35 and a weighted average remaining term of 2.00 years, which were assumed in connection with the acquisition of PAETEC Holding Corp. (“PAETEC”) on December 1, 2011.

(2)	Represents shares under the PAETEC Holding Corp. 2011 Omnibus Incentive Plan (the “PAETEC Plan”) and the EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan (the “EarthLink Plan”), which were approved by stockholders of PAETEC and EarthLink prior to the respective mergers with Windstream on December 1, 2011 and February 27, 2017, respectively. These plans have not been approved by Windstream stockholders. Shares under the PAETEC Plan and the EarthLink Plan are only available for issuance to Windstream employees who were not employed by Windstream when Windstream acquired PAETEC and EarthLink on December 1, 2011 and February 27, 2017, respectively. On February 6, 2018, at the recommendation of the Compensation Committee, the Board resolved to freeze the PAETEC Plan and the EarthLink Plan effective upon approval of this proposal at the Annual Meeting and, if approved, no additional awards will be granted under such plans after the Annual Meeting.

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Description of the Other Amendments

As outlined above, stockholders are only being asked to extend the term of the Equity Plan and to approve the increase in the number of shares available for issuance under the Equity Plan. The Equity Plan, however, includes other amendments that do not require stockholder approval, including amendments to:

●	increase the individual sub-limits on grants to participants under the Equity Plan;
●	mandate a minimum one-year vesting period;
●	clarify that the definition of “Change in Control” cannot be varied in an award agreement;
●	provide that the payment of dividends, dividend equivalents or other distributions may only be paid if, when and to the extent the award vests; and
●	remove certain provisions related to Section 162(m) of the Code that are no longer applicable in light of recent changes to the Code.

Description of the Equity Plan

The Equity Plan was first approved by stockholders in 2006, was assumed by Windstream in August 2013, as then amended and restated, and was amended and restated effective February 12, 2014, and February 6, 2018. Subject to stockholder approval, it will be amended again, effective May 21, 2018, as set forth above. The following description of the Equity Plan is qualified in its entirety by reference to the applicable provisions in Appendix C.

Purpose. The purpose of the Equity Plan is to attract, retain and motivate employees and directors and to provide long-term incentives to employees and directors to better align their interests with the long-term interests of our stockholders.

Shares Authorized for Issuance. Subject to adjustment as provided for in the Equity Plan, the maximum number of shares authorized for issuance or delivery under the Equity Plan is 24,266,666. As of December 31, 2017, 3,721,870 shares remained available for future grants under the Equity Plan. If the Amendment is approved by stockholders, the number of shares available for future grants will increase by 9,600,000 (or 1,920,000 on a post-reverse split basis if the reverse stock split proposal (Proposal No. 3) is approved by stockholders).

Individual Limits. The Equity Plan imposes the following additional sub-limits: (i) the aggregate number of shares of Windstream common stock actually issued or transferred by the Company upon the exercise of incentive stock options shall not exceed 10,000,000 shares, (ii) no participant may be granted option rights and stock appreciation rights (“SARs”), in the aggregate, for more than 2,000,000 shares of Windstream common stock during any calendar year, (iii) no participant may be granted performance shares and restricted shares specifying management objectives (described below), in the aggregate, for more than 2,000,000 shares of Windstream common stock during any calendar year, and (iv) no participant may be granted performance units having an aggregate maximum value as of their date of grant in excess of $12,000,000 during any calendar year. If the reverse stock split proposal (Proposal No. 3) is approved by stockholders, the share-based sub-limits will be adjusted proportionately.

Administration. The Board of Directors has delegated responsibility for administration of the Equity Plan, including the authority to approve awards, to the Compensation Committee. The Compensation Committee has authority to make any and all decisions regarding the administration of the Equity Plan, including to construe and interpret the Equity Plan and awards granted thereunder. The Compensation Committee makes determinations such as to whom awards will be made, what type of awards will be made, how many shares will be subject to each grant, the duration and exercise price of stock options, vesting schedules, performance criteria, conditions upon which a grant may be forfeited, and any restriction, limitation, procedure or deferral related to a grant.

Term. The Equity Plan currently allows Windstream to make share-based awards to employees and non-employee directors through February 12, 2019. However, if the Amendment is approved by stockholders, Windstream would be allowed to make grants under the Equity Plan through February 6, 2023.

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Eligible Participants. All non-employee directors, officers, and other key employees of Windstream are eligible to participate in the Equity Plan as selected by the Compensation Committee in its discretion. During the last fiscal year, 76 employees and 11 non-employee directors were selected by the Compensation Committee to receive awards under the Equity Plan. In 2018, the Compensation Committee reduced the number of those eligible to participate in the Equity Plan to 27 employees and 11 non-employee directors.

Types of Awards. The Equity Plan permits a variety of equity-based incentive awards, including option rights, SARs, performance shares and performance units, restricted stock, restricted stock units (“RSUs”), and other awards. Officers and other key employees may be granted each type of award available under the Equity Plan. Non-employee directors may be granted option rights, SARs, restricted shares, RSUs and other share-based awards, but are not eligible for grants of incentive stock options, performance shares or performance units. From 2006 to 2017, only time-based restricted stock or performance-based restricted stock or stock units have been granted under the Equity Plan to the Company’s directors, executive officers or other employees.

The following table sets forth a description of the equity-based incentive awards permitted by the Equity Plan, as well as the tax consequences for participants with respect to each award type. Because the tax consequences to a participant may vary depending on his or her individual circumstances, each participant should consult his or her personal tax advisor regarding the federal and any state, local, foreign or other consequences to him or her.

Option Rights	●

The Compensation Committee may, in its discretion, award option rights that are intended to qualify as incentive stock options (ISOs) for tax purposes or that are not intended to so qualify (i.e., non-qualified stock options) or combinations thereof. Option rights provide the right to purchase shares of Windstream common stock at a price not less than fair market value of the common stock on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect thereto).

●

No option rights may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment that is necessary before the option rights become exercisable, and may provide for the earlier exercise of such option rights in the event of a change in control of Windstream, retirement, death or disability of the optionee, or other similar transaction or event approved by the Compensation Committee.

●

The option price is payable at the time of exercise (i) in cash, (ii) by the transfer to Windstream of nonforfeitable, unrestricted shares of Windstream common stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) with any other legal consideration that the Compensation Committee may deem appropriate, or (iv) by any combination of the foregoing methods of payment. Any grant of option rights may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Windstream common stock to which the exercise relates, or the payment of the option price in installments (although, in the case of executive officers and directors, these payment methods may be affected by the restrictions on personal loans to executive officers provided by the Sarbanes-Oxley Act of 2002).

●

Any grant of option rights may specify management objectives (as described below) that must be achieved as a condition to exercise such rights. The Compensation Committee may, at the date of grant of any option rights (other than the grant of an ISO), provide for the payment of dividend equivalents to the optionee or may provide that such equivalents be credited against the option price. Successive grants may be made to the same option holder regardless of whether option rights previously granted to him or her remain unexercised.

●

In general, (i) no income will be recognized by an optionee at the time a nonqualified option right is granted; (ii) at the time of exercise of the nonqualified option right ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Windstream common stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of Windstream common stock acquired pursuant to the exercise of the nonqualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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●

No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of Windstream common stock are issued or delivered to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

●

If shares of Windstream common stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs	●

The Compensation Committee may, in its discretion, award SARs that represent the right to receive from Windstream an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such SARs (not less than the fair market value per share of Windstream common stock on the date of grant) and the market value of the common stock on the date the SARs are exercised.

●

SARs can be tandem (granted with option rights to provide an alternative to exercise of the option rights) or free-standing. Tandem SARs may only be exercised at a time when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Free-standing SARs must have a base price per appreciation right (not less than the fair market value of a share on the date of grant) and may not be exercisable more than ten years from the date of grant.

●

Any grant of SARs may specify that the amount payable by Windstream on exercise of the appreciation right may be paid in cash, in shares of Windstream common stock or in any combination thereof, and may either grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives. Any grant of SARs may provide for the payment of dividend equivalents in the form of cash or shares of Windstream common stock. Each grant must specify the period of continuous employment that is necessary before the SARs become exercisable, and may provide for the earlier exercise of such SARs in the event of a change in control of Windstream, retirement, death or disability of the employee, or other similar transaction or event approved by the Compensation Committee. Any grant of SARs may specify Management Objectives that must be achieved as a condition to exercise such rights.

	●	No income will be recognized by a participant in connection with the grant of a tandem appreciation right or a free-standing appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Windstream common stock received on the exercise.
Performance Shares & Units	●	The Compensation Committee may, in its discretion, award performance shares and/or performance units to officers and other key employees. A performance share is the equivalent of one share of Windstream common stock and a performance unit is the equivalent of $1.00.

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	●	The participant will be given one or more management objectives to meet within a specified period (the “performance period”). A minimum level of acceptable achievement will also be established by the Compensation Committee. If by the end of the performance period, the participant has achieved the specified management objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the Management Objectives, but has attained or exceeded a predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, shares of Windstream common stock or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in shares of Windstream common stock. The grant may also provide for the earlier termination of the performance period in the event of a change in control of Windstream, retirement, death or disability of the participant, or other similar transaction or event approved by the Compensation Committee.
	●	No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Windstream common stock received.
Restricted Shares	●	The Compensation Committee may, in its discretion, award restricted shares that constitute an immediate transfer of ownership of a specified number of shares of Windstream common stock to the recipient in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in shares of Windstream common stock (unless otherwise determined by the Compensation Committee), except that any dividends will be deferred and paid if, when and to the extent such award vests. The transfer may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share of Windstream common stock on the date of grant.
	●	Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, for a period to be determined by the Compensation Committee on the date of the grant, and may provide for the earlier termination of the forfeiture provisions in the event of a change in control of Windstream, retirement, death or disability of the participant, or other similar transaction or event approved by the Compensation Committee. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the Compensation Committee on the date of grant for the period during which such forfeiture provisions are to continue.
	●	Any grant of restricted shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.
	●	The recipient of restricted shares generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

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Restricted Stock Units	●

The Compensation Committee may, in its discretion, award RSUs that constitute an agreement to issue or deliver shares of Windstream common stock to the recipient in the future in consideration of the performance of services over a specified period, but subject to the fulfillment of such conditions as the Compensation Committee may specify.

●

During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares of Windstream common stock covered by the RSUs, but the Compensation Committee may authorize the payment of dividend equivalents with respect to the RSUs, in cash or shares of Windstream common stock. The Compensation Committee must fix a restriction period at the time of grant, and may provide for the earlier termination of the restriction period in the event of a change in control of Windstream, retirement, death or disability of the employee, or other similar transaction or event approved by the Compensation Committee. Awards of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share of Windstream common stock on the date of grant.

●

Any grant of restricted shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

●

Generally, no income will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Windstream common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares also will commence on such date.

Other Awards	●

The Compensation Committee may, in its discretion and subject to limitations under applicable law, grant to officers and other key employees of Windstream and its subsidiaries other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Windstream common stock or factors that may influence the value of such shares (including, without limitation, convertible or exchangeable debt securities or other securities, purchase rights for shares of Windstream common stock, or awards with value and payment contingent upon performance of Windstream or its subsidiaries or other factors determined by the Compensation Committee). The Compensation Committee will determine the terms and conditions of these awards. Shares of Windstream common stock issued or delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Compensation Committee determines. Cash awards, as an element of or supplement to any other award granted under the Equity Plan, may also be granted. The Compensation Committee may also grant shares of Windstream common stock as a bonus, or may grant other awards in lieu of obligations of Windstream or a subsidiary to pay cash or deliver other property under the Equity Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Compensation Committee.

●

The recipient of a share-based award other than an award described above generally will be subject to tax at ordinary income rates on the amount of cash and the fair market value of shares of Windstream common stock received under the share-based award, and the capital gains/loss holding period for such shares also will commence on the date of receipt.

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Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the Equity Plan and paid in cash or unrestricted shares of Windstream common stock will be taxed to the participant at ordinary income rates when received by the participant.

Section 409A. The Equity Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights that comply with the terms of the Equity Plan are designed to be exempt from the application of Section 409A. RSUs, performance shares, performance units and dividend equivalents granted under the Equity Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or other applicable exception). If not exempt, it is intended that those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Management Objectives. The Equity Plan requires that the Compensation Committee establish measurable performance objective or objectives, or Management Objectives, for purposes of performance shares and performance units. When so determined by the Compensation Committee, option rights, SARs, restricted shares, and RSUs may also specify Management Objectives. Management Objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department, region or function within Windstream in which the participant is employed. Management Objectives may be made relative to the performance of other corporations. If the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may modify such Management Objectives, in whole or in part, as the Compensation Committee deems appropriate and equitable.

Amendment. The Equity Plan may be amended by the Board of Directors or the Compensation Committee, but any amendment that must be approved by Windstream’s stockholders in order to comply with applicable laws or rules will not be effective unless and until such approval has been obtained. However, the Board of Directors or the Compensation Committee may amend the Equity Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws and regulations, or in the interpretation of such laws and regulations. Where the Compensation Committee has established conditions to the exercisability or retention of certain awards, the Equity Plan allows the Compensation Committee to take action in its sole discretion at or after the date of grant to adjust such conditions in certain circumstances, including in the case of the death, disability or retirement of a participant. The Compensation Committee may not, without the further approval of Windstream’s stockholders, authorize the amendment of any outstanding option right or appreciation right to reduce the option price or base price. No option right or appreciation right may be cancelled and replaced with awards having a lower option price or base price, respectively, without further approval of our stockholders.

Historical Award Data

As of December 31, 2017, the Company was authorized to issue shares of common stock under (i) the Equity Plan, (ii) the PAETEC Plan to eligible participants who were not employed by Windstream at the time of acquisition, which was assumed by the Company in connection with its acquisition of PAETEC in 2011 and (iii) the EarthLink Plan to eligible participants who were not employed by Windstream at the time of acquisition, which was assumed by the Company in connection with the acquisition of EarthLink in February 2017. On February 6, 2018, at the recommendation of the Compensation Committee, the Board resolved to freeze the PAETEC Plan and the EarthLink Plan effective upon approval of this proposal at the Annual Meeting and, if approved, no additional awards will be granted under such plans after the Annual Meeting. Other than the Equity Plan, the PAETEC Plan and the EarthLink Plan, the Company does not maintain any equity compensation plans under which it may grant equity compensation.

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The following table includes information, as of December 31, 2017, regarding outstanding equity awards under the Equity Plan, the PAETEC Plan and the EarthLink Plan, shares available for future equity awards under such plans, and the total shares outstanding (all without giving effect to stockholder approval of this proposal). The closing market price of the Company’s common stock as reported by NASDAQ on December 29, 2017 (the last trading date prior to that date) was $1.85. All amounts are reported on a pre-reverse split basis.

Total shares underlying outstanding options (assumed under PAETEC Plan)	108,175	(1)
Total shares underlying outstanding performance based restricted stock awards	0
Total shares underlying outstanding unvested PBRSUs	2,603,543	(2)
Total shares underlying outstanding unvested restricted stock awards	3,830,541
Total shares underlying outstanding unvested RSUs	1,283,559	(3)
Total shares available for grant under the Equity Plan	3,721,870
Total shares available for grant under the EarthLink Plan	6,230,739	(4)
Total shares available for grant under the PAETEC Plan	368,772	(4)
Total shares of common stock outstanding	182,737,837

(1)	These options, which have a weighted average exercise price of $14.35 and a weighted average remaining term of 2.00 years, were assumed in connection with the acquisition of PAETEC on December 1, 2011.

(2)	Includes 666,630 shares underlying outstanding unvested PBRSUs assumed by the Company in connection with the acquisition of EarthLink.

(3)	All outstanding unvested RSUs were assumed by the Company in connection with the acquisition of EarthLink.

(4)	As discussed above, the PAETEC Plan and the EarthLink Plan will be frozen effective upon approval of this proposal at the Annual Meeting.

Potential Dilutive Effect of the Company’s Equity-Based Compensation Program. As of December 31, 2017, there were 3,721,870 shares remaining available for issuance under the Equity Plan and 7,825,818 shares subject to previously issued, unvested outstanding awards under these plans, representing 6.32% of outstanding Windstream common stock. If stockholders approve this proposal, the number authorized for issuance under the Equity Plan will increase by 9,600,000 shares, which will increase the total potential dilution to our outstanding common stock (as of December 31, 2017) from our equity-based compensation program from 6.32% to 11.57%. For purposes of the foregoing calculations, shares available for issuance under the EarthLink Plan and the PAETEC Plan as of December 31, 2017 have been omitted as such plans will be frozen effective upon approval of this proposal.

Share Utilization Rate. In fiscal years 2015, 2016 and 2017, the Company granted equity awards (gross equity grants, which do not reflect the impact of cancellations) representing a total of approximately 3,570,979, 1,799,388 and 2,742,993 shares, respectively. These awards reflect a three-year average burn rate of 4.77%. The burn rate is calculated by dividing the number of shares subject to equity awards granted under equity plans during the period by the weighted-average number of shares outstanding during the period.

Notwithstanding circumstances not currently accounted for in our projections, such as significant market value fluctuations or acquisitions, and assuming stockholder approval of this proposal, the Board and Compensation Committee expect to continue to grant awards under the Equity Plan consistent with the Company’s historic share utilization rate. However, the amount and timing for future grants is not currently known, and the potentially dilutive effect and historic share utilization rate described above may not be indicative of the amount and timing of future grants.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 4.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 4
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 5
APPROVAL OF EXTENSION OF THE TERM OF THE WINDSTREAM HOLDINGS, INC. RIGHTS PLAN

This proposal asks our stockholders to approve a three-year extension of the term of Windstream’s stockholder rights plan (the “Rights Plan”), which was originally approved by the Board on September 17, 2015 and ratified by stockholders at the 2016 Annual Meeting of the Stockholders.

The Rights Plan is designed to protect Windstream’s valuable net operating loss carryforwards (“NOLs”) from the effect of limitations under Section 382 of the Internal Revenue Code (the “Code”), which could result in significant restrictions on the value of the NOLs. The Board has determined that the Rights Plan is still warranted and in the best interests of our stockholders due to the substantial size of net operating loss carryovers and other tax benefits of Windstream and its subsidiaries (collectively, the “Tax Benefits”). The Board unanimously recommends that stockholders vote “FOR” this proposal and a three-year extension of the term of the Rights Plan based on the following reasons:

●	Windstream had substantial NOLs of approximately $1,797 million as of December 31, 2017;
●	These NOLs are valuable tax assets that can be used to offset future taxable income and reduce federal income taxes, especially in light of the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which may serve to extend the time that Windstream can utilize NOLs generated after December 31, 2017;

●	The Code imposes limitations on the use of NOLs in the event of an “ownership change,” which occurs when more than 50% of a company’s stock ownership changes over a three-year period;
●	After an ownership change, the amount of prior NOLs that may be used in subsequent years to offset future taxable income and reduce federal income taxes is limited;
●	Windstream and its stockholders benefit from the Rights Plan because it creates a disincentive to an investor to trigger the Rights Plan;
●	The Rights Plan is intended to protect stockholder value by attempting to preserve Windstream’s current ability to use the Tax Benefits to offset future taxable income and future income tax liability, and not as an anti-takeover measure; and

●	Windstream has an independent NOL Plan Committee to review any proposed exception to or waivers of the Rights Plan.

If Windstream experiences an “ownership change,” as defined in Section 382 of the Code, its ability to fully utilize the Tax Benefits on an annual basis will be substantially limited, and the timing of the usage of the Tax Benefits and such other benefits could be substantially delayed, which could significantly impair their value to Windstream. The Rights Plan is intended to deter any person or group acquiring “beneficial ownership” of 4.90% or more of the “outstanding shares” (as described below) of common stock, par value $0.0001 per share, of Windstream without the approval of the NOL Plan Committee established by the Board, so as to limit the chance of an ownership change. It is not meant to be utilized as an anti-takeover measure, and the Board has established a procedure administered by the NOL Plan Committee to consider requests to exempt the acquisition of Windstream’s common stock from the Rights Plan if it determines that doing so would not limit or impair the availability of the Tax Benefits.

Background

The Board adopted the Rights Plan to protect Windstream’s substantial tax assets. Through December 31, 2017, Windstream had Tax Benefits that could offset approximately $1,797 million of future taxable income. The future Tax Benefits expire in various amounts between 2018 and 2037. We can use the Tax Benefits in certain circumstances to offset taxable income and reduce our federal income tax liability. Windstream’s ability to use these Tax Benefits in the future may be significantly limited if we experience an “ownership change” (as defined in the Code). As further described below, the Rights Plan is designed to prevent certain acquisitions of Windstream’s common stock that could adversely affect Windstream’s ability to use the Tax Benefits.

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An ownership change under Section 382 generally occurs when a change in the aggregate percentage ownership of the stock of a corporation held by “five percent shareholders” (as defined in the Code) increases by more than fifty percentage points over a rolling three-year period. A corporation experiencing an ownership change generally is subject to an annual limitation on its use of pre-change losses and certain post-change recognized built-in losses equal to the value of the stock of the corporation immediately before the “ownership change,” multiplied by the long-term tax-exempt rate (subject to certain adjustments). An ownership change could occur, or the risk of an ownership change could be increased, if Windstream issues additional shares of its common stock, including the issuance of shares in connection with an acquisition or business combination. If, as a result, an ownership change under Section 382 occurred, the value of Windstream’s Tax Benefits could be substantially impaired, and our ability to use these Tax Benefits could be adversely affected.

In general terms, the Rights Plan discourages (1) any person or group from becoming a beneficial owner of 5% or more of Windstream’s then outstanding common stock (a “5% Stockholder”) and (2) any existing 5% or greater stockholder from acquiring additional shares of Windstream’s common stock. There is no guarantee, however, that the Rights Plan will prevent Windstream from experiencing an ownership change.

Reasons for the Proposal

The Rights Plan will expire on September 17, 2018 unless its term is extended. If this proposal is approved by stockholders at the Annual Meeting, the Company intends to enter into an amendment to the 382 Rights Agreement, dated as of September 17, 2015, by and between Windstream and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), to extend its term to September 17, 2021. The Rights Agreement was filed as Exhibit 4.1 to Windstream’s Current Report on Form 8-K filed with the SEC on September 18, 2015 and is available on the SEC’s web site (http://www.sec.gov) and Windstream’s web site (www.windstream.com/investors).

THE FAILURE TO OBTAIN STOCKHOLDER APPROVAL OF THIS PROPOSAL WILL RESULT IN TERMINATION OF THE RIGHTS PLAN ON SEPTEMBER 17, 2018 AND THE POTENTIAL FOR SUBSTANTIAL IMPAIRMENT OF THE TAX BENEFITS WHICH COULD NEGATIVELY IMPACT THE COMPANY, AND, CONSEQUENTLY, ITS STOCKHOLDERS.

Description of the Rights Plan

The following description of the Rights Plan is qualified in its entirety by reference to the text of the Rights Agreement. Please read the Rights Agreement in its entirety as the discussion below is only a summary.

The Rights. As part of the Rights Agreement, the Board authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock to stockholders of record at the close of business on September 28, 2015. Each Right entitles the holder to purchase from Windstream a unit consisting of one ten thousandth of a share (a “Unit”) of Series A Participating Preferred Stock, par value $0.0001 per share, of Windstream (the “Preferred Stock”), at a purchase price of $32.00 per Unit, subject to adjustment (the “Purchase Price”). Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of Windstream, including the right to vote or to receive dividends in respect of the Rights. If the reverse stock split proposal (Proposal No. 3) is approved by stockholders, the number of Rights associated with each share of common stock will be increased proportionately, such that five Rights will be associated with each share of common stock outstanding after the reverse stock split.

Acquiring Person; Exempt Persons; Exempt Transactions. Under the Rights Agreement, an “Acquiring Person” is any person or group of affiliated or associated persons (a “Person”) who is or becomes the beneficial owner of 4.90% or more of the “outstanding shares” of common stock other than as a result of repurchases of stock by Windstream, dividends or distributions by Windstream or certain inadvertent actions by stockholders. For purposes of calculating percentage ownership under the Rights Agreement, “outstanding shares” of common stock include all of the shares of common stock actually issued and outstanding. Beneficial ownership is determined as provided in the Rights Agreement and generally includes, without limitation, any ownership of securities a Person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder. In addition, securities “beneficially owned” by any Person will include all of the shares of common stock that such Person would have had the right or obligation to acquire. The Rights Agreement provides that the following shall

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not be deemed an Acquiring Person for purposes of the Rights Agreement: (i) Windstream or any subsidiary of Windstream and any employee benefit plan of Windstream, or of any subsidiary of Windstream, or any Person or entity organized, appointed or established by Windstream for or pursuant to the terms of any such plan; or (ii) any person (each such person, an “Existing Holder”) that, as of September 17, 2015, is (A) the beneficial owner of between 4.90% and 5.01% of the shares of common stock outstanding unless and until such Existing Holder acquires beneficial ownership of one or more additional shares of common stock (other than pursuant to a dividend or distribution paid or made by Windstream on the outstanding shares of common stock or pursuant to a split or subdivision of the outstanding shares of common stock) or (B) the beneficial owner of 5.01% or more of common stock outstanding unless and until such Existing Holder acquires beneficial ownership of 1% or more of additional shares of common stock (other than pursuant to a dividend or distribution paid or made by Windstream on the outstanding shares of common stock or pursuant to a split or subdivision of the outstanding shares of common stock).

The Rights Agreement provides that a Person shall not become an Acquiring Person for purpose of the Rights Agreement in a transaction that the Board determines is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the beneficial ownership of shares of common stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to Windstream of the Tax Benefits or (ii) such transaction is otherwise in the best interests of Windstream.

Exercise of Rights; Distribution of Rights. Initially, the Rights will not be exercisable and will be attached to all common stock representing shares then outstanding, and no separate Rights certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and become exercisable and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 15 business days (or such later date as the Board shall determine) following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or (ii) 15 business days (or such later date as the Board shall determine) following the commencement of a tender offer, exchange offer or other transaction that, upon consummation thereof, would result in a person or group of affiliated or associated persons becoming an Acquiring Person.

Until the Distribution Date, common stock held in book-entry form or, in the case of certificated shares, common stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred on the books and records of the Rights Agent as provided in the Rights Agreement.

If on or after the Distribution Date, a person or group of persons is or becomes an Acquiring Person, each holder of a Right, other than certain Rights including those beneficially owned by the Acquiring Person (which will have become void), will have the right to receive upon exercise common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price.

Exchange. At any time following the Stock Acquisition Date (as defined the Rights Agreement), the Board may exchange the Rights (other than Rights owned by such person or group that have become void), in whole or in part, for common stock or Preferred Stock at an exchange ratio of one share of common stock, or one ten thousandth of a share of Preferred Stock (or of a share of a class or series of Windstream’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Expiration. Currently, the Rights and the Rights Agreement are scheduled to expire on the earliest of (i) 5:00 P.M. New York City time on September 17, 2018, (ii) the time at which the Rights are redeemed or exchanged pursuant to the Rights Agreement, (iii) the date on which the Board determines that the Rights Agreement is no longer necessary or is no longer in the best interest of Windstream and its stockholders or (iv) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward. If this proposal is approved, the Company intends to promptly amend the Rights Agreement to expire on the earliest of (i) 5:00 P.M. New York City time on September 17, 2021, (ii) the time at which the Rights are redeemed or exchanged pursuant to the Rights Agreement, (iii) the date on which the Board determines that the Rights Agreement is no longer necessary or is no longer in the best interest of Windstream and its stockholders or (iv) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.

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Redemption. At any time until the earlier of (A) the Distribution Date or (B) the expiration date of the Rights, Windstream may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

Anti-Dilution Provisions. The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.

Amendments. The Rights Agreement may be amended by the Board prior to the Distribution Date, including, without limitation, to change the expiration date to another date, including an earlier date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 5.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 5
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 6
AMENDMENT TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ENABLE STOCKHOLDERS TO CALL SPECIAL MEETINGS

The Windstream Board of Directors is once again asking stockholders to approve amendments to the Windstream Certificate and the Amended and Restated Bylaws of Windstream Holdings, Inc. (the “Windstream Bylaws”) to enable stockholders holding 20% or more of our outstanding common stock to call a special meeting under certain circumstances.

For the past four years, stockholders were presented with amendments to the Windstream Certificate and Windstream Bylaws (the “Special Meeting Proposals”) identical to those presented in this Proposal No. 6. An affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock was required to approve the Special Meeting Proposals. While they failed to garner the support necessary to pass, the Special Meeting Proposals received solid support from our stockholders of 48.27%, 53.85%, 41.35% and 62.64% of our outstanding common stock entitled to vote in 2014, 2015, 2016 and 2017, respectively, representing not less than 98% of the votes cast on such proposals at each year’s annual meeting (excluding abstentions and broker non-votes). Considering this level of support and our strong corporate governance practices, and in direct response to feedback from our stockholders, the Windstream Board of Directors deemed it advisable and in the best interest of Windstream and its stockholders to once again ask stockholders to approve the amendments to the Windstream Certificate and Windstream Bylaws to enable stockholders holding 20% or more of our outstanding common stock to call a special meeting under certain circumstances.

Background. The Windstream Certificate currently provides that special meetings of stockholders “may be called only by the Board of Directors.” The ability of stockholders to call special meetings is increasingly considered an important aspect of good corporate governance. The Board continues to support the practice of permitting stockholders to request special meetings, provided that the meeting is called by stockholders owning a significant percentage of the shares of the Company. After careful discussion and consideration, including consideration of the level of support received by the Special Meeting Proposals at the 2014, 2015, 2016 and 2017 Annual Meetings and feedback from stockholders, the Windstream Board of Directors again determined that it is consistent with best corporate governance practices and in the best interests of Windstream and our stockholders to amend the Windstream Certificate to permit stockholders who have held at least a 20% “net long position” in our outstanding capital stock for at least one year to call a special meeting of stockholders, subject to the conditions set forth in the Windstream Bylaws, as amended and described below.

The Board continues to believe that special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders that cannot be delayed until the next annual meeting. The Board also believes that establishing a 20% ownership threshold to request a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, possibly with special interests, could call special meetings that could result in unnecessary financial expense and disruption to our business. For every special meeting, Windstream is required to provide each stockholder a notice of meeting and proxy materials, which results in significant legal, printing and mailing expenses, as well as other costs normally associated with holding a stockholder meeting. Additionally, preparing for stockholder meetings requires significant attention of the Company’s directors, officers and certain employees, diverting their attention away from performing their primary function of operating the Company’s business in the best interests of the stockholders.

Additionally, the proposed amendments would require that stockholders requesting a special meeting hold the requisite stock ownership percent in a “net long position.” A “net long position” is the amount of Windstream shares of common stock in which the stockholder holds a positive (i.e., “long”) economic interest, reduced by the amount of Windstream shares of common stock in which the stockholder holds a negative (i.e., “short”) economic interest. Taking into account the extent to which stockholders requesting a special meeting hedge their shares (or otherwise reduce or offset economic exposure in their shares) and how long they have held those shares ensures that on balance, stockholders seeking to call a special meeting share the same economic interest in the Company as the majority of stockholders. Requiring that stockholders have held their shares for at least one year helps to ensure that their economic interest in the Company’s affairs is more than transitory.

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Text and Legal Effect of Proposed Amendments. The proposed amendment to the Windstream Certificate would permit a special meeting to be called by the holders of record of at least 20% of Windstream’s outstanding common stock, subject to the procedures and other requirements as provided in the Windstream Bylaws. Under the proposed amendments to the Windstream Bylaws, a special meeting may be called upon the request of stockholders under the following circumstances:

●	Subject to the notice, information and other requirements set forth in the Windstream Bylaws, a special meeting of stockholders may be called upon receipt by Windstream’s Corporate Secretary of a written request from one or more stockholders of record who have continuously held at least a 20% “net long position” of our outstanding common stock for at least one year prior to the date such request is delivered to Windstream’s Corporate Secretary.

●	Each written request must be signed by the requesting stockholder(s) and must include information concerning both the requesting stockholder(s) and the business proposed to be brought before the special meeting, similar in some respects to the information currently required by the Windstream Bylaws with respect to presenting stockholder business at annual meetings.

●	Each requesting stockholder must include documentary evidence establishing that the stockholder meets the ownership requirements discussed above.
●	Requesting stockholders must supplement their requests so that the information provided to Windstream is true and correct as of the record date.
●	The Board would be entitled to submit its own proposal or proposals for consideration at the special meeting.
●	Upon receipt of a valid stockholder request to call a special meeting, the Windstream Board of Directors must set the meeting date within 90 days.

The proposed amendments to the Windstream Bylaws also contain various exceptions and timing mechanisms that are intended to avoid the cost and disruption that would result from multiple stockholder meetings being held in a short time period and to prevent duplicative and unnecessary stockholder meetings. For example, Windstream will not be required to call a special meeting if the special meeting request relates to an item that is not a proper subject for stockholder action under applicable law or if the request is delivered during the period commencing 90 days prior to the first anniversary of the immediately preceding annual meeting and ending on the earlier of the next annual meeting or 30 days after the first anniversary of the immediately preceding annual meeting. If a requesting stockholder does not comply with the requirements in the proposed amendments to the Windstream Bylaws, a special meeting request will be deemed ineffective and will not be accepted by the Company.

The summary of the proposed amendments set forth above is qualified in its entirety by reference to the text of the proposed amendments, attached as Appendix D to this Proxy Statement. Additions of text contained in Appendix D are indicated by underlining and text that will be deleted is stricken through.

Vote Requirement. The affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock is required to approve this Proposal No. 6. If approved by stockholders, we intend to promptly file an appropriate amendment to the Windstream Certificate with the State of Delaware. The proposed corresponding amendments to the Windstream Bylaws will become effective if and when the proposed amendments to the Windstream Certificate become effective. If this proposal is not approved by stockholders, neither the amendment to the Windstream Certificate nor the corresponding amendments to the Windstream Bylaws will become effective and stockholders will not be permitted to request a special meeting of stockholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 6.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 6
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 7
AMENDMENTS TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS

The Windstream Board of Directors is again recommending that our stockholders amend the Windstream Certificate and the Windstream Bylaws to (i) eliminate the super-majority voting provisions contained in the Windstream Certificate and Windstream Bylaws and (ii) lower the voting standard for amendments of the Windstream Bylaws generally from the affirmative vote of a majority of Windstream’s outstanding common stock (the current standard for amending the Windstream Bylaws) to a majority of the votes cast.

Prior Proposals. At our last four annual meetings, stockholders voted on amendments to the Windstream Certificate and Windstream Bylaws (the “Prior Proposals”) substantially similar to those presented in this Proposal No. 7. An affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock was required to approve the Prior Proposals. While they failed to pass, the Prior Proposals received support of 47.75%, 53.77%, 41.24% and 61.64% of our outstanding common stock entitled to vote at the 2014, 2015, 2016 and 2017 Annual Meetings, respectively, representing not less than 97% of the votes cast on such proposals each year (excluding abstentions and broker non-votes). Considering the strong level of support for the Prior Proposals, the Windstream Board of Directors deems it advisable and in the best interest of Windstream and its stockholders to once again ask stockholders to approve the amendments to the Windstream Certificate and Windstream Bylaws to eliminate the super-majority voting provisions.

History of this Proposal. In 2013, stockholders approved a stockholder proposal requesting that the Windstream Board of Directors “take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.” As a result, the Windstream Board of Directors evaluated, as it had on numerous occasions before, the voting requirements imposed by our charter and bylaws to ensure that they are in the best interests of Windstream and its stockholders. In evaluating the voting requirements, the Board:

●	re-examined the various arguments regarding our current voting standards;
●	discussed with management the perspectives of Windstream’s largest stockholders on this matter; and
●	reviewed trends and best practices in corporate governance, along with the voting standards of a number of other public corporations.

After the evaluation was completed, the Board determined that the current voting requirements imposed by the Windstream Certificate and Windstream Bylaws were originally designed to protect the interests of all stockholders by requiring that certain extraordinary matters and fundamental changes to corporate governance receive the support of a broad consensus of Windstream’s stockholders. However, the Board recognized the different perspectives and compelling arguments for the elimination of super-majority approval standards, including growing sentiment that the elimination of such provisions increases a board’s accountability to stockholders and provides stockholders greater ability to participate in the corporate governance process. The Board also reviewed the governance policies of a number of corporations and determined that although many still include super-majority voting provisions, an increasing number of companies view such a voting requirement as overly burdensome and inconsistent with principles of good corporate governance.

For these reasons, and in light of the approval of the stockholder proposal at the 2013 Annual Meeting, the Board deemed it advisable and in the best interests of our stockholders to eliminate the super-majority voting provisions from the Windstream Certificate and Windstream Bylaws and presented stockholders with a proposal at the 2014, 2015, 2016 and 2017 Annual Meetings to do so. While the proposals did not receive the requisite approval necessary to pass, the Board continues to believe it is in the best interests of our stockholders to eliminate these voting provisions, as well as to lower the voting standard for amendments of the Windstream Bylaws to a majority of the votes cast.

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Each of the super-majority voting provisions in the Windstream Certificate and Windstream Bylaws governs the amendment of certain provisions of the Windstream Certificate and Windstream Bylaws regarding important corporate governance matters. If this proposal is approved by stockholders, any future amendment to these provisions of the Windstream Certificate and Windstream Bylaws by our stockholders will require, in the case of the Windstream Certificate, the approval of a majority of the outstanding shares of Windstream common stock (the lowest approval standard permitted by the Delaware General Corporation Law (DGCL)) and, in the case of the Windstream Bylaws, the approval of a majority of the votes cast. Notwithstanding elimination of the super-majority voting provisions, any amendment to the Windstream Certificate will also require approval of the Board as is required by the DGCL, and the Board’s ability to make, alter, amend, change, add to or repeal the Windstream Bylaws will not be affected.

Text and Legal Effect of Proposed Amendments.

●	Article Eleven of the Windstream Certificate currently requires the approval of the holders of at least 66 ⅔% of our outstanding common stock to amend, alter, change or repeal the provisions of the Windstream Certificate governing (1) limits on the liability of Windstream’s directors, (2) the provision of indemnification for its directors and officers, (3) prohibitions on stockholders’ ability to act by written consent and to call special meetings, (4) amendment of the Windstream Certificate, and (5) Windstream’s election to be governed by Section 203 of the DGCL.

○	Approval of this Proposal No. 7 will result in the repeal of Article Eleven of the Windstream Certificate, thereby reducing the required vote for amendment, alteration, change or repeal of all provisions of the Windstream Certificate to the affirmative vote of a majority of the outstanding shares of Windstream common stock, the lowest approval standard permitted by the DGCL.

●	Article Seven of the Windstream Certificate currently requires the approval of the holders of at least 66 ⅔% of Windstream’s outstanding common stock to amend, alter, change or repeal the provisions of the Windstream Bylaws governing (1) substantive and procedural requirements regarding bringing business before an annual meeting, (2) the number, election and term of office of the Board of Directors, (3) the filling of vacancies on the Board of Directors, (4) the procedural requirements for the nomination of directors, and (5) amendment of the Windstream Bylaws. To amend, alter, change or repeal the remaining provisions of the Windstream Bylaws, Article Seven of the Windstream Certificate requires the affirmative vote of a majority of Windstream’s outstanding common stock.

○	Approval of this Proposal No. 7 will result in an amendment to Article Seven of the Windstream Certificate to (i) eliminate the super-majority voting provisions regarding amendments to the Windstream Bylaws and (ii) eliminate the stockholder voting standard for amendments of the Windstream Bylaws generally, thereby lowering the voting standard to the affirmative vote of a majority of the votes cast.

●	Article VII of the Windstream Bylaws is identical to Article Seven of the Windstream Certificate in that it requires the approval of the holders of at least 66 ⅔% of Windstream’s outstanding common stock to amend, alter, change or repeal the bylaw provisions listed above.

○	The Board has approved a conforming amendment to Article VII of the Windstream Bylaws, and stockholder approval of this Proposal No. 7 will constitute approval of the conforming amendment to the Windstream Bylaws.

The summary of the proposed amendments to Articles Seven and Eleven of the Windstream Certificate and Article VII of the Windstream Bylaws set forth above is qualified in its entirety by reference to the text of the proposed amendments, which are attached as Appendix E to this Proxy Statement.

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Vote Requirement. The affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock is required to approve the amendments to the Windstream Certificate proposed by this Proposal No. 7. If this proposal is approved by stockholders, we intend to promptly file an appropriate amendment to the Windstream Certificate with the State of Delaware. The proposed conforming amendments to the Windstream Bylaws will become effective if and when the proposed amendments to the Windstream Certificate become effective. If this proposal is not approved by stockholders, neither the amendment to the Windstream Certificate nor the conforming amendments to the Windstream Bylaws will become effective and both the current voting standard for amendments of the Windstream Bylaws generally and the super-majority voting provisions will remain in effect.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 7.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 7
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 8
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANT

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and replacement of Windstream’s independent registered public accountant. The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to audit Windstream’s consolidated financial statements for the fiscal year ending December 31, 2018. Windstream is submitting to the stockholders for ratification at the Annual Meeting the selection of PwC as Windstream’s independent registered public accountant for 2018, although neither the Board of Directors nor its Audit Committee maintains a policy requiring Windstream to seek stockholder ratification of the independent accountant selection. Representatives of PwC are expected to be present during the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

PwC has served as Windstream’s independent registered public accountant since its inception. In connection with its responsibility for the appointment and oversight of Windstream's independent registered public accountant, the Audit Committee annually reviews the qualifications, performance and independence of PwC and determines whether to re-engage PwC or consider other audit firms. The Audit Committee also periodically considers whether there should be regular rotation of Windstream’s independent registered public accountant. In performing its annual review, the Audit Committee considers, among other things, the quality and efficiency of PwC's historical and recent performance on Windstream's audit, PwC’s tenure as Windstream’s independent public accountant and its familiarity with our operations, businesses, accounting policies and practices, and internal control over financial reporting, PwC's qualifications, resources, capability and expertise (including experience and knowledge of the Company’s industry), the quality and candor of PwC’s communications and discussions with the Audit Committee and Management, the ability of PwC to remain independent, external data relating to audit quality and performance (including recent PCAOB reports on PwC and its peer firms), and the appropriateness of fees charged. When reviewing the fees, the Audit Committee balances the quality of the audit and services received. The Audit Committee also reviews the performance of PwC’s lead audit partner and engagement team and, in conjunction with the rotation of PwC’s lead engagement partner that occurs at least once every five years, the Audit Committee is involved in the selection of the lead engagement partner.

Based on the reviews and considerations referred to above, the Board of Directors and the Audit Committee believe that the retention of PwC to serve as Windstream’s independent registered public accountant for 2018 is in the best interests of Windstream and its stockholders.

If the stockholders fail to ratify the appointment of PwC as Windstream’s independent registered public accountant, the Board will reconsider the appointment. However, even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Windstream and its stockholders.

Audit and Non-Audit Fees. Aggregate fees for professional services rendered by PwC for the years ended December 31, 2017 and 2016 were:

In thousands	2017	2016
Audit Fees (a)	$3,997	$3,660
Audit-Related Fees (b)	465	—
Tax Fees (c)	708	135
All Other Fees (d)	2	2
Total	$5,172	$3,797

(a)

Audit fees includes fees for the annual audit and quarterly reviews of the consolidated financial statements as well as attestation reports required by statute or regulation, comfort letters and consents in respect to Securities and Exchange Commission filings, and accounting and financial reporting consultations. The increase in 2017 is primarily due to the acquisitions of EarthLink and Broadview including (i) audit procedures related to acquisition accounting and purchase price allocations and (ii) additional procedures related to the audit and integration of EarthLink and Broadview. The increase in fees also reflects the issuance of multiple comfort letters related to debt issuance and debt exchange transactions completed in 2017.

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(b)

Audit-related fees are comprised of assurance and related services that are traditionally performed by the independent registered public accountant and are not reported under “Audit Fees.” For 2017, these fees primarily include $382,000 of incremental assurance services performed by PwC in connection with Windstream’s adoption of the new revenue recognition and leasing standards, as well as $56,000 of fees related to the audit of the Windstream 401(k) Plan. Excluded from the 2017 and 2016 amounts are $38,000 and $36,500, respectively, paid by the Windstream Pension Plan Trust for the audit of the Windstream Pension Plan. For 2016, fees of $53,500 paid by the Windstream 401(k) Plan for the audit of the plan also have been excluded.

(c)

Tax fees are principally comprised of fees for tax consulting services provided by PwC. The increase in 2017 is primarily related to additional tax services performed in connection with the acquisition of EarthLink and tax accounting advice associated with debt exchanges and debt offerings completed during 2017.

(d)	All other fees are comprised of fees which cannot be associated with the categories previously noted.

All services to be performed for Windstream by PwC must be pre-approved by the Audit Committee or a designated member of the Audit Committee pursuant to the Committee’s Pre-Approval Policies and Procedures. The Audit Committee’s pre-approval policy provides that Windstream may engage PwC for non-audit services (i) only if such services are not prohibited from being performed by PwC under the Sarbanes-Oxley Act of 2002 or any other applicable law or regulation and (ii) if such services are tax-related services, such services are one or more of the following tax-related services: tax return preparation and review; advice on income tax, tax accounting, sales/use tax, excise tax and other miscellaneous tax matters; tax advice and implementation assistance on restructurings, mergers and acquisition matters and other tax strategies. The pre-approval policy also provides that any request for approval for PwC to perform a permitted non-audit service must be accompanied by a discussion of the reasons why PwC should be engaged to perform the services. None of the services described in the table above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 8.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 8
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 9
STOCKHOLDER PROPOSAL TITLED:
Right to Act by Written Consent

The stockholder proposal, which follows, is a verbatim submission by Kenneth Steiner (who has notified Windstream that he is the beneficial owner of Windstream common stock valued at more than $2,000), whose address is 14 Stoner Ave., 2M, Great Neck, NY 11021, for consideration by Windstream stockholders. All statements therein are the sole responsibility of Mr. Steiner.

Stockholder Proposal

Proposal 9 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Hundreds of major companies enable shareholder action by written consent. Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. Dozens of Fortune 500 companies provide for both shareholder rights - to act by written consent and to call a special meeting. Our higher 25% threshold for shareholders to call a special meeting is one more reason that we should have the right to act by written consent.

Plus it is important for shareholders to gain a right, such as written consent, that makes management more accountable to shareholders after our stock tumbles from $8 to $2 in less than a year. We have been stripped of the opportunity for an in-person accounting from management for why our stock tumbled from $8 to $2. It is almost like our management knew the day would come when our stock would tumble like form $8 to $2 so it previously preplanned taking away the right for an in-person meeting.

It is especially important to gain a shareholder right, such as written consent, to make up for our management taking away an important shareholder right - the right to an in-person annual meeting. For decades shareholders had a once-a-year opportunity to ask our CEO and directors questions in person. Now our directors can now casually flip their phones to mute during the annual shareholder meeting. Our management did not even give us the opportunity to vote on whether we wanted to give up this important right.

Our management is now free to run a make-believe meeting with Investor Relations devising softball questions in advance while tossing out serious questions. Then our CEO can simply read the scripted IR answers to a microphone - no opportunity for audience feedback.

The lack of an in-person annual meeting means that a board meeting can be scheduled months after the virtual meeting - by which time any serious issues raised by shareholders under these onerous conditions will be long forgotten by the directors. A virtual meeting is a complacency plan for our directors and top management. Top management has no incentive to avoid making mistakes for 365-days of the year out of concern that they will have to face the music at the annual meeting in front of shareholders.

Please vote to give us a shareholder right to help make up for our top management stripping away one of our important rights:

Right to Act by Written Consent – Proposal 9

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Board of Directors’ Statement in Opposition

The Windstream Certificate specifically prohibits stockholder action by written consent. The Board strongly believes that important matters should be the subject of stockholder meetings, which provide an opportunity for all points of view to be considered prior to a vote. Because stockholder action by written consent does not require advance notice or communication to all stockholders, it would deprive stockholders of the opportunity to discuss, deliberate and vote on pending stockholder actions, thereby causing the disenfranchisement of potentially significant numbers of stockholders, and may prevent stockholders from receiving accurate and complete information on important pending actions. Currently, any matter that Windstream or its stockholders wishes to present for a stockholder vote must be noticed in advance and presented at a meeting of stockholders. This allows all stockholders to consider, discuss and vote on pending stockholder actions. In contrast, the written consent proposal at issue would permit owners of a bare majority of shares with no fiduciary duties to other stockholders to initiate action with no prior notice either to the other stockholders or to the Company, and without giving all stockholders an opportunity to participate and consider arguments for and against any action, including the Company’s position.

The Board also opposes this proposal because action by written consent can occur with little or no advance notice to the Company, minority stockholders and the market. As a result, the Board may not have a meaningful opportunity to consider the merits of the proposed action, to consider alternative courses of action or to communicate its views to stockholders. For example, hostile or insurgent stockholders have relied on consent solicitations as a coercive tool to threaten or fundamentally change companies without providing all stockholders with notice or an opportunity to be engaged in the consideration of such changes at a stockholders meeting. Furthermore, giving stockholders the right to act by written consent in lieu of a meeting can expose the Company to numerous consent solicitations which would force the Company to incur significant expense and cause disruption to its operations.

Finally, as stated previously, important matters should be the subject of stockholder meetings because it gives all stockholders the ability to consider the matter. To that end, the Board has approved for the fifth year in a row, subject to stockholder approval at the Annual Meeting, amendments to the Windstream Certificate and Windstream Bylaws to permit stockholders holding 20% or more of our outstanding common stock to call a special meeting. See Proposal No. 6. The Board believes that enabling stockholders to call special meetings obviates the need to permit stockholder action by written consent by providing a means for stockholders to raise important matters outside of the normal annual meeting cycle, while also allowing stockholders to take part in extraordinary events affecting the Company.

Accordingly, the Board recommends that stockholders vote in support of Proposal No. 6 and AGAINST this proposal.

The proposal’s supporting statement also makes a number of negative statements regarding our corporate governance practices. Despite the suggestions of this proponent to the contrary, the Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens the Board of Directors and management accountability and helps build public trust in the company. Highlights of our strong corporate governance profile include the following factors:

●	8 out of 9 director nominees are independent;
●	Roles of Chairman and CEO are separate;
●	Our Chairman is independent;
●	We have a director resignation policy for directors who fail to receive majority of votes cast.

Our stockholders have confirmed their support for our strong corporate governance profile by electing our current slate of directors by a vote in excess of 96% of votes cast at the 2017 annual meeting.

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The proposal’s supporting statement also makes negative statements regarding virtual annual meetings. From its inception until 2015, the Company held in-person annual meetings of stockholders at which stockholder attendance and participation was low and dwindled substantially in the later years. In 2015, Windstream introduced the virtual stockholder meeting in hopes that it would represent a boost to stockholder participation and reduce expenses associated with hosting Annual Meetings. In addition, as a leading provider of advanced network communications and technology solutions, the Company believed that virtual meetings served as a tech-forward, cost-effective convenience that would be enjoyed by both Windstream and its stockholders. Virtual meetings allow the Company to avoid the cost of gathering the board and management in a central location, saving travel time and costs. Likewise, stockholders avoid the cost and time of attending the meeting and gain the benefit of participating in the meeting from almost anywhere in the world.

However, the Board is aware of discussions within the investor community that virtual meetings do not present opportunities for stockholders to interact with directors at annual meetings. While Windstream stockholders, on the whole, have not expressed concern about our virtual meetings, the Board intends to review alternative meeting platforms for future annual meetings, including whether to host a hybrid meeting allowing both in-person and virtual attendance by stockholders.

In summary, the Board does not believe that adoption of this proposal would be in the best interests of the Company’s stockholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“AGAINST” PROPOSAL NO. 9.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST”
PROPOSAL NO. 9 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2019 ANNUAL MEETING

Proposals for inclusion in the proxy statement. Stockholders who intend to present proposals at the 2019 Annual Meeting of Stockholders, and who wish to have those proposals included in Windstream’s proxy statement for the 2019 Annual Meeting, must be certain that those proposals are received by the Corporate Secretary at 4001 North Rodney Parham Road, Little Rock, Arkansas 72212, no later than December 11, 2018. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for Windstream’s 2019 Annual Meeting.

Director nominees for inclusion in the proxy statement. Stockholders who intend to nominate director candidates for inclusion in Windstream’s proxy statement for the 2019 Annual Meeting must be certain that those nominations are received by the Corporate Secretary at the address set forth above no earlier than November 11, 2018 and not later than the close of business on December 11, 2018. Such nominations must meet the requirements set forth in Article III, Section 5 of the Windstream Bylaws in order to be eligible for inclusion in the proxy statement for Windstream’s 2019 Annual Meeting.

Proposals or nominations not for inclusion in the proxy statement. Stockholders who intend to submit a proposal or director nomination from the floor of the 2019 Annual Meeting, and who do not intend to have such proposal or nomination included in Windstream’s proxy statement for the 2019 Annual Meeting as discussed above, must be certain that the proposal or nomination is received by the Corporate Secretary at the address set forth above by no earlier than January 21, 2019 and not later than February 20, 2019.

RELATIONSHIPS AND CERTAIN RELATED TRANSACTIONS

Windstream has adopted a written policy for the review and approval of related party transactions. The Governance Committee is responsible for the review and approval of transactions covered by the policy, although transactions can also be approved by the disinterested members of the Board of Directors.

Under the policy and subject to the exceptions noted below, the Governance Committee or the Board must approve any transaction in which Windstream is a participant, the amount involved equals or exceeds $120,000, and the transaction is required to be disclosed under SEC rules regarding related party transactions. To be approved, the transaction must be on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party or otherwise determined to be fair and in the best interests of Windstream. The persons covered by the policy are Windstream’s directors, director nominees, executive officers, immediate family members of any of the foregoing, and any entity that is controlled by any of the foregoing persons.

In April 2015, Windstream spun off (the “REIT Spin-off”) certain network assets, including fiber, copper, real estate and other fixed assets, into an independent, publicly traded real-estate investment trust, Uniti Group Inc. (“Uniti”). Kenneth Gunderman, a brother of Robert Gunderman, Windstream’s Chief Financial Officer and Treasurer (and a named executive officer), is President and Chief Executive Officer of Uniti.

In connection with the REIT Spin-off, on April 24, 2015, Windstream entered into a long-term triple-net master lease with Uniti to lease back the telecommunications network assets. Under terms of the master lease, Windstream has the exclusive right to use the telecommunications network assets for an initial term of 15 years with up to four, 5-year renewal options. The master lease provides for annual rent of $650.0 million paid in advance in equal monthly installments and is fixed for the first three years. After the first three years, rent will increase on an annual basis at a base rent escalator of 0.5%. Uniti and Windstream entered into an amendment to the master lease in February 2016 that established a method whereby Windstream will be permitted to enter into fiber swap arrangements that extend beyond the then current term of the master lease. During 2017, Windstream paid approximately $653.5 million in rent under the lease. The annual rent paid by Windstream during 2018 will be approximately $655.7 million.

Except as noted above, there were no commercial transactions between related parties and Windstream that required disclosure in this proxy statement.

Transactions covered by the policy do not include the provision of services, the sale of products or other transactions conducted by Windstream in the ordinary course of business and on terms generally available to employees or customers. Covered transactions also do not include an employment or service relationship involving a director or executive officer and any related compensation

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resulting from that relationship that is approved by Windstream’s Compensation Committee or is disclosed in the proxy statement pursuant to the SEC’s executive compensation rules. Additionally, covered transactions do not include employment relationships of immediate family members of executive officers as long as the immediate family member is not also an executive officer and is not related to the Chief Executive Officer or a director. Any employment relationships with immediate family members of executive officers that are not subject to the policy require the approval of the President & Chief Executive Officer. The Governance Committee receives an annual report disclosing the terms of all related party transactions, including transactions that do not require pre-approval by the Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Windstream’s directors and executive officers, and persons who own more than 10% of Windstream’s common stock, to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of that common stock. To Windstream’s knowledge, based solely upon a review of copies of reports provided by those individuals to Windstream and written representations of those individuals that no other reports were required with respect to the year ended December 31, 2017, Windstream believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater-than-10% beneficial owners have been met.

ANNUAL REPORT/HOUSEHOLDING

This Proxy Statement is accompanied by the Annual Report, which incorporates Windstream’s Annual Report on Form 10-K for the year ended December 31, 2017, including the consolidated financial statements and the financial statement schedules thereto.

For stockholders who elect to receive proxy materials by mail and not electronic delivery, only one copy of this proxy statement, and the accompanying Annual Report, is being delivered to such stockholders who share an address, unless Windstream has received contrary instructions from one or more of the stockholders. Windstream will promptly deliver a separate copy of this proxy statement and the accompanying Annual Report to any stockholder at a shared address to which a single copy of those documents has been delivered by mail upon the written or oral request from that stockholder to Windstream at the address or telephone number provided below. Any stockholder sharing a single copy of the proxy statement and Annual Report who wishes to receive a separate distribution by mail of Windstream’s proxy statement and Annual Report in the future and stockholders sharing an address and receiving by mail multiple copies of Windstream’s proxy statement and Annual Report who wish to share a single copy of those documents in the future should notify Windstream in writing to Investor Relations, Windstream Holdings, Inc., 4001 North Rodney Parham Road, Little Rock, Arkansas 72212, or by calling (501) 748-7000.

OTHER MATTERS

The management and the Board of Directors of Windstream do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters.

Windstream will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors, and employees of Windstream, personally or by telephone or electronic means. We have hired Okapi Partners LLC to assist in the solicitation of proxies, at an estimated cost of $10,100 plus reimbursement of reasonable out-of-pocket expenses. Windstream will pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals in accordance with applicable regulations.

The material referred to in this Proxy Statement under the caption “Audit Committee Report” and the “Compensation Committee Report on Executive Compensation” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Exchange Act.

Dated: April 10, 2018	By Order of the Board of Directors,
Kristi Moody
Senior Vice President - General Counsel & Corporate Secretary

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Appendix A

RECONCILIATION OF NET LOSS TO ADJUSTED OIBDAR

In addition to financial results reported in accordance with generally accepted accounting principles (“GAAP”), we utilize certain unaudited results of operations in this Proxy Statement which are not calculated in accordance with GAAP. A “non-GAAP measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in a company’s financial statements. Adjusted OIBDAR, which is a non-GAAP measure, is operating income before depreciation and amortization and goodwill impairment, and excluding merger, integration and other costs, restructuring charges, pension costs, share-based compensation expense and the annual rent payment due under the lease with Uniti Group Inc. (“Uniti”). This non-GAAP measure may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP. We use Adjusted OIBDAR as a key measure of our operational performance, and our management, including the chief operating decision-maker, uses Adjusted OIBDAR consistently for all purposes, including internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation. Adjusted OIBDAR is included to provide investors with useful information about our operating performance before the impacts of certain non-cash items and to enhance the comparability of operating results between periods in order to focus on the true earnings capacity of our core business operations. Adjusted OIBDAR is also used by rating agencies and lenders to evaluate our operating performance and creditworthiness.

UNAUDITED ADJUSTED CONSOLIDATED RESULTS (NON-GAAP)
(In millions)

2017
Reconciliation of Net Loss under GAAP to Adjusted OIBDAR:
Net loss	$(2,116.6)
Adjustments:
Net gain on sale of data center business	(0.6)
Net loss on early extinguishment of debt	56.4
Interest expense	875.4
Income tax benefit	(408.1)
Operating loss under GAAP	(1,593.5)
Depreciation and amortization	1,470.0
Goodwill impairment	1,840.8
Adjustments:
EarthLink operating income (B)	30.8
Merger, integration and other costs (C)	163.2
Restructuring charges	43.0
Pension expense	10.1
Share-based compensation expense	45.2
Adjusted OIBDAR (A)	$2,009.6

(A)

Adjusted OIBDAR is operating income before depreciation and amortization and goodwill impairment, and excluding merger, integration and other costs, restructuring charges, pension costs, share-based compensation expense and the annual cash rent payment due under the master lease agreement with Uniti.

(B)

Represents EarthLink Holdings Corp. (“EarthLink”) historical operating results for the pre-merger period January 1, 2017 to February 26, 2017. This amount excludes EarthLink’s historical depreciation and amortization, restructuring charges, merger and integration costs, and share-based compensation expense.

(C)

Included in other costs are incremental expenses of $4.7 million related to Hurricanes Harvey and Irma, $8.3 million of costs attributable to a carrier access settlement and a reserve for a penalty for not meeting certain spend commitments under a circuit discount plan of $7.7 million.

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CALCULATION OF BUSINESS UNIT CONTRIBUTION MARGIN

The table below sets forth the calculation for the Consumer & Small Business Contribution Margin:

Consumer & Small Business Contribution Margin:
Consumer & Small Business revenues and sales for the nine months ended September 30, 2017, as previously reported in our Form 10-Q for the period ended September 30, 2017	$1,159.3
Consumer & Small Business revenues and sales for the three months ended December 31, 2017 (B)	481.9
Total Consumer & Small Business revenues and sales	1,641.2
Consumer & Small Business operating expenses for the nine months ended September 30, 2017, as previously reported in our Form 10-Q for the period ended September 30, 2017	530.0
Consumer & Small Business operating expenses for the three months ended December 31, 2017 (B)	199.7
Total Consumer & Small Business operating expenses	729.7
Consumer & Small Business Contribution Margin (A)	$911.5

(A)	Consumer & Small Business contribution margin is computed as revenues and sales less operating expenses.

(B)

During the fourth quarter of 2017, in conjunction with reorganizing our operations, we now assign all revenues and sales to our business units including regulatory and other revenues. Previously, revenue from federal and state universal service funds, Connect America Fund support, funds received from federal access recovery mechanisms, revenues from providing switched access services, reciprocal compensation received from wireless and other local connecting carriers for the use of network facilities, certain surcharges assessed to our customers, including billings for our required contributions to federal and state Universal Service Fund programs, and product sales to contractors were not assigned to our business units. Operating expenses associated with these revenues are also now assigned to our business units. For purposes of measuring annual performance for compensation purposes, prior period information was not revised to reflect these fourth quarter 2017 changes.

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Appendix B

PROPOSAL NO. 3
AMENDMENT TO THE WINDSTREAM CERTIFICATE TO EFFECT A 1-FOR-5 REVERSE STOCK SPLIT AND A
DECREASE IN THE NUMBER OF AUTHORIZED SHARES

Proposed Amendment to the Windstream Certificate

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
WINDSTREAM HOLDINGS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (“DGCL”)

Windstream Holdings, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Effective at 5:00 p.m. (Eastern Time) on __________, 201_ (such time, on such date, the “Effective Time”) of this Certificate of Amendment pursuant to the DGCL, each five (5) shares of the Corporation’s common stock, $0.0001 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, $0.0001 par value per share (the “New Common Stock”), subject to the treatment of fractional share interests. The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment.

SECOND: Section 1 of Article FOUR of the Amended and Restated Certificate of Incorporation is amended and restated to read in its entirety as set forth below:

“SECTION 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 81,666,667 shares, consisting of:

(a)	6,666,667 shares of Preferred Stock, par value $.0001 per share (“Preferred Stock”); and

(b)	75,000,000 shares of Common Stock, par value $.0001 per share (“Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.”

THIRD: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, Windstream Holdings, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ___ day of ___________, 201_.

WINDSTREAM HOLDINGS, INC.

By:
Name:
Title:

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Appendix C

WINDSTREAM
2006 EQUITY INCENTIVE PLAN
(as amended and restated effective February 6, 2018)

1. Purpose of the Plan. The purpose of this Plan is to attract, retain and motivate directors, officers and other key employees of Windstream Holdings, Inc. (the “Company”) and its Subsidiaries and to provide to such persons incentives and rewards for superior performance and contribution. The Plan was originally adopted by Windstream Corporation effective July 17, 2006, and was subsequently amended as of January 1, 2008, and amended and restated effective as of February 17, 2010. The Plan was subsequently assumed by the Company effective August 30, 2013, as part of a holding company formation in which Windstream Corporation became a wholly-owned subsidiary of the Company. The Plan was most recently restated effective as of February 12, 2014 and subsequently amended on May 4, 2015.

The Plan is hereby amended and restated as of February 6, 2018, subject to the approval of our stockholders at the 2018 annual meeting.

2. Definitions. Capitalized terms used herein shall have the meanings assigned to such terms in this Section 2.

“Applicable Laws” means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where awards are granted under this Plan.

“Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

“Board” means the Board of Directors of the Company.

“Change in Control” means if at any time any of the following events shall have occurred:

a. The acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this definition, any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subparagraph c. below shall not be deemed to result in a Change in Control;

b. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

c. The consummation of a reorganization, merger or consolidation or sale or other disposition of more than fifty percent (50%) of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled

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to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

d. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means shares of common stock, par value $0.0001, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

“Company” means Windstream Holdings, Inc. and its successors.

“Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Units or Performance Shares or a grant or sale of Restricted Shares or Restricted Stock Units, or awards granted under Section 10 of this Plan shall become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

“Director” means a member of the Board.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Stock Units, or awards granted under Section 10 of this Plan. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and Restricted Stock Units pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives may be based on specified levels of or growth in any criteria determined by the Board, including, but not limited to: revenues, weighted average revenue per unit, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, operating income before or after interest,

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taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, gross or net additional customers, average customer life, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Management Objectives may be stated as a combination of any criteria. If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 12 of this Plan) render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.

“Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of a Common Share as determined by the Board.

“Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.

“Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

“Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any of its Subsidiaries, or who has agreed to commence serving in any such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units or any awards under Section 10 of this Plan.

“Performance Period” means, in respect of a Performance Unit or Performance Share, a period of time established pursuant to Section 6 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 6 of this Plan.

“Plan” means this Windstream 2006 Equity Incentive Plan, as amended from time to time.

“Restricted Shares” means Common Shares granted or sold pursuant to Section 7 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

“Restricted Stock Units” means an award of the right to receive Common Shares at the end of a specified Restriction Period made pursuant to Section 8 or Section 9 of this Plan.

“Restriction Period” means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 8 of this Plan.

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“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the per share Option Price or per share Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

“Subsidiary” means a corporation, company or other entity which is designated by the Board and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that (i) for purposes of determining whether any person may be a Participant with respect to any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424 of the Code, as interpreted by the regulations thereunder and applicable law; and (ii) for purposes of determining whether any person may be a Participant with respect to any grant of Option Rights or Appreciation Rights that are intended to be exempt from Section 409A of the Code, the term “Subsidiary” means any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of 409A of the Code).

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

3. Shares Available Under the Plan.

a. Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares, (iii) in payment of Restricted Stock Units, (iv) in payment of Performance Units or Performance Shares that have been earned, (v) as awards to Non-Employee Directors, (vi) in payment of awards granted under Section 10 of this Plan or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 33,866,666 Common Shares, plus any shares relating to awards that expire or are forfeited or are cancelled. Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) Common Shares tendered in payment of the Option Price of an Option Right shall not be added to the aggregate Plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) Common Shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate Plan limit described above; and (D) all Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan. Such Common Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

b. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

c. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 10,000,000 Common Shares; and (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 2,000,000 Common Shares during any calendar year.

d. Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of (i) Performance Shares, Restricted Shares or Restricted Stock Units that specify Management Objectives, in the aggregate, for more than 2,000,000 Common Shares or (ii) Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $12,000,000.

e. Notwithstanding any other provision of this Plan to the contrary, but subject to any provision accelerating vesting due to death, disability, or qualifying termination in connection with Change in Control, awards granted under this Plan shall vest no earlier than the first anniversary of the Date of Grant; provided however, that awards that result in the issuance of an aggregate of up to 5% of the Common Shares available pursuant to Section 3(a) may be granted to any one or more Participants without respect to this minimum vesting provision.

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f. Notwithstanding any other provision of this Plan to the contrary, any dividends, dividend equivalents, or other distributions credited with respect to awards shall be paid to the Participant only if, when and to the extent such award vests. The value of dividends, dividend equivalents, or other distributions payable with respect to the portion of an award that does not vest shall be forfeited.

4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

a. Each grant shall specify the number of Common Shares to which it pertains.

b. Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

c. Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, on such basis as the Board may determine, (iii) in any other legal consideration that the Board may deem appropriate, on such basis as the Board may determine, or (iv) by a combination of such methods of payment.

d. To the extent permitted by law, any grant may provide for (i) deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates; (ii) payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Board; or (iii) any combination of such methods.

e. Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

f. Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control, retirement, death or disability of the Optionee or other similar transaction or event as approved by the Board.

g. Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

h. Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) “nonqualified stock options” that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code on the Date of Grant.

i. The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

j. No Option Right shall be exercisable more than 10 years from the Date of Grant.

k. Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Board may approve.

l. The Board may, at the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee or may provide that such equivalents shall be credited against the Option Price.

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5. Appreciation Rights.

a. The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

b. Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Each grant shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Right or installments thereof will become exercisable and may provide for the earlier exercise of such Appreciation Rights in the event of a Change in Control, retirement, death or disability of the Participant or other similar transaction or event as approved by the Board.

(iv) Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, identify any related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Board may approve.

(v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares.

c. Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

d. Regarding Free-Standing Appreciation Rights only:

(i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall not be less than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

e. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

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6. Performance Units and Performance Shares. The Board may also authorize the granting to Participants of Performance Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

a. Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

b. The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time commencing with the Date of Grant as shall be determined by the Board at the time of grant. Each grant may provide for the earlier lapse or other modification of such Performance Period in the event of a Change in Control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Board.

c. Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must determine that the Management Objectives have been satisfied.

d. Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

e. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.

f. Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Board may approve.

g. The Board may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares.

7. Restricted Shares. The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

a. Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (unless otherwise determined by the Board), but subject to the substantial risk of forfeiture, restrictions on transfer, and deferral of dividends hereinafter referred to or applicable under Section 3(f).

b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

c. Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Board.

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d. Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

e. Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

f. Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically reinvested in additional Restricted Shares, which shall be subject to the same restrictions as the underlying award.

g. Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

8. Restricted Stock Units. The Board may also authorize the grant or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

a. Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

c. Each such grant or sale shall be subject to a Restriction Period as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a Change in Control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Board.

d. Any grant of Restricted Stock Units may specify Management Objectives that, if achieved, will result in termination or early termination of the Restriction Period applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

e. During the Restriction Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Restricted Stock Units and shall have no right to vote them, but the Board may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units either in cash or in additional Common Shares.

f. Each grant or sale of Restricted Stock Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Board may approve.

9. Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights under Section 4 of this Plan or Appreciation Rights under Section 5 of this Plan, and may also authorize the grant or sale of Restricted Shares under Section 7 of this Plan, Restricted Stock Units under Section 8 of this Plan or other awards under Section 10 of this Plan, or any combination of the foregoing.

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10. Other Awards.

a. The Board is authorized, subject to limitations under applicable law, to grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

b. Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

c. The Board is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

11. Transferability.

a. Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

b. The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions on transfer.

12. Adjustments. The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares, Restricted Stock Units and share-based awards described in Section 10 of this Plan granted hereunder, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify. In no event shall any adjustment be required under this Section 12 if the Board determines that such action could cause an award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding award.

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13. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

14. Withholding Taxes. The Company shall have the right to deduct from any payment or benefit realized under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment or benefit. To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or other recipient make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Board, such arrangements may include relinquishment of a portion of such benefit pursuant to procedures adopted by the Board from time to time. The Company and a Participant or such other recipient may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

15. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16. Administration of the Plan.

a. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee (or a subcommittee thereof), or such other committee as designated by the Board performing similar functions as required by the listing standards of the NASDAQ Global Stock Market. To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee).

b. The interpretation and construction by the Board of any provision of this Plan or of any Evidence of Award and any determination by the Board pursuant to any provision of this Plan or of any such Evidence of Award shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

c. To the extent permitted by applicable law, the Board or, to the extent of any delegation as provided in Section 16(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. To the extent permitted by applicable law, the Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

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17. Amendments and Other Matters.

a. The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Global Stock Market, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without stockholder approval. Without limiting the generality of the foregoing, the Board may amend this Plan to eliminate provisions which are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.

b. The Board shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price. Furthermore, no Option Right or Appreciation Right shall be cancelled and replaced with awards having a lower Option Price or Base Price, respectively, without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

c. The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

d. The Board may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

e. If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

f. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

g. To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

h. Subject to Section 20, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.

i. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

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j. This Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

k. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

18. Compliance with Section 409A of the Code. Awards granted under this Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Board determines that any award granted under the Plan is subject to Section 409A of the Code, the Evidence of Award shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Evidence of Award (unless the Evidence of Award provides otherwise with specific reference to this Section), an award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Although the Company intends to administer the Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the Plan. Any reference in this Plan to Section 409A of the Code will also include the applicable proposed, temporary or final regulations, or any other guidance, issued with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

19. Applicable Laws. The obligations of the Company with respect to awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Board determines may be required.

20. Termination. No grant shall be made under this Plan more than 5 years after the effective date of this amendment of February 6, 2018, on which this Plan is first approved by the Board, but all grants effective on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

END OF DOCUMENT

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Appendix D

PROPOSAL NO. 6
AMENDMENT TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ENABLE STOCKHOLDERS TO CALL SPECIAL MEETINGS

Proposed Amendment to the Windstream Certificate

ARTICLE
Ten

For so long as any security of the Company is registered under Section 12 of the Securities Exchange Act of 1934: (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; and (ii) special meetings of stockholders of the Corporation may be called only by (A) the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or (B) holders of records of at least 20% aggregate of the outstanding capital stock of the Corporation, subject to the procedures and other requirements as provided in the Bylaws of the Corporation.

Corresponding Amendments to the Windstream Bylaws

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof.

Section 2. Special Meetings.

(a) Subject to this Section 2 of Article II, Special meetings of the stockholders may only be called in the manner provided in ARTICLE TEN of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b) Subject to this Section 2(b) and other applicable provisions of these Bylaws, a special meeting of stockholders shall be called by the secretary of the Corporation upon the written request (each such request, a “Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”) of one or more stockholders of record of the Corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty percent (20%) aggregate “net long position” of the capital stock issued and outstanding (the “Requisite Percentage”) for at least one year prior to the date such request is delivered to the Corporation (such period, the “One-Year Period”). For purposes of determining the Requisite Percentage, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of capital stock on the NASDAQ Stock Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding capital stock; and (y) the net long position of such holder shall be reduced by the number of shares of capital stock as to which such holder does not, or will not, have the right to vote or direct the vote at the Stockholder Requested Special Meeting or as to which such holder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section 2(b) and related provisions of these Bylaws shall be determined in good faith by the Board of Directors or its designees, which determination shall be conclusive and binding on the Corporation and the stockholders.

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(c) In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests must be signed by the Requisite Percentage of stockholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made and must be delivered to the secretary of the Corporation. The Special Meeting Request(s) shall be delivered to the secretary at the principal executive offices of the Corporation by nationally recognized private overnight courier service, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the Stockholder Requested Special Meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each such stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) set forth any material interest of each stockholder signing the Special Meeting Request in the business desired to be brought before the Stockholder Requested Special Meeting, (v) include documentary evidence that the stockholders requesting the special meeting own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the secretary of the Corporation; provided, however, that if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the secretary, (vi) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the Stockholder Requested Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such stockholder or beneficial owner to the extent of such reduction, (vii) contain any other information that would be required to be provided by a stockholder seeking to bring an item of business before an annual meeting of stockholders pursuant to Article II, Section 11 of these Bylaws, and, (viii) if the purpose of the Stockholder Requested Special Meeting includes the election of one or more Directors, contain any other information that would be required to be set forth with respect to a proposed nominee pursuant to Article III, Section 4 of these Bylaws. Each stockholder making a Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made is required to update such Special Meeting Request delivered pursuant to this Section 2 in accordance with the requirements of Article II, Section 11 and Article III, Section 4 of these Bylaws. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the Stockholder Requested Special Meeting by written revocation delivered to the secretary of the Corporation at the principal executive offices of the Corporation. If at any time after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked (whether by specific written revocation or by a reduction in the net long position held by such stockholder, as described above) valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Stockholder Requested Special Meeting.

(d) In determining whether Special Meeting Requests have met the requirements of this Section 2, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the requested special meeting and substantially the same matters proposed to be acted on at the Stockholder Requested Special Meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been delivered to the secretary within 60 days of the delivery to the secretary of the earliest dated Special Meeting Request relating to such item(s) of business.

(e) If none of the stockholders who submitted a Special Meeting Request appears or sends a qualified representative to present the item of business submitted by the stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).

(f) Except as provided in the next sentence, a Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such Stockholder Requested Special Meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percent are delivered to the secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, the secretary of the Corporation shall not be required to call a Stockholder Requested Special Meeting if (i) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary

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of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting, or (ii) the Special Meeting Request(s) (A) relate to an item of business that is not a proper subject for action by the stockholders under applicable law; (B) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law; or (C) do not comply with the provisions of this Section 2. The procedures set forth in this Section 2 are the exclusive means by which items of business may be raised by stockholders at a Stockholder Requested Special Meeting.

(g) Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Any notice relating to a special meeting appropriately called pursuant to this Section 2 shall describe the item or items of business to be considered at such special meeting. Business transacted at any special meeting shall be limited to the matters identified in the Corporation’s notice given pursuant to this Section 2; provided, however, that nothing herein shall prohibit the Board of Directors from including in such notice and submitting to the stockholders additional matters to be considered at any Stockholder Requested Special Meeting.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice, or notice by electronic transmission, stating the place, if any, date, time, if applicable, the means of remote communications and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail or, as provided below, by means of electronic transmission, by or at the direction of the Board of Directors, the chairman of the board, the president or the secretary. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholder given by the Corporation may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Notice shall be deemed to be delivered if mailed when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Notice given by electronic transmission shall be deemed to be delivered (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the stockholder. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority

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of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present at any meeting, the affirmative vote of a majority of votes cast on a subject matter at such meeting shall be the act of the stockholders on such matter, unless (i) by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case Section 2 of ARTICLE III hereof shall govern and control the approval of such subject matter.

Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11. Business Brought Before an Annual Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder actions, and the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely under this Section 11, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public announcement of such date was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, (ii) the reason for conducting such business and any material interest of the stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or Stockholder Associated Person therefrom, (iii) the name and address, as they

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appear on the Corporation’s books, of the stockholder proposing such business and of any Stockholder Associated Person, (iv) the class and number of shares of the Corporation which are beneficially owned by the stockholder and by any Stockholder Associated Person, (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation.

(b) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person directly or indirectly controlling, controlled by or under common control with, or directly or indirectly acting in concert with, such stockholder and (ii) any beneficial owner of shares of stock of the Corporation owned of record or otherwise by such stockholder.

(c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section; if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) promulgated under the ~~Securities~~ Exchange Act ~~of 1934 (the “Exchange Act”)~~.

(d) Except for proposals properly made in accordance with Rule 14a-8 promulgated under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, clause (a) of this Section 11 shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 2), and the only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Article III, Section 4 of these Bylaws.

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Appendix E

PROPOSAL NO. 7
AMENDMENTS TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS

Proposed Amendments to the Windstream Certificate

ARTICLE
Seven

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend, alter, change or repeal the Bylaws of the Corporation. ~~Any amendment, alteration, change or repeal of the Corporation’s Bylaws by the stockholders of the Corporation shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such amendment, alteration, change or repeal; provided, however, that Section 11 of ARTICLE TWO and Sections 2, 3, and 4 of ARTICLE THREE and ARTICLE SEVEN of the Corporation’s Bylaws shall not be amended, altered, changed or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two thirds of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such amendment, alteration, change or repeal.~~

ARTICLE
Eleven

[RESERVED] ~~Notwithstanding any other provisions of this Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate, the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to amend, alter, change or repeal ARTICLES EIGHT, TEN or THIRTEEN hereof, or this ARTICLE ELEVEN, or any provision thereof or hereof.~~

Conforming Amendment to the Windstream Bylaws

ARTICLE VII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these Bylaws by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of these Bylaws by the stockholders of the Corporation shall require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at a duly organized regular or special meeting of stockholders at which a quorum is present. ~~outstanding shares of the Corporation entitled to vote on such alteration or repeal; provided, however, that Section 11 of ARTICLE II and Sections 2, 3, and 4 of ARTICLE III and this ARTICLE VII of these Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such alteration or repeal~~.

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WINDSTREAM HOLDINGS, INC.
4001 NORTH RODNEY PARHAM ROAD
LITTLE ROCK, AR 72212

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WIN18

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be limited time available for voting, so please plan accordingly.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E41129-P04858	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WINDSTREAM HOLDINGS, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in the following proposal:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Samuel E. Beall, III	☐	☐	☐

	1b.	Jeannie Diefenderfer	☐	☐	☐

	1c.	Jeffrey T. Hinson	☐	☐	☐

	1d.	William G. LaPerch	☐	☐	☐

	1e.	Dr. Julie A. Shimer	☐	☐	☐

	1f.	Michael G. Stoltz	☐	☐	☐

	1g.	Tony Thomas	☐	☐	☐

	1h.	Walter L. Turek	☐	☐	☐

	1i.	Alan L. Wells	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

2.	To approve an advisory (non-binding) resolution on executive compensation.		☐	☐	☐

		For	Against	Abstain

3.

To approve an amendment to the Certificate of Incorporation of Windstream Holdings, Inc. to: (i) effect a reclassification (or reverse stock split) of our common stock, whereby each outstanding five (5) shares of common stock would be combined into and become one (1) share of common stock and (ii) reduce the total number of shares of common and preferred stock that Windstream may issue from 375,000,000 and 33,333,333, respectively, to 75,000,000 and 6,666,667, respectively.

		☐	☐	☐

4.	To approve an amendment to the Windstream 2006 Equity Incentive Plan to increase the authorized shares by 9,600,000 shares (or 1,920,000 post-reverse stock split shares if Proposal No. 3 is approved).	☐	☐	☐

5.	To approve an amendment to extend the term of Windstream’s Rights Plan designed to protect the substantial tax benefits of Windstream’s net operating loss carryforwards.	☐	☐	☐

6.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream Holdings, Inc., to enable stockholders to call special meetings of stockholders under certain circumstances.	☐	☐	☐

7.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream Holdings, Inc., to eliminate super-majority voting provisions.	☐	☐	☐

8.	To ratify the appointment of PricewaterhouseCoopers LLP as Windstream’s independent registered public accountant for 2018.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

9.	To allow stockholders to act by written consent without a meeting in certain circumstances, if properly presented at the Annual Meeting by the stockholder submitting the proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, 2017 Annual Report and Form 10-K are available at www.proxyvote.com.

E41130-P04858

Proxy — Windstream Holdings, Inc.

Notice of 2018 Annual Meeting of Stockholders
Monday, May 21, 2018
10:00 a.m. Central Daylight Time

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on May 21, 2018.

The undersigned hereby appoints Tony Thomas, Robert E. Gunderman and Kristi Moody, or either of them, with full power of substitution, as proxies and attorneys-in-fact with the power of substitution to represent the undersigned and to vote all of the undersigned's shares of voting stock at the Annual Meeting of Stockholders on May 21, 2018, and at any postponements or adjournments thereof, in accordance with and as more fully described in the Notice of 2018 Annual Meeting of Stockholders and the Proxy Statement, receipt of which is acknowledged. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3, 4, 5, 6, 7, and 8 and "AGAINST" Proposal 9.

Continued and to be signed on reverse side